EXHIBIT 1

Please note that the following is an unofficial English translation of the Japanese original text of the Extraordinary General Meeting of Shareholders of Toyohira Steel Corporation. This translation is provided for reference and convenience purposes only and without any assurance as to its accuracy or otherwise. In the event of any discrepancy between this translation and the Japanese original, the latter shall prevail.

(Securities Code: 5450)

January 11, 2011

To Our Shareholders

Mikio Sasada

Representative Director and President

Toyohira Steel Corporation

Hassamu 10-jo 13-chome 1-1 Nishi-ku,

Sapporo

NOTICE OF CONVOCATION OF

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

You are cordially invited to attend the Extraordinary General Meeting of Shareholders of Toyohira Steel Corporation (the “Company”), to be held as follows.

Rule 802 Legend

This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

In the event that you are unable to attend the meeting, you may exercise your voting rights in writing. Please read the attached REFERENCE DOCUMENTS FOR THE GENERAL MEETING OF SHAREHOLDERS, indicate your approval or disapproval of the proposal on the enclosed Voting Rights Exercise Form, and return the form to the Company by post no later than 5:15 p.m., Tuesday, January 25, 2011, Japan Time.

1.	Time and Date:	10:00 a.m., Wednesday, January 26, 2011

2.	Place:	Toyohira Steel Corporation, 3F Conference Room
Hassamu 10-jo 13-chome 1-1 Nishi-ku, Sapporo
(Please refer to a map on the closing page.)

3.	Agenda of the Meeting:
Matters to be resolved:
	Proposal:	Approval of Share Exchange Agreement between Toyohira Steel Corporation and JFE Steel Corporation

(Exercise of voting rights)

For those attending, please present the enclosed Voting Rights Exercise Form to the reception at the meeting. In the event that you wish to be represented by a proxy, you may appoint only one person as proxy who must be a Company shareholder. Your proxy shall be respectfully requested to submit a proxy certificate together with your Voting Rights Exercise Form at the reception.

(Note)

Please note that if any amendment is made to the REFERENCE DOCUMENTS FOR THE GENERAL MEETING OF SHAREHOLDERS by the day before the meeting, the amended information will be posted on the Company’s Website (http://www.toyohira.co.jp).

Reference Documents for the General Meeting of Shareholders

Proposal: Approval of Share Exchange Agreement between Toyohira Steel Corporation and JFE Steel Corporation

The Company and JFE Steel Corporation (“JFE Steel”, and together with the Company “Both Companies”) resolved, at JFE Steel’s Board of Directors meeting held on November 26, 2010 and at the Company’s respective Board of Directors meeting held on November 30, 2010, respectively, to implement a share exchange (the “Share Exchange”) pursuant to a share exchange agreement entered into by JFE Steel and the Company today (the “Share Exchange Agreement”), under which JFE Steel will become the wholly owning parent of the Company and the Company will become a wholly owned subsidiary of JFE Steel.

In line with the proceeding above, the Company would like to ask our shareholders of approval for the Share Exchange Agreement.

The Share Exchange is scheduled to become effective as of February 17, 2011. The Share Exchange was approved at a General Meeting of Shareholders of JFE Steel held on December 1, 2010 (resolution in writing in accordance with the provision of Paragraph 1 of Article 319 of the Japanese Companies Act).

With shareholders of the Company approving this proposal, JFE Steel will become the wholly owing parent of the Company as of February 17, 2011. Accordingly, the Company will become a wholly owned subsidiary of JFE Steel. The stock of the Company is expected to be delisted on February 14, 2011 prior to the effective date of the Share Exchange (the last trading date will be February 10, 2011). Shares of common stock of JFE Holdings, Inc. (“JFE Holdings”), a wholly owing parent company of JFE Steel will be allotted to our shareholders for a consideration of the Share Exchange.

1. Reason for conducting a share exchange

The Company has two mainstay lines of business: the Steel Bar Business to manufacture and sell steel bars for reinforced concrete and the Bridge and Industrial Machinery Business to manufacture and sell steel-made bridges and industrial machinery. The Company plays a part in the JFE Group’s steel business strategy and has established a firm position as a regional enterprise in Hokkaido as a major steel bar manufacturer.

In recent years, however, the business environment surrounding the Company has become increasingly stringent and the Company has had unfavorable business results, considerably affected by a sharp drop in market scale due to sluggish demand for construction and a reduction in public works projects.

In these circumstances, JFE Steel and the Company have engaged in deliberations to determine the best means to further develop both companies on an ongoing basis.

As a result, the companies achieved a shared recognition that it would be essential for both to respond more swiftly to changes in the market structure, integrate the group-wide business strategy of the JFE Group and continue to carry out flexible measures that better match their future business environment. As the Company has no prospects of investing in a large-scale project at this time, its need for raising funds in capital markets is small. In view of the aforementioned factors, it was determined that JFE Steel would make the Company a wholly owned subsidiary thereof through a share exchange. Both companies believe that this share exchange will contribute to increasing the corporate value of the Company and the JFE Group.

JFE Steel, which will become the wholly owning parent of the Company via the share exchange, is a steel manufacturer ranked second in Japan in crude steel output and currently holds 50.48% of the Company’s shares issued. JFE Steel is highly competitive internationally, thanks to the respective strengths of its two major steelworks—one in eastern Japan and the other in western Japan. JFE Steel produces and sells a wide range of high-value-added products and “Only One” and “Number One” products by taking advantage of its world-class technology and product development capability. JFE Holdings, the issuer of shares as the consideration to be delivered by JFE Steel to the Company’s shareholders, is the holding company of the JFE Group, which retains many operational companies including JFE Steel and JFE Engineering Corporation.

2. Content of the Share Exchange Agreement

The text of the Share Exchange Agreement, which was entered into on November 30, 2010, by and between JFE Steel and the Company, is as shown below.

Share Exchange Agreement (Copy)

JFE Steel (located at 2-3, Uchisaiwai-cho 2-chome, Chiyoda-ku, Tokyo; hereinafter “JFE Steel”) and Toyohira Steel Corporation (located at Hassamu 10-jo 13-chome 1-1 Nishi-ku, Sapporo, Hokkaido; hereinafter “Toyohira”) shall agree and enter into the agreement (“This Agreement”) regarding the share exchange between JFE Steel and Toyohira as described below.

Article 1 (Share Exchange)

JFE Steel and Toyohira shall conduct a share exchange (hereinafter the “Share Exchange”) in accordance with This Agreement so that JFE Steel becomes the wholly owning parent of Toyohira and Toyohira becomes a wholly owned subsidiary of JFE Steel. JFE Steel shall acquire all Toyohira’s shares issued via the Share Exchange (excluding those currently held by JFE Steel).

Article 2 (Shares to Be Delivered in Association with the Share Exchange and Allocation Thereof)

1.	JFE Steel shall deliver shares of common stock of JFE Holdings, Inc. (hereinafter “JFE Holdings”), the wholly owning parent of JFE Steel, to Toyohira’s shareholders (excluding JFE Steel; hereinafter the same shall apply) by multiplying the total number of shares held thereby of Toyohira’s common stock by 0.071 at a time immediately before the acquisition (hereinafter the “Reference Time”) of all the Toyohira shares issued (excluding those held by JFE Steel) by JFE Steel via the Share Exchange, to replace the shares of Toyohira’s common stock held thereby.

2.	In conducting the Share Exchange, JFE Steel shall allot 0.071 share of JFE Holdings’ common stock for each share of Toyohira’s common stock that Toyohira’s shareholders hold to each of Toyohira’s shareholders at the Reference Time.

3.	In case of the preceding paragraph, should a fraction of less than one share occur in the number of shares of JFE Holdings’ common stock to be allotted by JFE Steel to Toyohira’s shareholders who are identified therein, cash (fraction thereof less than one yen shall be rounded up, as required) corresponding to the amount obtainable by multiplying the fair market value of one JFE Holdings’ share by such fraction shall be delivered to each applicable Toyohira shareholder rather than the delivery of JFE Holdings’ shares corresponding to the fraction. In this paragraph, “fair market value” shall mean the price per share established in the transactions of JFE Holdings’ shares at the Tokyo Stock Exchange on the day preceding the Effective Date (which is defined in Article 4 below; hereinafter the same shall apply). (Should such an established price not exist on the day preceding the Effective Date, the established price existing on the closest day prior to the Effective Date shall apply.)

Article 3 (Handling of Toyohira’s Treasury Stock)

In the case that the consent in writing of all the JFE Steel shareholders, as set forth in Article 5, Paragraph 1, of This Agreement, is obtained and a resolution at Toyohira’s Extraordinary General Meeting of shareholders, as set forth in Article 5, Paragraph 2, of This Agreement, is adopted, Toyohira shall cancel as of the Reference Time, by resolution at the Board of Directors meeting to be held by the day preceding the Effective Date, all the shares of treasury stock that Toyohira holds at the Reference Time (including those shares that Toyohira will obtain in response to the request for share buyback by any of Toyohira’s shareholders in accordance with Article 785 of the Companies Act).

Article 4 (Effective Date)

1.	The due date for making the Share Exchange effective (hereinafter the “Effective Date”) shall be February 17, 2011. Provided, however, that the Effective Date is subject to change through consultations between JFE Steel and Toyohira if so required depending on the progress of the Share Exchange procedure or for some other reason.

2.	If the Effective Date is changed pursuant to the provisory clause in the preceding paragraph, Article 790 of the Companies Act shall be complied with.

Article 5 (General Meeting of Shareholders)

1.	JFE Steel shall submit a proposal on approval of This Agreement and other matters considered necessary for the Share Exchange in accordance with Article 319, Paragraph 1, of the Companies Act and seek the consent thereon in writing of all the JFE Steel shareholders by December 1, 2010. Provided, however, that the Effective Date is subject to change through consultations between JFE Steel and Toyohira if so required depending on the progress of the Share Exchange procedure or for some other reason.

2.	Toyohira shall seek approval for This Agreement and resolution for other matters considered necessary for the Share Exchange at the Extraordinary General Meeting of shareholders to be held on January 26, 2011. Provided, however, that the Effective Date is subject to change through consultations between JFE Steel and Toyohira if so required depending on the progress of the Share Exchange procedure or for some other reason.

Article 6 (Management of Corporate Properties, etc.)

JFE Steel and Toyohira shall continuously execute their respective business operations and conduct the management and operation of their respective properties, with the sufficient care of good managers in the period from the date of signing This Agreement until the Effective Date. Any action that could have a significant effect on any property and the rights and/or obligations of the respective parties shall be addressed through prior consultations between the parties.

Article 7 (Change to the Conditions of the Share Exchange and Termination of This Agreement)

During the period from the date of signing This Agreement until the Effective Date, should any significant change to the financial conditions or management circumstances of either JFE Steel or Toyohira occur due to any cause such as an act of God, should any serious problems occur in the execution of the Share Exchange or should the achievement of This Agreement become difficult in any way, any conditions of the Share Exchange may be changed or This Agreement may be terminated through consultations between the parties.

Article 8 (Validity of This Agreement)

This Agreement shall become void and invalid in case (i) the proposed consent in writing of all the JFE Steel shareholders on approval of This Agreement and other matters considered necessary for the Share Exchange, as set forth in Article 5, Paragraph 1, of This Agreement, is not obtained; (ii) the resolution for This Agreement and other matters considered necessary for the Share Exchange, as set forth in Article 5, Paragraph 2, of This Agreement, is not adopted at Toyohira’s Extraordinary General Meeting of shareholders; or (iii) a license, a permit, a registration or an approval from the competent authorities, which is necessary for the execution of the Share Exchange, cannot be obtained.

Article 9 (Governing Laws)

1.	This Agreement shall be governed by Japanese laws and interpreted in accordance with the relevant Japanese laws.

2.	If a dispute arises out of or in connection with the performance or interpretation of This Agreement, the dispute shall be referred to the Tokyo District Court as the exclusive jurisdiction for the first instance.

Article 10 (Matters for Consultation between the Parties)

Any matters other than those stipulated in This Agreement that would be necessary to conduct the Share Exchange shall be determined through consultations between JFE Steel and Toyohira in accordance with the purpose of This Agreement.

IN WITNESS WHEREOF, This Agreement has been executed in duplicate with the respective signatures and seals thereon, with one copy to be held by each party.

November 30, 2010

JFE Steel:
Eiji Hayashida, Representative Director, President and CEO (Seal)
JFE Steel Corporation
2-3, Uchisaiwai-cho 2-chome, Chiyoda-ku, Tokyo
Toyohira:
Mikio Sasada, Representative Director and President (Seal)
Toyohira Steel Corporation
Hassamu 10-jo 13-chome 1-1 Nishi-ku, Sapporo, Hokkaido

3. Outline of the content set forth in Article 184 of the Ordinance for Enforcement Regulations for the Companies Act

(1) Matters regarding the reasonableness of the consideration for exchange

1) Reasonableness of the total number or total amount of the consideration for exchange

To ensure the fairness and appropriateness of the share exchange ratio associated with the Share Exchange, the Company selected Mizuho Securities Co., Ltd. (hereinafter “Mizuho”), and JFE Steel selected Nikko Cordial Securities Inc. (hereinafter “Nikko Cordial”) as their respective independent third-party valuation institutions.

Mizuho calculated the share exchange ratio for the Company using the average market share price method, the discounted cash flow method (hereinafter the “DCF method”) and the comparable peer company method, and for JFE Holdings using the average market share price method. With regard to the average market share price method, Mizuho adopted the simple average of closing prices of both corporations’ shares for the closing prices at Securities membership Corporation Sapporo Securities Exchange (hereinafter “Sapporo Securities Exchange”) for the past one-week period, the past one-month period, the past three-month period and the past six-month period for the Company, and for the closing prices at the Tokyo Stock Exchange Group, Inc. (hereinafter “Tokyo Stock Exchange”) for the past one-week period, the past one-month period, the past three-month period and the past six-month period for JFE Holdings, with the base date for both being November 22, 2010. The Company’s profit plan, which was referred to in Mizuho’s calculation using the DCF method, is prepared with projections of a considerable increase/decrease in profits assuming that the local economy in Hokkaido will remain sluggish for a while but that the Company’s business environment will turn for the better after a while. Mizuho, however, has not independently verified the precision, appropriateness and/or feasibility of the profit plan.

The following table represents the valuation ranges of the respective calculation methods utilized to generate the share exchange ratio assuming that the stock value per share of JFE Holdings shares is one

Calculation method	Valuation ranges for share exchange ratio
Average market share price method	0.049–0.054
DCF method	0.071–0.097
Comparable peer company method	0.059–0.073

In calculating the share exchange ratio, Mizuho assumed that information provided by both JFE Steel and the Company, as well as publicly available information, is precise and complete, and that there is nothing undisclosed to Mizuho with regard to the facts that might have a significant impact on the calculation of the share exchange ratio or the like. It is also assumed that, with regard to the assets and liabilities of JFE Holdings, the Company and their subsidiaries and affiliated companies, Mizuho did not evaluate or appraise such information. Furthermore, Mizuho worked under the assumption that the financial forecasts of the Company were calculated in a reasonable manner using the best available projections and judgment at the time such forecasts were made and that the calculations reflected the information and economic circumstances as of November 22, 2010. The results of the valuation generated by Mizuho do not represent an opinion regarding the fairness or appropriateness of the share exchange ratio associated with the Share Exchange.

Meanwhile, Nikko Cordial calculated the share exchange ratio for JFE Holdings using the average market share price method and the comparable peer company method and for the Company using the average market share price method, the comparable peer company method and the DCF method. With regard to the average market share price method, Nikko Cordial adopted the simple average of closing prices of both corporations’ shares for the closing prices at the Sapporo Securities Exchange for the past one-month period and the past three-month period for the Company, and for the closing prices at the Tokyo Stock Exchange for the past one-month period and the past three-month period for JFE Holdings, with the base date for both being November 22, 2010.

The following table represents the valuation ranges of the respective calculation methods utilized to generate the share exchange ratio assuming that the stock value per share of JFE Holdings shares is one.

Valuation method		Valuation ranges for share exchange ratio
JFE Holdings	Toyohira
Average market share price method	Average market share price method	0.051–0.053
Comparable peer company method	Comparable peer company method	0.065–0.072
Average market share price method	DCF method	0.071–0.077

In calculating the share exchange ratio, Nikko Cordial, in principle, employed all of the information supplied by both companies and publicly available information and assumed that such materials and information adopted are precise and complete, and that there is nothing undisclosed to Nikko Cordial with regard to the facts that might have a significant impact on the calculation of the share exchange ratio or the like. Consequently, Nikko Cordial has not independently verified such preciseness and/or completeness of the materials and information.

With regard to the individual assets and liabilities (including contingent liabilities) of JFE Holdings, the Company and their subsidiaries and affiliated companies, Nikko Cordial did not evaluate, appraise or assess this information, nor did it request a third-party valuation institution to evaluate or appraise such information, including analysis and valuation thereof. Furthermore, Nikko Cordial worked under the assumption that the financial forecasts of the Company were calculated in a reasonable manner using the best available projections and judgment at the time such forecasts were made and that the calculations reflected the information and economic circumstances as of November 22, 2010. The results of the valuation generated by Nikko Cordial do not represent an opinion regarding the fairness or appropriateness of the share exchange ratio associated with the Share Exchange.

The Company’s profit plan, which was submitted to Mizuho and Nikko Cordial as reference material to help them calculate the share exchange ratio using the DCF method, includes several fiscal years for which a considerable increase/decrease in profits is indicated. This is because the profit plan is prepared based on the assumption that demand in Hokkaido will remain sluggish for a while but that an improvement in business performance is anticipated after a while due to an uptick in the Company’s business environment, cost-reduction effects and other positive factors.

JFE Steel and the Company carefully reviewed the analysis results of each independent third-party valuation institution and reviewed the financial conditions, business performance trends and stock price movements of the Company and JFE Holdings. After prudent negotiations and deliberations, both companies concluded that the share exchange ratio specified in Article 2 of the Share Exchange Agreement is appropriate and that the Share Exchange would be beneficial for both sets of shareholders. Consequently, the share exchange ratio thus determined was approved by JFE Steel at its Board of Directors meeting held on November 26, 2010, and by the Company at its Board of Directors meeting held on November 30, 2010, thereby jointly passing a resolution on the share exchange ratio associated with the Share Exchange.

Please note that JFE Steel and the Company may modify the share exchange ratio in the Share Exchange upon mutual consent if a significant change occurs to any of the conditions that were the original basis of its calculation.

2) Reason for having selected JFE Holdings’ shares as the consideration for exchange

The selection of shares of JFE Holdings as the consideration of the Share Exchange took into account the following factors: (i) the shares of JFE Steel, an unlisted company, would provide the Company’s minority shareholders with poor liquidity if selected as the consideration; (ii) protection of the interests of the Company’s shareholders such as being the beneficiary of possible synergies that would result from the conversion of the Company into a wholly owned subsidiary; and (iii) the need to maintain capital relations with the wholly owning parent, JFE Holdings.

3) Precautions to ensure that the interests of the Company’s shareholders are not prejudiced

(a) Measures to ensure fairness

JFE Steel holds 50.48% of the total shares issued of the Company’s common stock.

In implementing the Share Exchange, the Company requested Mizuho as an independent third-party valuation institution to calculate the share exchange ratios, as described in 3 (1) 1) above in to ensure the fairness and appropriateness of the share exchange ratio associated with the Share Exchange. Thereafter, the Company conducted deliberations and negotiations with JFE Steel in reference to the results of calculations for the Share Exchange and resolved, at the Board of Directors meeting held on November 30, 2010, to conduct the Share Exchange at the share exchange ratio specified in Article 2 of the Share Exchange Agreement.

The Company did not obtain an opinion on the fairness of the share exchange ratio (the so-called Fairness Opinion) from Mizuho.

The Company has selected and received legal advice from its legal adviser, Nishimura & Asahi, with regard to appropriate procedures of the Share Exchange and the methods and steps of decision-making.

(b) Precautions to avoid conflicts of interest

As the Company is a subsidiary of JFE Steel, Corporate Auditor Yoshitaka Imai, who concurrently is an employee of JFE Steel, did not participate in the deliberation at the meeting held on November 30, 2010, from the viewpoint of avoiding any conflict of interest. All the Directors and the Corporate Auditors (two External Corporate Auditors) excluding Mr. Imai attended the Board meeting, and all the Directors present unanimously passed the resolution to sign the Share Exchange Agreement. The Corporate Auditors (two External Corporate Auditors) other than Mr. Imai expressed their opinion that they had no objection to the Share Exchange.

Furthermore, at the Board of Directors meeting held on November 30, 2010, the Board received an opinion regarding the Share Exchange from Independent Officer Yasuo Furutachi, who has no specific interest in JFE Steel, the Company’s majority shareholder, before the above resolution was adopted. He expressed his view that the Share Exchange seems not at all problematic from the viewpoint of protecting the interests of minority shareholders because the purpose thereof is carefully examined from the viewpoint of increasing The Company’s corporate value; the agreed share exchange ratio is within the valuation ranges in the analysis results submitted by the third-party valuation institution Mizuho and takes into account the negotiations/consultation processes with JFE Steel; and there is no unreasonable or illogical cause in the explanation given by the Company’s management about its behavior having taken care of the minority’s interests through such negotiations and consultations. The Board of Directors therefore passed the above resolution after careful deliberation at the meeting and taking into account Mr. Furutachi’s opinion.

In addition, the Company was advised regarding measures to avoid conflict of interests including a method for making the resolution at respective Board of Directors meeting mentioned above by Nishimura & Asahi as their retained legal advisor.

4. Matters relating to the consideration of the share exchange

(1) Articles of Incorporation of JFE Holdings

CHAPTER I    GENERAL PROVISIONS

Article 1. Trade Name

1.	The name of the Company shall be JFE Holdings Kabushiki Kaisha.

2.	In English the name of the Company shall be expressed as JFE Holdings, Inc.

Article 2. Purposes

The purposes of the Company shall be to control and manage the business activities of domestic and foreign companies that undertake the following business, through the holding of shares or other equity interest in such companies:

(1)	Production and sale of iron and steel;

(2)	Production and sale of ferroalloy, non-ferrous metals and ceramics;

(3)	Mining, processing and sale of iron ore and other minerals;

(4)	Design, production, sale and repair of all types of ships and construction vehicles;

(5)	Design, production, sale and repair of industrial machinery and equipment (such as gas supply plants and iron and steelworks), environmental health facilities (such as waste disposal facilities and water treatment facilities) and all types of iron and steel structures (such as bridges and construction frames), as well as contracting for work related thereto;

(6)	Planning, design and management of civil engineering and construction work, and the contracting for work related thereto;

(7)	Sale, purchase, letting, leasing, brokerage and management of real property; and planning, design and management of urban development work, and contracting third parties to perform work relating thereto;

(8)	Production, processing and sale of chemical products such as tar, pitch, crude light oil, benzene, carbon products, engineering plastics, magnetic materials such as iron oxide and ferrite, catalysts and chemical fertilizers, and of the raw materials for such products;

(9)	Production and sale of computers, computer peripherals and components for electronic appliances;

(10)	Planning, development, sale and maintenance of data and telecommunication systems, and telecommunication business;

(11)	General and industrial waste disposal business and waste recycling business;

(12)	Supply of electricity;

(13)	Production and sale of gas;

(14)	Production, sale, export and import of medical equipment and related peripheral equipment;

(15)	Operation of facilities for study and training, medical treatment, sports and parking etc.; planning and holding of events; and general travel agency business;

(16)	Warehousing business, security business and comprehensive leasing business;

(17)	Sale, research and development of technology and know-how relating to any of the above subparagraphs, and accepting the delegation of any of the foregoing; and

(18)	Any business incidental or relating to any of the above subparagraphs.

2.	The Company engages in the business of money lending.

3.	The Company may carry out any business incidental or relating to any of the above paragraphs.

Article 3. Location of Head Office

The head office of the Company shall be located at Chiyoda-ku, Tokyo.

Article 4. Organizations

The Company shall establish the following organizations.

(1)	Board of Directors

(2)	Corporate Auditor

(3)	Board of Corporate Auditors

(4)	Accounting Auditor

Article 5. Method of Giving Public Notice

The means of public notices of the Company shall be electronic public notices. Provided, however, that if the Company is prevented from giving such public notices in the form of electronic public notices due to an accident or for some other unavoidable reasons, public notices shall be given in the Nihon Keizai Shimbun.

CHAPTER II    SHARES

Article 6. Total Number of Shares That May be Issued

The total number of shares that may be issued by the Company shall be two billion, two hundred and ninety eight million (2,298,000,000) shares.

Article 7. Acquiring of Own Shares

The Company may, in accordance with Paragraph 2 of Article 165 of the Companies Act, and by resolution of the Board of Directors, acquire its own shares.

Article 8. Number of Unit Share

The Company shall deem one unit of shares to consist of one hundred (100) shares for which a shareholder may exercise a voting right at the General Meeting of Shareholders.

Article 9. Increase of Fractional Unit Share to One Unit

Any shareholder of the Company holding Fractional Unit Share may, in accordance with the rules prescribed by the Board of Directors, make a demand that the Company sell to that shareholder such number of shares as may, together with the number of such Fractional Unit Share held, constitute the number of unit share. Provided, however, that this shall not apply where the Company does not hold the sufficient number of its own shares to sell.

Article 10. Shareholder Register Manager

1.	The Company shall appoint a shareholder register manager.

2.	The shareholder register manager and the place of business of the shareholder register manager shall be determined by the Board of Directors.

3.	The preparation, storing and other administration of the shareholder register and the right to subscribe for new shares original list of the Company shall be contracted to the shareholder register manager, and not directly conducted by the Company itself.

Article 11. Handling of Shares

The handling and fees of the shares of the Company shall be in accordance with the rules prescribed by the Board of Directors in addition to the law and regulation and the Articles of Incorporation.

CHAPTER III    GENERAL MEETINGS OF SHAREHOLDERS

Article 12. Time and Location of Convocation

1.	An Ordinary General Meeting of Shareholders shall be convened in June of each year, and an Extraordinary General Meeting of Shareholders may be convened from time to time whenever necessary.

2.	The General Meeting of Shareholders shall be convened within the 23 wards of Tokyo.

Article 13. Record Date of Ordinary General Meetings of Shareholders

Shareholders with voting rights whose names have been entered or recorded in the shareholder register as of the close of business on March 31 each year shall be entitled to exercise voting rights at the Ordinary General Meeting of Shareholders relating to the business year on March 31 of the year concerned.

Article 14. Person to Convene Meeting and Chairperson

The President-and-Director shall convene General Meetings of Shareholders in accordance with the resolutions of the Board of Directors, and shall serve as chairperson of such meetings. Provided, however, that if the President-and-Director is prevented from doing so, one of the other Directors shall convene and serve as chairperson for such meeting in the order previously fixed by the Board of Directors.

Article 15. Disclosure of Reference Materials for General Meetings of Shareholders over the Internet and Deemed Provision

Upon convocation of the General Meetings of Shareholders, the Company may deem that the information in relation to items specified or indicated in the reference materials for General Meetings of Shareholders, business reports, financial statements and consolidated financial statements is provided to the shareholders by disclosing them using the Internet in accordance with the provisions in the ordinance of the Ministry of Justice.

Article 16. Method of Resolutions

1.	Unless otherwise provided for by law or regulation or the Articles of Incorporation, any resolution of General Meetings of Shareholders shall be adopted by a majority of the voting rights of the shareholders present thereat who may exercise their voting right.

2.	The resolution mentioned in Paragraph 2, Article 309 of the Companies Act shall be adopted by a vote of two-thirds (2/3) or more of the voting rights of those shareholders who attend the General Meetings of Shareholders, at which shareholders having not less than one-third (1/3) of the total voting rights of shareholders who may exercise their voting rights shall attend.

Article 17. Exercise of Voting Rights by Proxy

A shareholder may exercise its voting rights at a General Meeting of Shareholders by one proxy who shall be a shareholder of the Company having voting rights. In such event, a power of attorney authorizing such proxy shall be presented in writing to the Company for each General Meeting of Shareholders.

Article 18. Minutes

The substance of the proceedings of General Meetings of Shareholders, all resolutions made thereat and any other matters provided for by law and regulation shall be stated in minutes of the meetings.

CHAPTER IV    DIRECTORS AND BOARD OF DIRECTORS

Article 19. Number

The Company shall have not more than twelve (12) Directors.

Article 20. Appointment

1.	The Directors shall be appointed at a General Meeting of Shareholders.

2.	The appointment of the Directors shall require the presence of shareholders having not less than one third (1/3) of the total voting rights of shareholders who may exercise their voting rights, and shall not be made by cumulative voting.

Article 21. Term of Office

The term of office of each Director shall expire at the close of the Ordinary General Meeting of Shareholders relating to the last business year which ends within one (1) year after that Director’s appointment.

Article 22. Representative Directors and Directors with Executive Powers

1.	The Representative Directors shall be elected by resolution of the Board of Directors.

2.	One Chairman of the Board of Directors and one President-and-Director may be elected by resolution of the Board of Directors.

Article 23. Remuneration and Other Allowance

The remuneration, bonus and other property benefit for Directors received from the Company as consideration of their execution of duty (hereinafter referred to as “Remuneration and other allowance”) shall be determined by resolution of the General Meeting of Shareholders.

Article 24. Notice of Convocation

1.	A notice of convocation of a meeting of the Board of Directors shall be sent three (3) days prior to the date of the meeting to each of the Directors and the Corporate Auditors. Provided, however, that in an emergency the notice period may be shortened.

2.	A meeting of the Board of Directors may be held without following the convocation procedure with the unanimous consent of all the Directors and the Corporate Auditors.

Article 25. Person to Convene Meeting and Chairperson

The Chairman of the Board of Directors shall convene meetings of the Board of Directors, and serve as chairperson of such meetings. Provided, however, that if the Chairman of the Board of Directors is prevented from doing so, or such office is vacant, the President-and Director or one of the other Directors as previously fixed by the Board of Directors shall act in his or her place in such order.

Article 26. Method of Resolutions

Any resolution at the meeting of the Board of Directors shall be adopted by a majority vote of the Directors present thereat, provided that those Directors present shall constitute a majority of the Directors who may vote on the said resolution matter.

Article 27. Omission of Resolution

The Company shall deem that a resolution of the Board of Directors to approve the resolution matter has been obtained if all of the Directors (limited to those who may vote on the said resolution matter) have consented to the said resolution matter in writing or in electromagnetic record. Provided, however, that this shall not apply if any Corporate Auditor has lodged an objection to the said resolution matter.

Article 28. Minutes

The substance of the proceedings at the meetings of the Board of Directors, all resolutions made thereat and any other matters provided for by law and regulation shall be stated in minutes of meeting, and the Directors and Corporate Auditors present thereat shall affix their names and seals thereto.

Article 29. Rules of the Board of Directors

Matters concerning the Board of Directors shall be in accordance with the rules prescribed by the Board of Directors.

Article 30. Exemption of Directors from Liability

1.	The Company may, in accordance with Paragraph 1 of Article 426 of the Companies Act, and by resolution of the Board of Directors, exempt the Directors (including those who were Directors) from liability under Paragraph 1 of Article 423 of the Companies Act, to the extent permitted by law and regulation.

2.	The Company may, in accordance with Paragraph 1 of Article 427 of the Companies Act, execute the agreement with the Outside Directors to limit the liability provided for in Paragraph 1 of Article 423 of the Companies Act. Provided, however, that the maximum amount of the liability in accordance with the said agreement shall be the amount provided for by laws and regulations.

CHAPTER V    CORPORATE AUDITORS AND BOARD OF CORPORATE AUDITORS

Article 31. Number

The Company shall have not more than six (6) Corporate Auditors.

Article 32. Appointment

1.	The Corporate Auditors shall be appointed at a General Meeting of Shareholders.

2.	The appointment of Corporate Auditors shall require the presence of shareholders having not less than one third (1/3) of the voting rights of shareholders who may exercise their voting rights.

Article 33. Term of Office

The term of office of each Corporate Auditors shall expire at the close of the Ordinary General Meeting of Shareholders relating to the last business year which ends within four (4) years after that Corporate Auditor’s appointment.

Article 34. Full-Time Corporate Auditors

Full-time Corporate Auditors shall be elected by a resolution of the Board of Corporate Auditors.

Article 35. Remuneration and Other Allowance

The Remuneration and other allowance for Corporate Auditors shall be determined by resolution of the General Meeting of Shareholders.

Article 36. Notice of Convocation

1.	A notice of convocation of a meeting of the Board of Corporate Auditors shall be sent three (3) days prior to the date of the meeting to each of the Corporate Auditors. Provided, however, that in an emergency the notice period may be shortened.

2.	A meeting of the Board of Corporate Auditors may be held without following the convocation procedure with the unanimous consent of all the Corporate Auditors.

Article 37. Person to Convene Meeting and Chairperson

A Corporate Auditor as determined in advance by the Board of Corporate Auditors shall convene meetings of the Board of Corporate Auditors, and serve as chairperson of such meetings. Provided, however, that where necessary one of the other Corporate Auditors may convene and serve as chairperson of the meeting.

Article 38. Method of Resolutions

Unless otherwise provided for by law or regulation, any resolution at the meeting of the Board of Corporate Auditors shall be adopted by a majority vote of the Corporate Auditors in office.

Article 39. Minutes

The substance of the proceedings at the meetings of the Board of Corporate Auditors, all resolutions made thereat and any other matters provided for by law and regulation shall be stated in minutes of meeting, and the Corporate Auditors present thereat shall affix their names and seals thereto.

Article 40. Rules of the Board of Corporate Auditors

Matters concerning the Board of Corporate Auditors shall be in accordance with the rules prescribed by the Board of Corporate Auditors.

Article 41. Exemption of Corporate Auditors from Liability

1.	The Company may, in accordance with Paragraph 1 of Article 426 of the Companies Act, and by resolution of the Board of Directors, exempt the Corporate Auditors (including those who were Corporate Auditors) from liability under Paragraph 1 of Article 423 of the Companies Act, to the extent permitted by law and regulation.

2.	The Company may, in accordance with Paragraph 1 of Article 427 of the Companies Act, execute the agreement with the Outside Corporate Auditors to limit the liability provided for in Paragraph 1 of Article 423 of the Companies Act. Provided, however, that the maximum amount of the liability in accordance with the said agreement shall be the amount provided for by law and regulation.

CHAPTER VI    ACCOUNTS

Article 42. Business Year

The business year of the Company shall be one (1) year from April 1 of each year through March 31 of the immediately following year.

Article 43. Dividends of Surplus

Dividends of surplus shall be paid to the shareholders or registered share pledgees whose names have been entered or recorded in the shareholder register as of the close of business on March 31 each year.

Article 44. Interim Dividends

The Company may, by resolution of the Board of Directors, pay dividends of surplus in accordance with the provision of Paragraph 5 of Article 454 of the Companies Act to the shareholders or registered share pledgees whose names have been entered or recorded in the shareholder register as of the close of business on September 30 each year.

Article 45. Relief from Obligation to Pay Dividends

If any dividend assets that are monetary remain unreceived for three (3) full years from the commencement date for payment thereof, the Company shall be relieved of the obligation to pay such dividend.

- END -

(2)	Total number of voting rights and other equivalent rights that are expected to be held by the shareholders of the corporations concerned assuming that a General Meeting of Shareholders of JFE Holdings or any other equivalent meeting is held on the due date when the Share Exchange is made effective.

5,219,166 rights as of March 31, 2010

(3)	Financial statements for the last fiscal year of JFE Holdings, Inc.

Business Report for 8th fiscal year

(From April 1, 2009 to March 31, 2010)

1. Overview of the Corporate Group

(1) Business progress and results, and tasks requiring attention

[Performance of the Group]

The JFE Group, guided by its corporate mission of contributing to society with the world’s most innovative technology, continued to achieve sustainable growth and improved corporate value for its shareholders and all other stakeholders.

When the global recession took hold two years ago, the group rapidly implemented extensive cost reductions. At the same time, both production and sales were broadly adjusted to match declines in demand. This included the idling of two blast furnaces by JFE Steel Corporation. Thereafter, however, the group quickly capitalized on rising demand in fast-recovering Asian emerging economies, focusing on exports of high grade steel to these markets. As a result of such actions, JFE Holdings achieved a current-account surplus despite the severe business environment in the fiscal year ended March 31, 2010.

Each operational company has developed their activities suited to their business characteristics and the environments surrounding them.

<Performance of JFE Steel Corporation>

JFE Steel Corporation saw consolidated crude steel output decline year on year to 28.35 million tons. Demand decreased both in Japan and overseas in the first half of the fiscal year, although upward momentum was seen in the second half. Consolidated net sales fell to 2,281.4 billion yen as sales volumes and prices contracted. Consolidated ordinary income declined to 32.3 billion yen despite lower raw-material prices and efforts to improve earnings.

<Performance of JFE Engineering Corporation>

JFE Engineering Corporation saw consolidated net sales fall to 294.2 billion yen in the recessionary business environment. Consolidated ordinary income, however, rose to 13.3 billion yen thanks to the reduction of fixed costs through the restructuring and consolidation of group companies and the reduction of project costs.

< Performance of Universal Shipbuilding Corporation>

Universal Shipbuilding Corporation increased consolidated net sales to 286.7 billion yen, largely the result of delivering 32 new vessels and partly due to the expanded application of percentage-of-completion accounting. Consolidated ordinary income grew to 25.0 billion yen, underpinned by company-wide efforts to improve earnings. Consolidated ordinary income including the effects of goodwill amortization came to 21.5 billion yen.

<Performances of other operational companies>

JFE Urban Development Corporation saw consolidated net sales climbed to 26.9 billion yen due mainly to increased delivery of condominiums. Consolidated ordinary loss of 1.8 billion yen, however, reflected the condominium market’s overall downward trend despite improvement seen during the year.

Kawasaki Microelectronics, Inc. saw consolidated net sales fell to 24.6 billion yen due to the chronically tight market. Consolidated ordinary loss of 900 million yen was less than in the previous year, the result of reducing fixed costs by strengthening business structure.

<Consolidated business results of the Group>

On a consolidated basis, together with JFE Holdings’ non-consolidated results, the Group recorded consolidated net sales of 2,844.3 billion yen, consolidated operating income of 88.7 billion yen and consolidated ordinary income of 69.2 billion yen, all declines from the previous year. Extraordinary income was 1.6 billion yen. Consolidated income before income taxes and minority interests of 70.9 billion yen and consolidated net income of 45.6 billion yen.

<Non-consolidated operating results>

During the year under review, JFE Holdings received total management fee income of 5.4 billion yen from five operational companies.

On a non-consolidated basis, JFE Holdings recorded operating income of 2.5 billion yen and ordinary income of 2.5 billion yen.

An extraordinary loss of 400 million yen was posted under income before income taxes, reflecting the recording of a loss on valuation of stocks of subsidiaries and affiliated companies. Net income for the year under review amounted to 1.0 billion yen.

JFE Holdings’ policy is to proactively distribute dividends from surplus while maintaining a sound and sustainable operational base for the Group and improving its financial standing to allow for flexible responses to growth-oriented strategic investments and further reinforcement of R&D activities in the pursuit of sustainable high profitability on a group-wide basis. Accordingly, given the current harsh business climate and the uncertain outlook for the global economy, JFE Holdings intends to propose at the next General Meeting of Shareholders a year-end dividend of 20 yen per share, resulting in a full-year dividend of 20 yen per share for the fiscal year ended March 31, 2010.

[Tasks requiring attention]

With raw material prices soaring and domestic steel demand not expected to recover, conditions will remain severe. In reaction to this environment, JFE Group intends to boldly pursue growth initiatives in Asia, the key to the group’s long-term growth. The strategy includes a number of important measures, including expanding sales capacity, deepening existing alliances, developing new alliances, making investments and securing financing necessary for strong growth, and carrying out major thrusts to capture expanding overseas markets with speed and assurance. The strategy also involves further strengthening of JFE Group’s financial position to ensure that the group has the necessary flexibility.

As part of the JFE Group mission to contribute to society with the world’s most innovative technology, products that offer value both to customers and society will be developed at an accelerated pace, and both “Only One” and “Number One” technologies and products will be further developed for each business segment of the JFE Group.

Every operational company of the JFE Group shall implement and deploy original measures based on its own business features.

JFE Steel will accelerate development of innovative technologies amid intensifying global competition with a 10-year outlook. It will focus on the development of process technologies such as CO2 reduction technology and of revolutionary products that contribute to energy/resource saving.

Our other growth-oriented initiatives include our efforts to accurately gauge demand in geographical areas with growth potential, notably Asia and other regions, and in new-energy-related fields, and delivering value-added products to the market as early as possible. We will build production systems capable of more flexibly responding to demand-supply changes and advance other profitability-improvement measures at the companywide level to enhance cost competitiveness.

To promote the above-mentioned activities, we will continuously focus on developing human resources to respond to globalization and on handing down skills at the next generations on manufacturing sites.

Many countries are beginning to take serious action in response to global environmental problems. Seizing on this development as a prime opportunity, JFE Engineering Corporation is actively developing our businesses, mainly in the areas of the environment and energy. More specifically, we are improving our sales capabilities by shifting personnel from administrative division to a front line of the business, and will accelerate the creation and introduction of new products. In addition, aiming to expand our overseas business, we will establish and expand offices or other facilities in China, Southeast Asia, India, Europe, and other areas where there are expectations for solid demand.

Amid intense competition with Chinese and South Korean rivals, Universal Shipbuilding Corporation is pursuing management focused on improving profitability and ability to win orders. More specifically, we are working to cut costs whenever possible on work we are already performing and putting in place systems that will allow us to accelerate the development of, and deliver ahead of our rivals, the environmentally friendly, energy-efficient vessels that are coming into greater demand throughout the world. In taking these steps, we are aiming to establish ourselves and secure stable earnings as the world’s top shipbuilder of large tankers and bulk carriers - our two main products. Along the way, we will also continue to consider partnerships with other companies.

JFE Urban Development Corporation generally achieved our initial business goals by productively using, and thereby enhancing the value of, idle Group-owned property, mainly through condominium projects. Looking ahead, we will seek to implement the most efficient group-wide operating system primarily by making use of real estate currently owned by the Group.

Through sweeping structural reforms including the closing of Utsunomiya Works in FY2009, Kawasaki Microelectronics, Inc. has created the conditions that will allow us to achieve solid profitability. Making the most of our technological advantages, we will seek a business direction to enhance our profitability.

To continue carrying out the management tasks of the JFE Group as described above, JFE Holdings strives for efficient operation while reinforcing its function as the key entity for group management and sound corporate governance, both of which serve shareholders’ interests.

In June 2006, JFE Engineering received a hearing decision from the Japan Fair Trade Commission that certified a violation of the Antimonopoly Act and requested a cease-and-desist order thereto with regard to the construction of a waste incineration facility. Although a lawsuit requesting a reversal of the decision had been pending, JFE Engineering accepted the order as the Supreme Court dismissed JFE Engineering’s final appeal in October 2009.

The JFE Group is determined to continue its group-wide efforts for adherence to thorough compliance, a further commitment to environmental issues and enhanced safety, all of which help strengthen our relationships with society, to promote the sustainable development of the Group and maximize corporate value for every stakeholder including shareholders.

We appreciate the continued understanding, support and encouragement of our shareholders.

(2) Production, order and sales

The Group’s production, order and sales during the period were as follows;

1) Production

	(Thousand tons)
Business	7th period FY2008	8th period FY2009	Change (%)
Steel business (crude steel output)	29,280	28,352	-3.2

2) Order received

	(Millions of yen)
Business	7th period FY2008	8th period FY2009	Change (%)
Engineering business	328,390	279,231	-15.0
Shipbuilding business	101,904	59,432	-41.7

3) Sales

	(Millions of yen)
Business	7th period FY2008	8th period FY2009	Change (%)
Steel business	3,423,365	2,281,441	-33.4
Engineering business	338,285	294,267	-13.0
Shipbuilding business	181,412	286,739	58.1
Urban development business	25,170	26,927	7.0
LSI business	27,849	24,692	-11.3
Eliminations or Corporate	(87,801)	(69,711)	—
Total	3,908,282	2,844,356	-27.2

(3) Capital expenditure

Total amount of capital expenditure was 225.2 billion yen and the major expenditure during the period was as follows;

1) Major facility completed during the period

Steel business

JFE Steel Corporation

West Japan Works (Kurashiki)	Revamp of No.3 Blast Furnace

2) Major ongoing facility during the period

Not applicable

(4) Fund procurement

JFE Holdings Inc. and its consolidated subsidiaries raised necessary funds through long-term loans and issuance of straight bonds. The total amount is 91.3 billion yen.

The balance of loan payable and corporate bonds decreased by 300.3 billion yen year-on-year to 1,468.4 billion yen.

(5) Assets and operating results

1) Consolidated assets and operating results of JFE Holdings, Inc.

	(Millions of yen)
Item	5th period FY2006	6th period FY2007	7th period FY2008	8th period FY2009
Net sales	3,260,447	3,539,802	3,908,282	2,844,356
Operating income	503,938	510,518	407,806	88,775
Ordinary income	513,520	502,974	400,562	69,289
Net income	299,683	261,845	194,229	45,659
Net income per share (yen)	513.58	450.58	355.64	86.35
Net assets	1,539,621	1,541,680	1,378,041	1,465,898
Total assets	3,872,142	4,170,080	4,328,901	3,918,317

2) Assets and operating results of JFE Holdings, Inc.

	(Millions of yen)
Item	5th period FY2006	6th period FY2007	7th period FY2008	8th period FY2009
Operating revenue	302,442	309,055	126,705	24,110
Operating income	291,578	292,288	101,818	2,589
Ordinary income	291,548	292,227	101,818	2,585
Net income	291,481	291,176	89,478	1,069
Net income per share (yen)	499.52	501.04	163.75	2.02
Net assets	1,107,621	1,189,009	1,057,113	1,042,057
Total assets	1,860,234	2,310,715	2,743,871	2,509,746

(6) Major lines of business (As of March 31, 2010)

1) JFE Holdings, Inc.

Control and administration of operational companies engaged in the steel, engineering, shipbuilding and other businesses by holding shares thereof

2) Steel Business (JFE Steel Corporation and its affiliated companies)

Manufacture and sales of various steel products, steel processed products and raw materials, etc., as well as transportation business and peripheral businesses such as the equipment maintenance and equipment work businesses

(Major products and services)

Steel products (rails, sheet piles, H-shapes, steel shapes, steel bars, wire rods, steel plates, hot-rolled steel sheets, cold-rolled steel sheets, surface-treated steel sheets, electrical steel sheets, stainless sheets, seamless steel pipes, forge welded steel pipes, electric resistance welded steel pipes, rectangular steel pipes, arc-welded steel pipes), titanium products, steel processed products, solar cell materials, chemical products, iron and steel slag products, formed and fabricated products, various containers, mining and mineral products, functional materials, ferroalloy, various refractories, furnace construction works, various transportation and warehousing, civil engineering and construction works, equipment management and construction works, electric works, telecommunications works, thermal power generation, gas, temporary construction materials, real estate, insurance agency business, various service businesses, steel structures, various computer systems, material analysis, environmental research, technical information surveys, support for intellectual properties, etc.

3) Engineering Business (JFE Engineering Corporation and its affiliated companies)

Engineering business regarding energy, urban environment, recycling, steel structures, industrial systems, etc.

(Major products and services)

Gas, oil, and water pipelines; LNG/LPG low-temperature storage and various tanks; municipal waste incinerator; water treatment systems; recycling services for waste plastics, etc.; steel structures for bridges, port and harbor structures and building frames; logistic systems; engines; industrial machineries such as shield tunneling machine; pig iron making, steelmaking and mini-mill related plants; new energy-saving air-conditioning systems; carbon-fiber nanotubes, etc.

4) Shipbuilding Business (Universal Shipbuilding Corporation and its affiliated companies)

Design, manufacture, sales and repair of merchant ships and various naval vessels, etc.

(Major products)

Large-sized merchant ships (e.g., tankers, bulk carriers, ore carriers, LNG carriers, LPG carriers), large offshore structures, offshore vessels, escort vessels, supply vessels, landing crafts, minesweepers, patrol vessels, icebreakers and other various vessels, defense equipment, marine equipment industrial robots, etc.

5) Urban Development Business (JFE Urban Development Corporation and its affiliated companies)

Large-scale complex developments, sale of condominiums, real estate solutions, asset utilization, etc.

(Major products)

Condominiums, office buildings for rental, real estate consulting, etc.

6) LSI Business (Kawasaki Microelectronics, Inc., and its affiliated companies)

Manufacture and sales of various LSI products, etc.

(Major products)

Semiconductor products, focused on application specific integrated circuits (ASIC), etc.

(7) Major sales offices, works and overseas offices (As of March 31, 2010)

1) JFE Holdings, Inc.

Head office	Head office (Chiyoda, Tokyo)

2) Steel Business (JFE Steel Corporation)

Head office	Head office (Chiyoda, Tokyo)
Domestic sales offices	Osaka, Nagoya, Hokkaido (Sapporo), Tohoku (Sendai), Chiba, Kanagawa (Yokohama), Niigata, Shizuoka, Hokuriku (Toyama), Okayama, Chugoku (Hiroshima), Shikoku (Takamatsu), Kyusyu (Fukuoka) and Okinawa (Naha)
Steel works	East Japan Works (Chiba and Kawasaki), West Japan Works (Kurashiki and Fukuyama) and Chita Works (Handa)
Research laboratories	Steel Research Laboratories (Chiba, Kawasaki, Handa, Kurashiki and Fukuyama)
Overseas offices	New York, Houston, Brisbane, Brazil, London, New Delhi, Singapore, Bangkok, Jakarta, Manila, Seoul, Beijing, Shanghai and Guangzhou

3) Engineering Business (JFE Engineering Corporation)

Head offices	Tokyo head office (Chiyoda, Tokyo) and Yokohama head office
Domestic sales offices	Osaka, Kobe, Shikoku (Takamatu), Nagoya, Hokkaido (Sapporo), Tohoku (Sendai), Aomori (Hachinohe), Iwate (Morioka), Chiba, Tokyo (Chiyoda, Tokyo), Niigata, Shizuoka, Hokuriku (Toyama), Chugoku (Hiroshima), Yamaguchi (Hofu), Kyusyu (Fukuoka), Okinawa (Naha) and Kumamoto
Production bases	Tsurumi Engineering and Manufacturing Center (Yokohama), Tsu Works and Shimizu Works (Shizuoka)
Research laboratory	Technical research centre (Yokohama)
Overseas offices	Hong Kong and Yangon

4) Shipbuilding Business (Universal Shipbuilding Corporation)

Head office	Head office (Kawasaki)
Shipyards	Keihin (Yokohama), Tsu, Maizuru, Innoshima (Onomichi) and Ariake (Tamana-gun, Kumamoto)
Research laboratory	Technical research center (Tsu)
Overseas office	London

5) Urban Development Business (JFE Urban Development Corporation)

Head office	Head office (Kawasaki)
Domestic sales office	Kansai (Osaka)

6) LSI Business (Kawasaki Microelectronics, Inc.)

Head office	Head office (Chiba)
Overseas offices	Taiwan and India

(Note) Overseas offices include overseas subsidiaries.

Major affiliated companies and their head office locations are listed in (9) Significant Subsidiaries on page 28, 29 and 30.

(8) Employees (As of March 31, 2010)

Numbers of employees of JFE Holdings, Inc. and consolidated subsidiaries are as follows.

1) Employees of JFE Holdings, Inc and consolidated subsidiaries

Business	Number of employees
Steel business	42,842
Engineering business	7,390
Shipbuilding business	2,787
Urban development business	311
LSI business	509
Corporate	53

Total	53,892

(Note) Those fall under the Corporate above are the employees of JFE Holdings, Inc.

2) Employees of JFE Holdings, Inc.

Number of employees	Year-on-year increase	Average age (years old)	Average years of service
53	3	42.3	19.9

(Note)	1.	The number of employees does not include one employee seconded to another company.
	2.	For those seconded from JFE Steel Corporation and JFE Engineering Corporation, the aggregated years of service for both companies are adopted to the calculation for the average years of service

(9) Significant subsidiaries (As of March 31, 2010)

1) Significant subsidiaries

(*Stocks held by the subsidiary company are included.)

Name	Head Office Location	Description of business	Capital (Millions of yen)	Voting rights ratio (%)
[Steel business]
JFE Steel Corporation	Chiyoda, Tokyo	Manufacture and sales of steel products	239,644	100.0
JFE Bars & Shapes Corporation	Minato, Tokyo	Manufacture and sales of steel shapes, steel bars and wire rod products	45,000	*100.0
JFE Chemical Corporation	Taito, Tokyo	Manufacture and sales of chemical products	6,000	*100.0
Daiwa Steel Corporation	Osaka	Manufacture of steel bars using an electric furnace and their sales	5,050	*92.4
JFE Metal Products & Engineering Inc.	Chuo, Tokyo	Manufacture, processing and sales of secondary steel products	5,000	*96.4
JFE Galvanizing & Coating Co., Ltd	Chuo, Tokyo	Manufacture, processing and sales of secondary steel products	5,000	*98.4
JFE Logistics Corporation	Chiyoda, Tokyo	Various transportation and warehousing businesses	4,000	*89.1
JFE Container Co., Ltd.	Chiyoda, Tokyo	Manufacture and sales of various containers	2,365	*54.2
JFE Civil Engineering & Construction Corp.	Taito, Tokyo	Contracting for civil engineering and construction works	2,300	*100.0
JFE Mineral Company, Ltd.	Minato, Tokyo	Mining and manufacture, processing and sales of mineral products, and manufacture and sales of iron and steel slag and functional materials	2,000	*99.9
JFE Life Corporation	Taito, Tokyo	Real estate, insurance agency and various service businesses	2,000	*99.9
JFE Mechanical Co., Ltd.	Taito, Tokyo	Manufacture and sales of machinery and equipment, and contracting for equipment management and construction works	1,700	*93.8
Toyohira Steel Corporation	Sapporo	Manufacture of steel bars using an electric furnace and their sales, and manufacture and sales of various steel structures	1,560	*51.3
JFE Welded Pipe Manufacturing Co., Ltd.	Ichihara, Chiba	Manufacture and sales of electric resistance welded steel pipes	1,437	*98.4
JFE Systems, Inc.	Sumida, Tokyo	Development and sales of various computer systems	1,390	*67.7
Mizushima Ferroalloy Co., Ltd.	Kurashiki, Okayama	Manufacture and sales of ferroalloy	1,257	*93.8
JFE Pipe Fitting Mfg. Co., Ltd.	Kishiwada, Osaka	Manufacture and sales of steel pipe joints	958	*86.6
JFE Kozai Corporation	Chuo, Tokyo	Shearing and fusing of steel plates/sheets, and sales of steel materials	488	*94.5

Name	Head Office Location	Description of business	Capital (Millions of yen)		Voting rights ratio (%)
JFE Material Co., Ltd.	Imizu, Toyama	Manufacture and sales of ferroalloy		450	*98.0
JFE Precision Co.	Niigata	Manufacture and sales of formed and fabricated materials		450	*100.0
River Steel Co., Ltd.	Yokohama	Processing and sales of steel products, and contracting for civil engineering and construction works		450	*90.0
JEF Electrical & Control Systems, Inc.	Kobe	Contracting for electric works, telecommunications works and equipment management		400	*100.0
JFE Electrical Steel Co., Ltd.	Osaka	Processing and sales of electrical steel sheets		400	*99.9
Tohoku Steel Corporation	Sendai	Manufacture of steel bars using an electric furnace and their sales		300	*94.2
JFE Techno-Research Corporation	Chuo, Tokyo	Material analysis, environmental research, technical information surveys and support for intellectual properties		100	*100.0
JFE Steel Australia Resources Pty Ltd.	Brisbane, Australia	Investments in coal mines and the iron ore mining business in Australia	AUD	460 mil.	*100.0
Philippine Sinter Corporation	Makati, Metro Manila Philippine	Manufacture and sales of sintered ore	PHP	500 mil	*100.0
Thai Coated Steel Sheet Co., Ltd.	Bangkok, Thailand	Manufacture and sales of electrogalvanized steel products	THB	2,206 mil	*81.4
[Engineering business]
JFE Engineering Corporation	Chiyoda, Tokyo	Engineering business		10,000	100.0
JFE Kankyo Corporation	Yokohama	Total recycling business		650	*100.0
JFE Environmental Service Corporation	Yokohama	Operation and maintenance of waste disposal facilities, water treatment facilities, etc.		97	*100.0
[Shipbuilding business]
Universal Shipbuilding Corporation	Kawasaki	Design, manufacture, sales and repair of vessels		25,000	84.9
[Urban development business]
JFE Urban Development Corporation	Kawasaki	Urban development business		3,000	100.0
[LSI business]
Kawasaki Microelectronics, Inc.	Chiba	Design, manufacture and sales of semiconductor integrated circuits		5,046	99.9
[Other business]
JFE Finance Corporation	Chiyoda, Tokyo	Intragroup financing within the JFE Group		50	100.0

•	Effective from the fiscal year ended March 31, 2010, JFE Steel Australia Resources Pty Ltd. and Philippine Sinter Corporation have been included in the category of “Significant subsidiaries” above.

•

JFE Refractories Corporation, which previously was a consolidated subsidiary of JFE Holdings, merged with Shinagawa Refractories Co., Ltd., as of October 1, 2009, and was renamed Shinagawa Refractories Co., Ltd., thereby becoming an equity-method affiliate of JFE Holdings.

•	JFE Engineering Corporation separated and transferred its shield tunneling machine business through a company split as of January 1, 2010.

•

JFE Kankyo Corporation separated and transferred its plastic packaging container recycling business to JFE Plastic Resource Corporation through a company split as of July 1, 2009, and assigned all of its own shares to JFE Steel Corporation on the same date.

•

JFE Koken Corporation (excluding the construction business) and JFE Environmental Solutions Corporation, both of which were listed in the category in the previous fiscal year, merged with JFE Engineering Corporation as of April 1, 2009. Meanwhile, JFE Koken Corporation transferred the construction business to JFE Civil Engineering & Construction Corporation as of April 1, 2009.

•

JFE R&D Corporation, which was listed in the category in the previous fiscal year, transferred its engineering-related research function to JFE Engineering Corporation and merged with JFE Steel Corporation as of April 1, 2009.

•	The consolidated subsidiaries totaled 198 including the respective companies stated above during the fiscal year under review.

2) Significant affiliates

(*Stocks held by the subsidiary company are included.)

Name	Head Office Location	Description of business	Capital (Millions of yen)		Voting rights ratio (%)
[Steel business]
Brazil Japan Iron Ore Corporation	Minato, Tokyo	Investment in the iron ore mining business in Brazil		118,348	*19.3
JFE Shoji Holdings, Inc.	Osaka	Planning and management of business strategies of the JFE Shoji Group, as well as their auxiliary businesses		20,000	*39.5
Setouchi Joint Thermal Power Co., Ltd.	Fukuyama, Hiroshima	Wholesale of electricity resulting from thermal power generation		5,000	*50.0
Gecoss Corporation	Chuo, Tokyo	Rental and sales of temporary construction materials		4,397	*39.4
Shinagawa Refractories Co., Ltd.	Chiyoda, Tokyo	Manufacture and sales of various refractories, and contracting for furnace construction works		3,300	*33.8
Nippon Chuzo K.K.	Kawasaki	Manufacture and sales of cast steel products, etc.		2,102	*42.1
Exa Corporation	Kawasaki	Development and sales of various computer systems		1,250	*49.0
K.K. JFE Sanso Center	Fukuyama, Hiroshima	Manufacture and sales of oxygen, nitrogen and argon gases, etc.		90	*40.0
Dongkuk Steel Mill Co., Ltd.	Seoul, South Korea	Manufacture and sales of steel products	KRW	421,185 mil	*15.1
Guangzhou JFE Steel Sheet Co., Ltd.	Guangzhou, China	Manufacture and sales of cold-rolled and hot-dip zinc galvanized steel sheets	CNY	3,191 mil	*50.0
Thai Cold Rolled Steel Sheet Public Co., Ltd.	Bangkok, Thailand	Manufacture and sales of cold-rolled steel sheets	THB	10,703 mil	*22.4
California Steel Industries, Inc.	Fontana, U.S.	Manufacture and sales of steel products	USD	40 mil	*50.0
[Engineering business]
JP Steel Plantech Co.	Yokohama	Design, manufacture and installation of ironmaking machinery, etc.		1,995	*25.6
Nippon Chutetsukan K.K.	Chuo, Tokyo	Manufacture and sales of cast-iron pipes		1,855	*29.3
NKK Tubes K. K.	Kawasaki	Manufacture and sales of seamless steel pipes		1,595	*49.0

The equity method affiliates totaled 41 including the respective companies stated above during the fiscal year under review.

(10) Major lenders (As of March 31, 2010)

The major lenders of JFE Holdings, Inc. and consolidated subsidiaries are as follows.

Name	Loan balance (Millions of yen)
Mizuho Corporate Bank, Ltd.	75,303
Nippon Life Insurance Company	65,150
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	51,759
Sumitomo Mitsui Banking Corporation	50,733

2. JFE Holdings’ Share (As of March 31, 2010)

(1) Number of shares	Total number of shares authorized to be issued	2,298,000,000
	Total number of shares issued	614,438,399
	(Number of shares of treasury stock included	85,298,679)
(2) Total number of shareholders		321,094
(3) Major shareholders

Name	Number of Shares Held (Thousand shares)	Shareholding ratio (%)
The Master Trust Bank of Japan, Ltd. (trust account)	38,286	7.2
Japan Trustee Services Bank, Ltd. (trust account)	28,784	5.4
Nippon Life Insurance Company	22,639	4.3
The Dai-ichi Mutual Life Insurance Company	15,985	3.0
Mizuho Corporate Bank, Ltd.	14,351	2.7
Tokio Marine & Nichido Fire Insurance Co., Ltd.	9,975	1.9
Sompo Japan Insurance Inc.	8,419	1.6
Meiji Yasuda Life Insurance Company	7,163	1.4
Japan Trustee Services Bank, Ltd. (trust account)	7,157	1.4
The Chase Manhattan Bank N.A. London S.L.Omnibus Account	6,541	1.2

(Note)	In addition to the above, we retain 85,298,679 treasury shares. The treasury shares are not included in the shareholding ratio calculation.

3. Subscription Rights to Shares

Subscription rights that are already issued (As of March 31, 2010)

The first series of unsecured mandatorily acquirable subordinated convertible bonds

Date of issue	Number of subscription rights	Type and number of shares	Issue Price	Exercise Price	Exercise Period
March 17, 2008	300	Common stock 35,169,988	No charge	8,530 yen	From March 17, 2008 to July 22, 2013

4. Directors and Corporate Auditors

(1) Directors and Corporate Auditors

(As of March 31, 2010)

Position	Name	Significant concurrent position

Representative Director, President and CEO	Fumio Sudo	Chairman of the Board of Directors, JFE 21st Century Foundation

Representative Director	Hajime Bada	Representative Director, President and CEO, JFE Steel Corporation

Representative Director	Kohei Wakabayashi	Director, JFE Steel Corporation

Director	Sumiyuki Kishimoto	Representative Director, President and CEO, JFE Engineering Corporation

Director	Uichiro Niwa	Chairman, Itochu Corporation External Director, NGK Insulators, Ltd. External Director, Ajinomoto Co., Inc.

Director	Shigeo Asai	Director, JST Innovation Plaza Tokai, Japan Science and Technology Agency

Corporate Auditor (Full-time)	Toshikuni Yamazaki	Corporate Auditor, Universal Shipbuilding Corporation

Corporate Auditor (Full-time)	Kunio Akita	Corporate Auditor, JFE Urban Development Corporation Corporate Auditor, Kawasaki Microelectronics, Inc.

Corporate Auditor	Toshikuni Nishinohara	Special Advisor, Chuo Real Estate Co., Ltd.

Corporate Auditor	Takaaki Wakasugi	Professor, Tokyo Keizai University External Director, Ricoh Company, Ltd. External Director, Nippon Suisan Kaisha, Ltd. External Corporate Auditor, NTT Docomo, Inc.

(Note)

1.	Positions of the Director were changed as follows effective April 1, 2010.

Name	Position after transfer	Position before transfer
Hajime Bada	Representative Director, President and CEO	Representative Director

Fumio Sudo	Director	Representative Director, President and CEO

2.	Fumio Sudo, Director of JFE Holdings, Inc., retired as Chairman of the Board of Directors of JFE 21st Century Foundation as of March 31, 2010.

3.	Hajime Bada, Director of JFE Holdings, Inc., retired as Representative Director, President and CEO of JFE Steel Corporation as of April 1, 2010, and became Chairman of the Board of Directors of JFE 21st Century Foundation on the same day.

4.	Kohei Wakabayashi, Director of JFE Holdings, Inc., retired as Director of JFE Steel Corporation and became Director of JFE Engineering Corporation as of April 1, 2010.

5.	Uichiro Niwa, Director of JFE Holdings, Inc., retired as Chairman of Itochu Corporation and became Director, Senior Corporate Adviser of the same company as of April 1, 2010.

6.	Both Uihiro Niwa and Shigeo Asai serve as Outside Directors of JFE Holdings, Inc.

7.	Directors and Corporate Auditors retired during the period are as follows.

Position	Name	Retirement Date
Director	Toshikuni Yamazaki	June 25, 2009
Director	Eiji Hayashida	June 25, 2009
Corporate Auditor	Tetsuo Miyazaki	June 25, 2009
Corporate Auditor	Kunioki Kubo	June 25, 2009

8.	Toshikuni Yamazaki, Corporate Auditor of JFE Holdings, Inc., became Corporate Auditor of JFE Engineering Corporation as of April 1, 2010.

9.	Kunio Akita, Corporate Auditor of JFE Holdings, Inc., became Corporate Auditor of JFE Steel Corporation as of April 1, 2010.

10.	Both Toshikuni Nishinohara and Takaaki Wakasugi serve as External Corporate Auditors of JFE Holdings.

11.	Toshikuni Yamazaki, Corporate Auditor, has managed the Finance Dept. and Controller Dept. as Representative Director and Executive Vice President of the JFE Holdings, Inc., and has extensive knowledge and insight based on his expertise.

Toshikuni Nishinohara, Corporate Auditor, has managed the Finance and Accounting Department as Deputy President of The Dai-Ichi Kangyo Bank, Ltd. (now Mizuho Bank, Ltd.), and has extensive knowledge and insight based on his expertise.

Takaaki Wakasugi, Corporate Auditor, has extensively researched corporate finance and capital markets as his specialties, and has extensive knowledge and insight based on his expertise.

12.	Corporate Officers as of March 31, 2010, are as follows.

Position	Name	Duty

President & CEO	Fumio Sudo	Chief Executive Officer (CEO)

Executive Vice President	Kohei Wakabayashi	Supervision of General Administration Dept., Corporate Planning Dept., and Finance and Investor Relations Dept.

Senior Vice President	Hideki Iwanami	In charge of General Administration Dept. and Controller Dept.

Senior Vice President	Shinichi Okada	In charge of Corporate Planning Dept., and Finance and Investor Relations Dept.

•	Positions and duties of Corporate Officers were changed as follows effective April 1, 2010.

Position	Name	Duty

President & CEO	Hajime Bada	Chief Executive Officer (CEO)

Executive Vice President	Yoshio Ishikawa	Supervision of General Administration Dept., and Controller Dept.

Executive Vice President	Kohei Wakabayashi	Supervision of Corporate Planning Dept., and Finance and Investor Relations Dept.

Senior Vice President	Hideki Iwanami	In charge of General Administration Dept., and Controller Dept.

Senior Vice President	Shinichi Okada	In charge of Corporate Planning Dept., and Finance and Investor Relations Dept.

(2) Remuneration for Director and Corporate Auditor during the period

	Staff Size	Amount (thousands of yen)
Director	8	255,406
Corporate Auditor	6	98,848

(Note)	1.	Above includes two Directors and two Corporate Auditors retired during the period

	2.	Total amount of remuneration paid for the four external officers is 41,117 thousand yen.

(3) External officers

1)	Relationship between JFE Holdings and other companies where the external officers concurrently hold positions

Significant companies where the external officers concurrently hold positions are listed on Page 33. There is no special relationship between those companies and JFE Holdings, Inc.

2)	Activities during the period

•	Uichiro Niwa, Director

Uichiro Niwa attended 10 meetings of the Board of Directors which were held 12 times during the period. Having a wealth of experience in corporate management in a global environment, and holding a number of public positions, he spoke to the point in the meetings.

•	Shigeo Asai, Director

Shigeo Asai had perfect attendance at the meetings of the Board of Directors, which were held 12 times during the period. Having been devoted to research on modern steel technology for a long time, he has excellent knowledge and deep insight and spoke to the point in the meetings.

•	Toshikuni Nishinohara, Corporate Auditor

Toshikuni Nishinohara had perfect attendance at the meetings of the Board of Directors and the Board of Corporate Auditors, which were held 12 and 14 times during the period, respectively. Having a wealth of experience in corporate management as well as deep insight into finance and accounting, he spoke to the point in the meetings.

•	Takaaki Wakasugi, Corporate Auditor

Takaaki Wakasugi attended eight meetings of the Board of Directors, which were held 12 times, and attended 12 meetings of the Board of Corporate Auditors, which were held 14 times during the period. Having long-standing excellent knowledge in corporate governance and finance, he spoke to point in the meetings.

3) Outline of the contracts for limitation of liability

JFE Holdings has entered into agreements, in accordance with the provision of Article 427, Paragraph 1, of the Companies Act, with all the Outside Directors and Outside Corporate Auditors to limit their liabilities to compensate damages under Article 423, Paragraph 1, of the Companies Act. Limitation on liability of each Outside Director and Outside Corporate Auditor to compensate damages under such agreements is set out to the amount set forth in the relevant laws and regulations.

5. Accounting Auditor

(1) Designation of Accounting Auditor: Ernst & Young ShinNihon LLC

(2) Amount of remuneration for the Accounting Auditor

1)	Amount of remuneration to be paid to by JFE Holdings to the Accounting Auditor pertaining to the fiscal year under review: 14,600 thousand yen

2)	Total amount of money and other financial profits to be paid by JFE Holdings and its subsidiaries to the Accounting Auditor: 422,360 thousand yen

3)	Amount of payments described in 2) above, which fall under the business set forth in Article 2, Paragraph 1, of the Certified Public Accountants Act: 421,268 thousand yen

(Note)	1.	Of the significant subsidiaries of JFE Holdings, JFE Steel Australia Resources Pty Ltd., Philippine Sinter Corporation, and Thai Coated Steel Sheet Co., Ltd. are subject to audits of accounts by a certified public account or incorporated accounting firm other than the Accounting Auditor of JFE Holdings.

	2.	The audit agreement between the Accounting Auditor and JFE Holdings does not separately stipulate audit remunerations based on the Companies Act or the Financial Instruments and Exchange Act. Hence, the remuneration in 1) above does not separate these two types of payment.

(3) Non-audit work

Not applicable

(4) Policy on decisions of dismissal or non-reappointment of the Accounting Auditors

The Board of Corporate Auditors shall, upon consent of all the Corporate Auditors, dismiss the Accounting Auditors after reviewing a case if it determines a circumstance falling under any of the items set forth in Article 340, Paragraph 1, of the Companies Act, to have occurred. In case any similar circumstance occurs, or if the Board of Corporate Auditors judges it necessary to do so, the Board of Corporate Auditors shall request that the Board of Directors submit a proposal for the dismissal or non-reappointment of the Accounting Auditors to a General Meeting of Shareholders.

The Board of Directors shall submit a proposal for the dismissal or non-reappointment of the Accounting Auditors to a General Meeting of Shareholders after reviewing the case if requested by the Board of Corporate Auditors, or upon consent of the Board of Corporate Auditors if any the Accounting Auditors’ duty is actually hindered from being executed or if the Board of Directors judges it necessary to do so.

6. Systems to Ensure Compliance of the Execution of Duties by Directors with Laws, Regulations and the Articles of Incorporation and Other Systems to Ensure the Propriety of Business Operations

JFE Holdings improves and operates the systems above pursuant to the following basic policies.

JFE Holdings shall establish its internal control systems as described below to comply with laws, regulations and the Articles of Incorporation and maximize its corporate value toward the realization of the Corporate Vision—“The JFE Group—contributing to society with the world’s most innovative technology”—and the goal of establishing a highly sustainable business structure. JFE Holdings shall endeavor to review and improve the basic policies and the internal control systems established in accordance therewith on an ongoing basis

1.	Systems Set Forth in Article 362, Paragraph 4, Item 6, of the Companies Act and in the Respective Items of Article 100, Paragraph 1, of the Ordinance for Enforcement of the Companies Act

(1)	Systems to ensure compliance of the execution of duties by Directors and employees with laws, regulations and the Articles of Incorporation

(a)	The authority of Directors, Corporate Officers and employees shall be clarified in the in-house rules for authority and responsibilities and other internal policy guidelines. Their respective duties shall be executed in compliance with the relevant rules and regulations.

(b)	A Compliance Council shall be established. It shall deliberate and make decisions on the basic policies and important matters regarding the compliance of ethical statutes. The council shall also supervise the progress of the measures implemented.

(c)	A “Corporate Ethics Hotline” to help ensure that important information regarding compliance is directly communicated from the front lines to top management shall be provided, streamlined and appropriately operated.

(d)	The internal auditing department shall audit the compliance conditions of the relevant laws, regulations and the Articles of Incorporation.

(2)	Systems to ensure the efficient execution of Directors’ duties

(a)	The Directors shall encourage in-depth deliberations at the meetings of the Board of Directors and the Management Committee. The Directors shall also sufficiently deliberate before drawing conclusions at appropriate organizational bodies, as required.

(b)	The internal auditing department shall audit the effectiveness and efficiency of the Directors’ duties.

(3)	Systems to keep and manage information pertaining to the execution of duties by Directors

(a)	The minutes of the Board of Directors meetings shall be prepared with regard to information on matters to be resolved by and reported to the Board of Directors, in accordance with the relevant laws and regulations. The board minutes shall be appropriately kept and managed.

(b)	Information regarding organizational bodies, such as the Management Committee, that addresses important management matters shall be appropriately recorded, stored and managed.

(c)	Important corporate documents, such as kessaisho (documents for approval), which are related to the execution of Directors’ duties, shall be appropriately recorded, stored and managed.

(4)	Rules and other systems regarding loss risk management

(a)	As for risk management of risks involving business activities, compliance with ethical statutes, financial reporting and information disclosure, the Corporate Officers in charge shall endeavor to recognize their respective risks. The appropriate organizational bodies shall check, identify and evaluate the risk factors, as required, and deliberate and make decisions on how to cope therewith.

(b)	Important management matters shall be deliberated and decided in accordance with the decision-making procedures set forth in the Rules of the Board of Directors, etc.

(5)	Systems to ensure the propriety of business operations conducted by the corporate group

(a)	The respective Group companies of the JFE Group shall streamline their in-house systems with regard to the matters specified in the basic policies, as required, by taking into account their corporate size, business lines, organizational design of the in-house body, and corporate individuality and characteristics.

(b)	Risk management system

JFE Holdings shall, determine legal procedures for important group management matters through deliberation and make decisions in accordance with the decision-making procedures set forth in the Rules of the Board of Directors, etc. The operational companies (significant subsidiaries being operating companies of which JFE Holdings directly holds shares thereof) shall, similarly determine legal procedures for important matters of themselves and the affiliated Group companies to deliberate and make decisions thereon pursuant to the Rules of the Board of Directors, etc.

(c)	Ethical statute compliance system

JFE Holdings shall establish the JFE Group Compliance Council to deliberate and make decisions on the basic policies and important matters regarding compliance with ethical statutes within the Group. The council shall also supervise the progress of the measures implemented. Furthermore, the council shall promote corporate management compliant with ethical statutes at all the Group companies in collaboration with the Compliance Council of each operational company.

Meanwhile, each operational company shall establish a Compliance Council to deliberate and make decisions on the basic policies and important matters regarding the compliance of ethical statutes of itself and the affiliated group companies. The council shall also supervise the progress of the measures implemented.

The respective Group companies affiliated with an operational company shall streamline their required ethical statute compliance systems by taking into account their corporate size, business lines, organizational design of the in-house body, and corporate individuality and characteristics.

(d)	Financial reporting and information disclosure systems

The respective Group companies of the JFE Group shall streamline their required systems, which are necessary to ensure the reliability of their financial reporting, and disclose appropriate information at appropriate times.

2.	Systems Set Forth in the Respective Items of Article 100, Paragraph 3, of the Ordinance for Enforcement of the Companies Act

(1)	Matter regarding employees as assistants to support Corporate Auditor’ duties

Employees who support any Corporate Auditor in conducting his/her duties shall be staff of the Corporate Auditor’s Secretariat.

(2)	Matter regarding the independence of employees as assistant to support Corporate Auditor’s duties from Directors

The personnel affairs of the employees who serve as assistants to the Corporate Auditors shall be consulted between the Corporate Auditors.

(3)	System for reporting to the Corporate Auditors

(a)	The Corporate Auditors shall attend the meetings of the Board of Directors, the Management Committee and other important meetings and receive reports thereat.

(b)	The Directors, Corporate Officers and employees shall report the execution of their duties to the Board of Corporate Auditors and/or any Corporate Auditor as required or if so requested by the Board of Corporate Auditors or any Corporate Auditor.

(4)	Other systems to ensure effective audits by the Corporate Auditors

(a)	The Directors, Corporate Officers and employees shall cooperate with the Corporate Auditors in improving the auditing environment so that various Corporate Auditors’ activities can be smoothly executed, including access to important documents, site examinations, exchanges of opinion with Directors and others, examination of subsidiaries and collaboration with the Corporate Auditors of any subsidiaries, all of which are considered necessary for the audits executed by the Corporate Auditors.

(b)	The Corporate Auditors shall receive reports from the Accounting Auditors and the internal auditing department on their audit results in an appropriate and timely manner and maintain a close working arrangement with the Accounting Auditors and the internal auditing department.

7. Basic Philosophy Regarding the Control of the Company

(1) Basic policy

JFE Holdings believes that a change of control is an effective means of revitalizing corporate activities and economy, and JFE Holdings believes that when a large-scale purchase is commenced, the shareholders of JFE Holdings should, in principle, make decisions as to whether or not the large-scale purchase is acceptable.

However, with respect to a large-scale purchase or a proposal related to a large-scale purchase, JFE Holdings recognizes that the shareholders of JFE Holdings need to precisely evaluate the effects of the large-scale purchase or the proposal on the corporate value of JFE Holdings and the common interests of the shareholders, taking into account the large-scale purchaser’s business descriptions, business plans, and investment track record, etc. For this purpose, JFE Holdings believes that both the large-scale purchaser and JFE Holdings’ Board of Directors should promptly provide the shareholders with necessary and sufficient information, opinions and suggestions, and that the shareholders should be given necessary and enough time to review them.

(2) Special initiatives that contribute to the realization of the basic policy

•	Corporate vision and basic management stance

The JFE Group’s basic management stance is to endeavor to increase, in good faith, the corporate value and achieve the common interests of the shareholders by committing to the corporate vision of contributing to society with the world’s most innovative technology.

•	Performance after the incorporation of the Group

In the First Medium-Term Business Plan (fiscal 2003–2005) and the Second Medium-Term Business Plan (fiscal 2006–2008), which followed the corporate foundation, the Group steadily addressed building a highly profitable business structure and improving the financial base to promote future growth. As a result, the Group recorded high profitability by maximally exerting its purposes for incorporation.

•	Drive for new growth trajectory

With demand continuing to soar in Asia, the JFE Group will be actively committed to capitalizing on the demand growth in the area, which we believe is the key to our business growth. We will aggressively steer in a trajectory of new growth, carefully responding to changes in business conditions.

The Steel business will accelerate development of innovative technologies amid intensifying global competition with a 10-year outlook. It will focus on the development of process technologies such as CO2 reduction technology and of revolutionary products that contribute to energy/resource saving. Our other growth-oriented initiatives include our efforts to accurately gauge demand in geographical areas with growth potential, notably Asia and other regions, and in new-energy-related fields, and delivering value-added products to the market as early as possible. We will build production systems capable of more flexibly responding to demand-supply changes and advance other profitability-improvement measures at the companywide level to enhance cost competitiveness.

Many countries are beginning to take serious action in response to global environmental problems. Seizing on this development as a prime opportunity, JFE Engineering Corporation is actively developing our businesses, mainly in the areas of the environment and energy. More specifically, we are improving our sales capabilities by shifting personnel from administrative division to a front line of the business, and will accelerate the creation and introduction of new products. In addition, aiming to expand our overseas business, we will establish and expand offices or other facilities in China, Southeast Asia, India, Europe, and other areas where there are expectations for solid demand.

•	Reinforcing corporate governance

Toward the goal of enhancing corporate value and achieving the common interests of the shareholders by thoroughly pursuing transparency and fairness in its management, JFE Holdings has established and streamlined various systems and mechanisms with regard to corporate governance.

As the JFE Group’s business activities consist of several business segments with different characteristics, the actual execution of the respective businesses is delegated to the group-affiliated operational companies of the Group. Meanwhile, JFE Holdings, a pure holding company, has improved the effectiveness of corporate management through the overall control of group management and has strengthened corporate governance with initiatives such as the audits by the Corporate Auditors including External Corporate Auditors, the appointment of several External Directors and a reduction in the term of office of the Directors.

As for the near-term operation of business activities, JFE Holdings is determined to increase the corporate value of JFE Holdings and the common interests of the shareholders by thoroughly pursing fair, objective and transparent corporate governance.

•	With all the stakeholders

The JFE Group makes diverse efforts to obtain the support and cooperation of each and every stakeholder. Such proactive efforts include arranging factory visit tours at the Works to extend and deepen communications with shareholders; increasing the competitiveness of the Japanese manufacturing industry via technical tie-ups with customers; developing technologies that preserve the global environment; promoting the employment of workers including midcareer job seekers; maintaining sound labor-management relations and safe working conditions; and coexisting with local communities.

(3) Initiatives to prevent decisions on financial and business policies based on the basic policies being controlled by non-qualified parties

JFE Holdings, at the meeting of the Board of Directors held on June 25, 2009, resolved to continue to operate the “Policy toward Large-scale Purchases of JFE Holdings Shares” (the “Policy”), which was implemented in March 2007.

Specifically, the Policy requires any large-scale purchaser that has the intent to hold 20% or more in the voting rights ratio to present in advance its management policies and business plans after the completion of the intended large-scale purchase. For a certain period thereafter, JFE Holdings’ Board of Directors evaluates and examines the proposal from several viewpoints, for example, whether the large-scale purchaser has complied with the rules according to the Policy, whether the content of the proposal would irretrievably harm JFE Holdings or whether the proposal would seriously impair the corporate value of JFE Holdings or the common interests of the shareholders. The Board of Directors may also disclose its opinion externally, negotiate with the large-scale purchaser and submit any alternative plans to the shareholders. In addition, JFE Holdings will establish the Special Committee, which will consist of three Outside Directors and Outside Corporate Auditors. In case the Special Committee submits recommendations to JFE Holdings’ Board of Directors to the effect that the Board should take countermeasures to prevent the large-scale purchase, the Board of Directors may take countermeasures against the large-scale purchaser to protect the corporate value of JFE Holdings and the common interests of the shareholders by referring to advice from outside professionals and respecting the recommendations to the maximum extent possible. Such countermeasures include the issuance of stock acquisition rights or any other measures that the Board of Directors is permitted to take under the Companies Act or other laws and JFE Holdings’ Articles of Incorporation.

(4) The confirmation that the above initiatives are compliant with the basic policy and do not impair the common interests of the shareholders or intend to improperly protect any executive positions, as well as the reasons thereof

The Policy aims to guarantee that, following a large-scale purchase, shareholders can accurately evaluate its impact on JFE Holdings’ corporate value and the common interests of shareholders. The policy ensures the provision of adequate and necessary information including opinions and suggestions, and time to review the purchase once it commences.

On the other hand, the continuation of the Policy was approved at the Ordinary General Meeting of Shareholders last year in addition to the establishment of the Special Committee, which consists of three Outside Directors and Outside Corporate Auditors, as an organization independent from JFE Holdings’ Board of Directors to ensure that the decisions of the Board of Directors relative to a large-scale purchase are made in a transparent, objective, fair and reasonable manner. Accordingly, the above initiatives compliant with the Basic Policy do not intend to improperly protect any executive positions of JFE Holdings.

(Note) As for fractions less than the respective units in the Business Report, the amounts and the number of shares are truncated, whereas ratios and other values are rounded off.

Consolidated Balance Sheets

As of March 31, 2010

(Millions of yen)
Items	Amount
(ASSETS)
Current assets	1,330,893
Cash and deposits	31,334
Notes and accounts receivable-trade	497,500
Merchandise and finished goods	233,485
Work in process	64,695
Raw materials and supplies	326,276
Deferred tax assets	61,065
Other	117,429
Allowance for doubtful accounts	(894)

Noncurrent assets	2,585,997
Property, plant and equipment	1,800,170
Buildings and structures	435,137
Machinery, equipment and vehicles	703,299
Land	528,056
Construction in progress	100,848
Other	32,828
Intangible assets	69,830
Investments and other assets	715,996
Investment securities	565,053
Deferred tax assets	50,034
Other	106,873
Allowance for doubtful accounts	(5,964)
Deferred assets	1,426
Bond issuance cost	1,426

Total assets	3,918,317

(LIABILITIES)
Current liabilities	931,006
Notes and accounts payable-trade	344,336
Short-term loans payable	133,802
Commercial papers	13,997
Current portion of bonds	70,000
Other	368,870
Noncurrent liabilities	1,521,411
Bonds payable	269,996
Bonds with subscription rights to shares	300,000
Long-term loans payable	680,677
Deferred tax liabilities	8,155
Deferred tax liabilities for land revaluation	12,397
Provision for retirement benefits	135,086
Provision for special repairs	34,134
Provision for loss on specific business	39,519
Other	41,444

Total liabilities	2,452,418

(NET ASSETS)
Shareholders’ equity	1,417,198
Capital stock	147,143
Capital surplus	657,258
Retained earnings	1,039,399
Treasury stock	(426,602)
Valuation and translation adjustments	5,051
Valuation difference on available-for-sale securities	33,392
Deferred gains or losses on hedges	(52)
Revaluation reserve for land	12,004
Foreign currency translation adjustment	(40,292)
Minority interests	43,648

Total net assets	1,465,898

Total liabilities and net assets	3,918,317

(Note) Amounts are rounded down to the nearest million yen.

Consolidated Statements of Income

From April 1, 2009 to March 31, 2010

	(Millions of yen)
Items	Amount
Net sales		2,844,356
Cost of sales		2,505,746
Gross profit		338,610
Selling, general and administrative expenses		249,835

Operating income		88,775

Non-operating income
Interest income	619
Dividends income	6,699
Rent income	7,009
Profit on inventories	4,269
Equity in earnings of affiliates	6,442
Other	15,030	40,069
Non-operating expenses
Interest expenses	19,463
Foreign exchange losses	6,930
Loss on retirement of noncurrent assets	12,665
Other	20,496	59,555

Ordinary income		69,289

Extraordinary income
Gain on sales of noncurrent assets	3,563
Gain on sales of investment securities	4,996	8,559
Extraordinary loss
Impairment loss	3,242
Special retirement expenses	3,652	6,895

Income before income taxes		70,952
Income taxes-current	17,015
Income taxes-deferred	4,404	21,419
Minority interests in income		3,873

Net Income		45,659

(Note) Amounts are rounded down to the nearest million yen.

Consolidated Statements of Changes in Net Assets

(From April 1, 2009 to March 31, 2010)

	(Millions of yen)
	Shareholders’ equity
	Capital stock	Capital surplus	Retained earnings	Treasury stock	Total shareholders’ equity
Balance at March 31, 2009	147,143	657,387	1,005,066	(426,649)	1,382,947
Changes during the consolidated fiscal year
Dividends from surplus			(15,876)		(15,876)
Net income			45,659		45,659
Purchase of treasury stock				(323)	(323)
Disposal of treasury stock		(128)		370	241
Increase resulting from change in scope of consolidation			1,798		1,798
Reversal of revaluation reserve for land			2,750		2,750
Net changes of items other than shareholders’ equity
Total changes during the consolidated fiscal year	—	(128)	34,332	46	34,250

Balance at March 31, 2010	147,143	657,258	1,039,399	(426,602)	1,417,198

	(Millions of yen)
	Valuation and translation adjustments					Minority interests	Net Assets
	Valuation difference on available-for-sale securities	Deferred gains or losses on hedges	Revaluation reserve for land	Foreign currency translation adjustment	Total valuation and translation adjustments
Balance at March 31, 2009	(12,575)	(1,221)	14,755	(48,010)	(47,052)	42,145	1,378,041
Changes during the consolidated fiscal year
Dividends from surplus							(15,876)
Net income							45,659
Purchase of treasury stock							(323)
Disposal of treasury stock							241
Increase resulting from change in scope of consolidation							1,798
Reversal of revaluation reserve for land							2,750
Net changes of items other than shareholders’ equity	45,968	1,168	(2,750)	7,718	52,104	1,502	53,606
Total changes during the consolidated fiscal year	45,968	1,168	(2,750)	7,718	52,104	1,502	87,857

Balance at March 31, 2010	33,392	(52)	12,004	(40,292)	5,051	43,648	1,465,898

(Note) Figures are rounded down to the nearest million yen.

Notes to the Consolidated Financial Statements

Significant Matters on the Basis of the Preparation of the Consolidated Financial Statements

1. Scope of consolidation

(1)	Number of consolidated subsidiaries: 198

The names of significant consolidated subsidiaries are as stated in “Significant subsidiaries” of the Business Report. Accordingly, listing of these subsidiaries is omitted.

Eight companies have been newly included in the scope of consolidation for the consolidated fiscal year under review due to their increased significance.

18 companies have been excluded from the scope of consolidation due to mergers (16 companies) and liquidations, etc., (two companies).

(2)	Names, etc., of significant non-consolidated subsidiary

Ariake Engineering Corporation

(Reason for exclusion from the scope of consolidation)

Non-consolidated subsidiaries are excluded from the scope of consolidation because the exclusion has no significant impact on a rational evaluation of the financial condition and the operating results of the Group, based on their respective total assets, net sales, net income (loss) (corresponding to the equity ratio owned by the Company) and retained earnings (corresponding to the equity ratio owned by the Company), etc.

2. Application of the equity method

(1)	Number of companies accounted for by the equity method: 41

The names of significant companies accounted for by the equity method are as stated in “Significant affiliates” of the Business Report. Accordingly, listing of these companies is omitted.

Four companies have been newly accounted for by the equity method for the consolidated fiscal year under review due to their increased significance.

Two companies are no longer accounted for by the equity method due to share transfers (two companies).

(2)	Names, etc. of significant non-consolidated subsidiaries and affiliates not accounted for by the equity method

(Non-consolidated subsidiary)	Ariake Engineering Corporation

(Affiliate)	NISSIN-UNYU CO., LTD.

(Reason for non-application of the equity method)

The equity method is not applied for these subsidiaries and affiliates because their respective net income (loss) (corresponding to the equity ratio owned by the Company) and retained earnings (corresponding to the equity ratio owned by the Company) have no significant impact on the consolidated financial statements.

3. Fiscal years, etc., of consolidated subsidiaries, etc.

The closing date of some of the consolidated subsidiaries (three domestic companies and 42 overseas companies), including THAI COATED STEEL SHEET CO., LTD., is December 31 or March 20. Since the difference between the closing dates of said companies and the consolidated closing date is not more than three months, their respective financial statements as of and for the year ended respective closing dates of these companies are used in preparing the consolidated financial statements.

In preparing the consolidated financial statements, the financial statements as of and for the year ended respective closing dates are used for these companies, with necessary adjustments provided for consolidation purposes with regard to material transactions between their closing dates and the consolidated closing date.

4. Accounting policies

(1)	Valuation basis and method for assets

1)	Securities

Available-for-sale securities for which the market values are readily determinable:

Mainly valued at market determined by the average of market prices for one month prior to the consolidated closing date

(Unrealized gains and losses are reported, net of applicable taxes, in a separate component of net assets. The cost of securities sold is determined mainly by the moving-average method.)

Available-for-sale securities for which the market values are not readily determinable:	Mainly valued at cost determined by the moving-average method

2)	Inventories

Mainly valued at cost determined by the last-in, first-out method. (The amount posted in the Consolidated Balance Sheets is computed by writing down the book value with regard to the inventories for which profitability was clearly declining.)

(2)	Depreciation method of depreciable assets

1)	Property, plant and equipment (excluding lease assets)

Mainly computed by the declining balance method

2)	Noncurrent assets (excluding lease assets)

Mainly computed by the straight-line method

Capitalized software for internal use is amortized by the straight-line method over the internal useful life (mainly five years).

3)	Lease assets

Leased assets related to finance lease transactions that do not transfer ownership are depreciated using the straight-line method with estimated useful lives equal to lease terms, and zero residual values (Specific amount of residual value be applied instead where the relevant lease agreement stipulates the amount).

(3)	Accounting basis of provisions and allowances

1)	Allowance for doubtful accounts

An allowance for doubtful accounts is provided for possible losses from uncollectible claims, at the amount calculated based on the actual rate of loss from the bad debt for ordinary claims, and on the estimated recoverability for specific receivables such as doubtful claims.

2)	Provision for retirement benefits

A provision for retirement benefits for employees is provided at an amount calculated based on the estimated amounts of benefit obligations and pension assets at the end of the consolidated fiscal year under review.

Prior service cost is amortized on a straight-line basis over a certain period within an average remaining service period of employees at the time of its occurrence.

Actuarial differences are amortized on a straight-line basis from the following consolidated fiscal year under review over a certain period within an average remaining service period of employees at the time of its occurrence.

3)	Provision for special repairs

A provision for special repairs is provided at a prorated amount of the estimated expense for the next repair, over the period of that repair, for payment of expenses necessary for upgrading blast furnaces and blast furnace stoves.

4)	Provision for loss on specified business

A provision for loss on specified business is provided at the estimated amount of the possible loss on specific disposal of industrial waste business, which from the following consolidated fiscal year under review.

(4)	Revenue recognition

The percentage-of-completion method is applied to constructions for which certainty of performance regarding the portion in progress before the end of the consolidated fiscal year under review can be recognized (cost percentage method is used for estimating a percentage of completion of work), while the completed-contract method is applied to any other constructions.

(5)	Other significant matters for the preparation of the consolidated financial statements

1)	Accounting method for deferred assets

Bond issuance cost is amortized until the maturity of bonds payable (all the amount is posted at the time of payment as cost if the amount is small).

2)	Accounting for consumption taxes, etc.

Transactions subject to the consumption tax and the local consumption tax are recorded at amounts exclusive of the consumption tax.

3)	Application of consolidated tax reporting

Consolidated tax reporting is applied.

5. Valuation of assets and liabilities of consolidated subsidiaries

The assets and liabilities of consolidated subsidiaries are fully valued at their market value.

6. Amortization of goodwill and negative goodwill

Goodwill is equally amortized over five years whereas it is amortized for one time if the amount is small.

7. Change in significant matters on the basis of the preparation of the consolidated financial statements

(1)	Revenue recognition

In the Engineering business, the percentage-of-completion method had been applied for the construction contracts whose period is more than one year and whose contract amount is ¥100 million or more, whereas the completed-contract method had been applied for the other constructions. In the Shipbuilding business, the percentage-of-completion method had been applied for the construction contracts whose period is one year or more and whose contract amount is ¥1 billion or more, whereas the completed-contract method had been applied for the other constructions. From the consolidated fiscal year under review, however, applying the “Accounting Standard for Construction Contracts” (ASBJ Statement No. 15, December 27, 2007) and the “Implementation Guidance on the Accounting Standard for Construction Contracts” (ASBJ Guidance No. 18, December 27, 2007), the percentage-of-completion method is applied to constructions for which certainty of performance regarding the portion in progress before the end of the consolidated fiscal year under review can be recognized (cost percentage method is used for estimating a percentage of completion of work) for construction contracts that began during the consolidated fiscal year under review, while the completed-contract method is applied to any other constructions.

Due to these changes, net sales for the consolidated fiscal year under review increased by ¥103,020 million, while operating income, ordinary income and income before income taxes all increased by ¥17,581 million.

(2)	Application of partial amendments to Accounting Standard for Retirement Benefits (Part 3)

From the consolidated fiscal year under review, “Partial Amendments to Accounting Standard for Retirement Benefits (Part 3)” (ASBJ Statement No. 19, July 31, 2008) has been applied. There is no difference accrued in benefit obligations due to this change.

(3)	Change in representation method

“Income tax payable” and “Provision for loss on construction contracts,” which had been separately presented under current liabilities on the Consolidated Balance Sheets for the fiscal year ended March 31, 2009, are included in “Other” under current liabilities on the Consolidated Balance Sheets for the consolidated fiscal year under review. “Income tax payable” amounts to ¥10,183 million and “Provision for loss on construction contracts” amounts to ¥4,037 million, for the consolidated fiscal year under review.

“Foreign exchange losses” is separated and newly represented as an account item under non-operating expenses on the Consolidated Statements of Income for the consolidated fiscal year under review. “Foreign exchange losses” amounted to ¥4,354 million for the consolidated fiscal year ended March 31, 2009, which had been included in “Other” under non-operating expenses.

8. Additional information

From this consolidated fiscal year under review, the Accounting Standards for Financial Instruments (ASBJ Statement No. 10, issued on March 10, 2008) and Guidance on Disclosure about Fair Value of Financial Instruments (ASBJ Guidance No. 19, issued on March 10, 2008) have been applied.

Notes to the Consolidated Balance Sheets

1. Assets pledged as collateral and corresponding secured obligations

(1)	Assets pledged as collateral

Property, plant and equipment	¥69,944 million
Intangible assets	¥149 million
Investment securities	¥5,645 million
“Other” under investments and other assets	¥15 million
(Note) Industrial foundation’s assets of property, plant and equipment as mortgage	¥67,879 million

(2)	Corresponding secured obligations

Short-term loans payable	¥4,084 million
Long-term loans payable	¥10,625 million

Business security deposits stipulated in Article 25 of the Building Lots and Buildings Transaction Business Act

(Note) Those of above corresponding to the industrial foundation’s assets

Short-term loans payable	¥2,488 million
Long-term loans payable	¥4,610 million

In addition to the above, deposits in the Company from the consolidated subsidiaries (¥10,900 million on the financial statements thereof) are secured against the obligations for guarantees on facility capabilities.

Also, equities of the consolidated subsidiaries (¥325 million on the financial statements thereof) are pledged.

2. Accumulated depreciation for property, plant and equipment	¥5,802,225 million

3. Liabilities on guarantees and commitments to guarantees

Guarantees on the loans payable to financial institutions, etc., of the following companies

Guangzhou JFE Steel Sheet Co., Ltd.	¥6,711 million
Thai Cold Rolled Steel Sheet Public Co., Ltd.	¥1,948 million
Other	¥741 million

Total	¥9,402 million

Other than the above, the Company offers a guarantee on an obligation that may arise in the future to Mizushima Eco-works Co., Ltd.

Limit on amount of guarantees for the consolidated fiscal year	¥3,915 million

4. Amounts of discounts on notes receivable-trade and endorsement for transfer	¥361 million

Notes to the Consolidated Statements of Changes in Net Assets

1. Type and total number of issued shares as of the end of the fiscal year under review

Common stock	614,438,399

2. Dividends

(1)	Amounts of dividends paid

Date of resolution	Type of share	Total amount of dividends (Millions of yen)	Dividend per share (Yen)	Record date	Effective date
Ordinary General Meeting of Shareholders held on June 25, 2009	Common stock	15,876	30	March 31, 2009	June 26, 2009

(2)	Of the dividends for which the record date belongs to the fiscal year under review, those dividends for which the effective date will be after the end of the fiscal year under review

Date of proposal for resolution	Type of share	Total amount of dividends (Millions of yen)	Source of funds for dividends	Dividend per share (Yen)	Record date	Effective date
Ordinary General Meeting of Shareholders to be held on June 28, 2010	Common stock	10,582	Retained earnings	20	March 31, 2010	June 29, 2010

Notes to Financial Instruments

1. Status of financial instruments

(1)	Policy on treatment of financial instruments

The Group raises the necessary funds mainly through bank loans, commercial papers and bond issuance, taking into consideration the stability and cost of funds. Temporary surplus funds are being managed with short-term financial instruments. The Group uses derivatives as a hedge against risks described below and not for speculative transactions.

(2)	Content and risks of financial instruments, and the risk management systems relating to financial instruments

Notes and accounts receivable-trade, which are trade claims, are exposed to the credit risks of customers. To manage such risks, each company of the JFE Group conducts regular reassessments of the financial standing of business partners. In addition, some of the claims were sold before due dates.

For notes and accounts payable-trade, which are trade obligations, payment due dates are usually within one year.

Trade claims and obligations in foreign currencies are exposed to risks of currency fluctuations. Hedge transactions, including forward exchange contracts, are conducted as necessary for the parts that were not balanced out by the offsets between receipts of foreign currencies through transactions denominated in the relevant foreign currencies (exports of products, etc.), and payments of foreign currencies through transactions denominated in the relevant foreign currencies (imports of raw materials, etc.).

Equities, which correspond to investment securities, are exposed to risks of market price fluctuations. Investment securities denominated in foreign currencies are exposed to risks of currency fluctuations. Most of the investment securities are equities of the companies with which business relationships are maintained, and the actual market values of such equities are regularly determined.

Taking into consideration the liquidity risk of loans and bonds payable, due dates of these obligations are set not to fall on the same day. Loans and bonds payable with floating interest rates are exposed to risks of interest-rate fluctuations. Some loans and bonds payable are hedged through interest rate swaps, etc., to cope with risks of interest-rate fluctuations and to reduce interest payments.

Derivative transactions used by the JFE Group carry risks of market price fluctuations in the future, including that of currencies, interest-rates, etc. The JFE Group uses derivatives that are only based on actual demand, such as export and import transactions, loans and bonds payable. Accordingly, these risks are limited within the scope of loss of opportunity gains. Furthermore, as the JFE Group only conducts derivative transactions with financial institutions with high credit ratings, the credit risk of failure to perform contracts due to bankruptcy of the counterparty, etc., is considered to be close to non-existent. The Company has established the internal rule on derivative transactions, and conducts transactions related to derivatives pursuant to the rule. On each actual transaction, the Company conducts a transaction upon authority by the Corporate Officer for Finance pursuant to the rule stated above. Balances, market values and losses/gains on valuation of derivatives are to be reported to the management council regularly. The consolidated subsidiaries also conduct derivative transactions pursuant to the respective internal rules.

(3)	Supplemental explanation for matters relating to market values, etc., of financial instruments

Market values of financial instruments include values based on market prices and values reasonably calculated if they have no market prices. Since calculations of the relevant values adopt certain assumptions, etc., the relevant values may vary depending on the assumptions applied.

2. Market values, etc., of financial instruments

Amounts on the Consolidated Balance Sheets, market values, and their differences as of March 31, 2010 are shown as follows. Items whose market values are considered extremely difficult to determine are not included in the table below (see Note 2).

	(Millions of yen)
	Amounts on the Consolidated Balance Sheets	Market value	Difference
(1) Cash and deposits	31,334	31,334	—
(2) Notes and accounts receivable–trade	497,500	497,500	—
(3) Short–term investment securities and investment securities
i) Held-to-maturity bonds	199	203	3
ii) Equities of subsidiaries and affiliates	73,232	69,375	(3,856)
iii) Other securities	289,489	289,489	—

Total assets	891,755	887,903	(3,852)

(1) Notes and accounts payable–trade	344,336	344,336	—
(2) Short-term loans payable	133,802	133,802	—
(3) Commercial papers	13,997	13,997	—
(4) Current portion of bonds	70,000	70,044	44
(5) Bonds payable	269,996	272,232	2,235
(6) Bonds with subscription rights to shares	300,000	320,400	20,400
(7) Long-term loans payable	680,677	682,443	1,766

Total liabilities	1,812,809	1,837,256	24,446

Derivative transactions(*1)
1) Hedge accounting not applied	(184)	(184)	—
2) Hedge accounting applied	1,497	1,497	—

Total derivative transactions	1,312	1,312	—

(*1)	Net claims and obligations resulting from derivative transactions are indicated as net amounts. Figures of total net obligations are indicated in parentheses.

(Note 1) Methods of calculating market values of financial instruments

Assets

(1)	Cash and deposits and (2) Notes and accounts receivable–trade

They are based on the relevant book values, as they are quickly settled and their market values are close to their book values. In addition, some of the accounts receivable–trade are subject to appropriation treatment (please refer to 2) of “Derivative transactions” below).

(3)	Short–term investment securities and investment securities

The market values of equities, etc., are based on the prices on stock exchanges and those of bonds receivable are based on the prices presented by correspondent financial institutions.

Liabilities

(1)	Notes and accounts–payable, (2) Short-term loans payable and (3) Commercial papers

They are based on the relevant book values, as they are quickly settled and their market values are close to their book values. In addition, some of the accounts payable–trade are subject to appropriation treatment (please refer to 2) of “Derivative transactions” below).

(4)	Current portion of bonds and (5) Bonds payable

The market value of bonds issued by the Company is stated as the market price. The market value of bonds payable subject to special treatment such as interest rate swaps (please refer to 2) of “Derivative transactions” below) is determined by discounting the total of principal and interest stated in association with the interest rate swap by an interest rate reasonably estimated from that applied to similar bonds payable.

(6)	Bonds with subscription rights to shares

The market value of bonds with subscription rights issued by the Company is determined by the general model for value computation, in consideration of such factors as exercise periods, exercise prices, stock price volatility, remaining periods and interest rates adjusted with credit risk, due to unavailability of relevant market prices.

(7)	Long–term loans payable

The market value of long-term loans payable is determined by discounting the total of principal and interest by the estimated interest rate on similar new loans payable. The market value of long-term loans payable subject to special treatment such as interest rate swaps (please refer to 2) of “Derivative transactions” below) is determined by discounting the total of principal and interest stated in association with the interest rate swap by an interest rate reasonably estimated from that applied to similar loans payable.

Derivative transactions

1)	Hedge accounting not applied

The market value of derivative transactions to which hedge accounting is not applied is based on the prices presented by correspondent financial institutions with which the relevant contract is concluded.

2)	Hedge accounting applied

The market value of derivative transactions to which basic hedge accounting is applied is based on the prices presented by correspondent financial institutions with which the relevant contract is concluded.

Instruments subject to special treatment such as interest rate swaps are stated in association with hedged bonds payable and long-term loans payable, and their market value is therefore included in the market value of the relevant bonds payable and long-term loans payable (please refer to (2), (4), (5) and (7) of “Liabilities” above.)

Instruments subject to appropriation treatment such as forward exchange contracts are stated in association with hedged items, and their market value is therefore included in the market value of the relevant accounts receivable-trade and accounts payable-trade (please refer to (2) of “Assets” and (1) of “Liabilities” above.)

(Note 2) Financial instruments whose market values are considered extremely difficult to determine

Category	Amounts on the Consolidated Balance Sheets (Millions of yen)
Unlisted equities	202,056
Unlisted bonds	64
Investment securities	11

The items above are not included in “ii) Equities of subsidiaries and affiliates” and “iii) Other securities” of “(3) Short–term investment securities and investment securities,” as they have no market prices and their market values are considered extremely difficult to determine.

Notes to Per–share Information

1) Net assets per share	¥2,689.88
2) Net income per share	¥86.35

(Reference)

Consolidated Statements of Cash Flows

(From April 1, 2009 to March 31, 2010)

		(Millions of yen)
Item		Amount
I.	Net cash provided by (used in) operating activities
	Income before income taxes	70,952
	Depreciation and amortization	248,374
	Increase (decrease) in allowance for doubtful accounts	(48,903)
	Interest and dividends income	(7,318)
	Interest expenses	19,463
	Decrease (increase) in notes and accounts receivable-trade	(13,739)
	Decrease (increase) in inventories	200,622
	Increase (decrease) in notes and accounts payable-trade	6,974
	Other	21,444

	Total	497,870
	Interest and dividends income received	11,305
	Interest expenses paid	(20,567)
	Income taxes paid	(99,059)

	Total net cash provided by (used in) operating activities	389,548

II.	Net cash provided by (used in) investing activities
	Purchase of noncurrent assets	(233,441)
	Proceeds from sales of noncurrent assets	8,628
	Purchase of investment securities	(52,452)
	Proceeds from sales of investment securities	7,561
	Other	32,978

	Total net cash provided by (used in) investing activities	(236,725)

III.	Net cash provided by (used in) financing activities
	Net increase (decrease) in short-term loans payable	2,350
	Increase (decrease) in commercial papers	(161,938)
	Proceeds from long-term loans payable	11,367
	Repayment of long-term loans payable	(180,948)
	Proceeds from issuance of bonds	80,000
	Redemption of bonds	(48,040)
	Purchase of treasury stock	(287)
	Cash dividends paid by parent company	(16,183)
	Other	(7,937)

	Total net cash provided by (used in) financing activities	(321,617)

IV.	Effect of exchange rate change on cash and cash equivalents	(5,436)

V.	Net increase (decrease) in cash and cash equivalents	(174,231)

VI.	Balance at March 31, 2009 of cash and cash equivalents	206,605

VII.	Net increase (decrease) in cash and cash equivalents resulting from change in scope of consolidation	(32)

VIII.	Balance at March 31, 2010 of cash and cash equivalents	32,342

(Reference)

Segment Information by Business

(From April 1, 2009 to March 31, 2010)

	(Millions of yen)
	Steel	Engineering	Shipbuilding	Urban development	LSI	Total	Elimination/ Corporate	Consolidated
I. Net sales, operating income, ordinary income
Net sales
(1) Net sales (unaffiliated customer)	2,226,276	283,391	286,739	23,257	24,692	2,844,356	—	2,844,356
(2) Intersegment sales or transfer	55,165	10,876	—	3,670	—	69,711	(69,711)	—

Total	2,281,441	294,267	286,739	26,927	24,692	2,914,068	(69,711)	2,844,356

Cost of sales	2,234,631	280,892	265,721	28,469	25,014	2,834,730	(79,148)	2,755,581

Operating income (loss)	46,810	13,374	21,017	(1,541)	(322)	79,338	9,436	88,775

Ordinary income (loss)	32,310	13,355	21,592	(1,831)	(917)	64,509	4,779	69,289

II. Asset, depreciation & amortization, impairment loss and capital expense
Asset	3,543,807	265,347	186,971	29,050	21,281	4,046,458	(128,141)	3,918,317

Depreciation and amortization	234,389	5,880	5,350	493	2,189	248,304	70	248,374

Impairment loss	497	650	—	2,094	—	3,242	—	3,242

Capital expense	212,176	5,790	5,856	229	1,209	225,262	5	225,268

(Note) Method of business segmentation

Business of JFE Holdings Group is segmented based on the Group’s organizational structure. Details of the segmentation based on the structure and business of the respective segments are described in the aforementioned “Business Report for 8th fiscal year, 1. Overview of the corporate group, (6) Major lines of business” on page 24 and 25.

Non-consolidated Balance Sheets

As of March 31, 2010

(Millions of yen)
Items	Amount
(ASSETS)
Current assets	461,214
Cash and deposits	534
Operating accounts receivable	3,468
Short-term loans receivable	423,900
Deferred tax assets	215
Accounts receivable-other	33,040
Other	56
Noncurrent assets	2,047,169
Property, plant and equipment	8
Tools, furniture and fixtures	3
Lease assets	4
Construction in progress	0
Intangible assets	37
Right of trademark	31
Software	6
Investments and other assets	2,047,124
Stocks of subsidiaries and affiliates	906,120
Investments in capital	4
Long-term loans receivable	1,140,200
Long-term prepaid expenses	5
Deferred tax assets	55
Other	738
Deferred assets	1,361
Bond issuance cost	1,361

Total assets	2,509,746

(LIABILITIES)
Current liabilities	263,954
Short-term loans payable	119,900
Commercial papers	13,997
Current portion of bonds	70,000
Lease obligations	1
Accounts payable-other	43,467
Accrued expenses	4,487
Income taxes payable	51
Deposits received	12,048
Noncurrent liabilities	1,203,734
Bonds payable	249,996
Bonds with subscription rights to shares	300,000
Long-term loans payable	653,600
Lease obligations	2
Allowance for directors’ retirement benefits	67
Other	68

Total liabilities	1,467,688

(NET ASSETS)
Shareholders’ equity	1,042,057
Capital stock	147,143
Capital surplus	772,574
Legal capital surplus	772,574
Retained earnings	547,076
Other retained earnings	547,076
Retained earnings brought forward	547,076
Treasury Stock	(424,736)

Total net assets	1,042,057

Total liabilities and net assets	2,509,746

(Note) Amounts are rounded down to the nearest million yen.

Non-consolidated Statements of Income

From April 1, 2009 to March 31, 2010

	(Millions of yen)
Items	Amount
Operating revenue
Dividends income	108
Financial revenue	18,585
Management fee income	5,417	24,110
Operating expenses
Financial expenses	18,523
General and administrative expenses	2,997	21,521

Operating income		2,589

Non-operating expenses
Loss on retirement of noncurrent assets	3	3

Ordinary income		2,585

Extraordinary loss
Loss on valuation of stocks of subsidiaries and affiliates	459	459

Income before income taxes		2,125
Income taxes-current		549
Income taxes-deferred		507

Net Income		1,069

(Note) Amounts are rounded down to the nearest million yen.

Non-consolidated Statements of Changes in Net Assets

From April 1, 2009 to March 31, 2010

	(Millions of yen)
	Shareholders’ equity
	Capital stock	Capital surplus	Retained earnings	Treasury stock	Total shareholders’ equity
		Legal capital surplus	Other retained earnings
			Retained earnings brought forward
Balance at March 31, 2009	147,143	772,574	561,908	(424,511)	1,057,113

Changes during the consolidated fiscal year
Dividends from surplus			(15,876)		(15,876)
Net income			1,069		1,069
Purchase of treasury stock				(287)	(287)
Disposal of treasury stock			(25)	62	37
Total changes during the consolidated fiscal year	—	—	(14,831)	(225)	(15,056)

Balance at March 31, 2010	147,143	772,574	547,076	(424,736)	1,042,057

(Note) Amounts are rounded down to the nearest million yen.

Notes to the Non-consolidated Financial Statements

1. Significant accounting policies

(1)	Equities of affiliated companies are valued at cost by the moving-average method.

(2)	Depreciation of property, plant and equipment (excluding leased assets related to finance lease transactions that do not transfer ownership) is computed by the declining balance method.

Depreciation of leased assets related to finance lease transactions that do not transfer ownership is computed by the straight-line method with estimated useful lives equal to lease terms, and zero residual values (Specific amount of residual value will be applied instead where the relevant lease agreement stipulates the amount).

(3)	Bond issuance cost is amortized until the maturity of bonds payable (all the amount is posted as cost at the time of payment if the amount is small).

Stock issuance cost is posted as cost at the time of payment.

(4)	Provision for corporate officers’ retirement benefits is posted at the amount that would be required at the end of the fiscal year under review in accordance with internal rules.

(5)	Transactions subject to the consumption tax are recorded at amounts exclusive of the consumption tax.

(6)	Consolidated tax reporting is applied.

2. Notes to the Non-consolidated Balance Sheets, etc.

(1) Accumulated depreciation for property, plant and equipment	¥25 million
(2) Short-term monetary receivables from affiliated companies	¥431,590 million
Long-term monetary receivables from affiliated companies	¥1,140,200 million
Short-term monetary payables to affiliated companies	¥54,933 million
(3) Monetary payables to Directors and Corporate Auditors	¥68 million

3. Note to the Non-consolidated Statements of Income

Transaction balance with affiliated companies	Operating revenue	¥24,098 million
	Operating expenses	¥587 million

4. Note to the Non-consolidated Statements of Changes in Net Assets

Type and total number of shares of treasury stock as of the end of the fiscal year under review

Common stock	85,298,679

5. Note to tax-effect accounting

The significant components of deferred tax assets are loss on valuation of equities of subsidiaries and affiliated companies and accrued expenses, etc. The valuation allowance is deducted.

6. Notes to per–share information

Net assets per share	¥1,969.34
Net income per share	¥2.02

7. Other note

At the meeting of the Board of Directors held on March 29, 2010, the Company resolved to accept the intragroup financing business, which had been covered by the JFE Finance Corporation, a subsidiary of the Company, as of June 1, 2010 (tentative), to concentrate the businesses within the JFE Group.

The Report of the Independent Auditors on the Consolidated Financial Statements

Translation of a report originally issued in Japanese

Report of Independent Auditors

May 7, 2010

Hajime Bada, Representative Director, President and CEO

JFE Holdings, Inc.

Ernst & Young ShinNihon LLC

Kazunori Tanigami
Certified Public Accountant
Designated and Engagement Partner

Yasuharu Nakajima
Certified Public Accountant
Designated and Engagement Partner

Shin Ichinose
Certified Public Accountant
Designated and Engagement Partner

Yusuke Nakamura
Certified Public Accountant
Designated and Engagement Partner

Pursuant to Article 444, Section 4 of the Companies Act, we have audited the consolidated balance sheet, the consolidated statement of income, the consolidated statement of changes in net assets and the notes to the consolidated financial statements of JFE Holdings, Inc. (the “Company”) applicable to the fiscal year from April 1, 2009 through March 31, 2010. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above presently, in all material respects, the financial position and results of operations of JFE Holdings, Inc., which consisted of the Company and consolidated subsidiaries, applicable to the fiscal year ended March 31, 2010 in conformity with accounting principles generally accepted in Japan.

We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

The Report of the Independent Auditors on the Non-consolidated Financial Statements

Translation of a report originally issued in Japanese

Report of Independent Auditors

May 7, 2010

Hajime Bada, Representative Director, President and CEO

JFE Holdings, Inc.

Ernst & Young ShinNihon LLC

Kazunori Tanigami
Certified Public Accountant
Designated and Engagement Partner

Yasuharu Nakajima
Certified Public Accountant
Designated and Engagement Partner

Shin Ichinose
Certified Public Accountant
Designated and Engagement Partner

Yusuke Nakamura
Certified Public Accountant
Designated and Engagement Partner

Pursuant to Article 436, Section 2, Paragraph 1 of the Companies Act, we have audited the balance sheet, the statement of income, the statement of changes in net assets, the notes to the financial statements and the related supplementary schedules of JFE Holdings, Inc. (the “Company”) applicable to the 8th fiscal year from April 1, 2009 through March 31, 2010. These financial statements and the related supplementary schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and the related supplementary schedules based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the related supplementary schedules are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and the related supplementary schedules. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and the related supplementary schedules. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and the related supplementary schedules referred to above present fairly, in all material respects, the financial position and results of operations of Mitsubishi Estate Co., Ltd. applicable to the fiscal year ended March 31, 2010 in conformity with accounting principles generally accepted in Japan.

We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

The Audit Report of the Board of Corporate Auditors

The Audit Report

Regarding the performance of duties by Directors for the 8th fiscal year, which began April 1, 2009, and ended March 31, 2010, the Board of Corporate Auditors of JFE Holdings, Inc., hereby submits its audit report, which has been prepared through discussions based on the audit reports prepared by the respective Corporate Auditors.

1.	Auditing Methods Employed by the Corporate Auditors and the Board of Corporate Auditors and the Substance Thereof

(1)	In compliance with the Auditing Rules of the Corporate Auditors and auditing plans specified by the Board of Corporate Auditors and based on the assigned tasks and others, each Corporate Auditor has communicated with the Directors the Corporate Officers and other relevant personnel to collect necessary information and improve the auditing environment. Each Corporate Auditor has audited in the following manner.

1)	Each Corporate Auditor has attended the meetings of the Board of Directors and other important meetings; heard about the execution of their duties from the Directors, the Corporate Officers and other relevant personnel; requested explanations therefrom, as required; examined important kessaisho and associated information; and studied the operations and financial position of JFE Holdings.

Moreover, each Corporate Auditor has communicated and exchanged information with the Directors, the Corporate Auditors and other relevant personnel of the subsidiaries, received reports on operations therefrom, visited subsidiaries and studied the operations and financial position of the subsidiaries, as required.

2)	Each Corporate Auditor has supervised and verified the substance of the resolution adopted by the Board of Directors with regard to the improvement of the systems stipulated in Article 100, Paragraphs 1 and 3, of the Ordinance for Enforcement of the Companies Act as the systems to ensure compliance of the execution of duties with laws, regulations and the Articles of Incorporation and other requirements to ensure the propriety of business operations, as well as the current situation of in-house systems (internal control systems) that have been improved and operated pursuant to the resolution concerned.

Moreover, each Corporate Auditor has heard about the internal control relative to financial reporting from the Directors and Ernst & Young ShinNihon LLC at the proper time and requested explanations therefrom, as required.

3)	Each Corporate Auditor has confirmed the substance of the Basic Policy Regarding Control of a Company (matters set forth in Article 118, Items 3 (a) and (b), of the Ordinance for Enforcement of the Companies Act), which is described in the Business Report.

4)	Each Corporate Auditor has supervised and verified whether the Accounting Auditors maintain independence and have done appropriate audits, and have received reports on the execution of their duties and requested explanations, as required, from the Accounting Auditors. In addition, each Corporate Auditor has been notified that “Systems to Ensure Appropriate Execution of Duties” (matters set forth in the respective items of Article 131 of the Company Accounting Ordinance) have been improved in accordance with the “Quality Control Standards for Audits” (Business Accounting Council on October 28, 2005) and others, and requested explanations therefrom, as required.

(2)	The Board of Corporate Auditors determined auditing plans, assigned tasks and others; received reports about the progress and results of audits from each Corporate Auditor; received reports on the execution of their duties; and requested explanations, as required, from the Directors and the Accounting Auditors.

In the manner explained above, the Corporate Auditors and the Board of Corporate Auditors have examined the Business Report, the non-consolidated financial statements (Non-Consolidated Balance Sheet, Non-Consolidated Statement of Income, Non-Consolidated Statement of Changes in Net Assets and Notes to the Non-Consolidated Financial Statements) and supplementary schedules thereof of JFE Holdings, as well as the consolidated financial statements (Consolidated Balance Sheet, Consolidated Statement of Income, Consolidated Statement of Changes in Net Assets and Notes to the Consolidated Financial Statements), pertaining to the fiscal year ended March 31, 2010.

65

2.	Audit Results

(1)	Audit results regarding the Business Report, etc.

1)	In our opinion, the Business Report and the supplementary schedules thereof fairly represent JFE Holdings’ conditions in accordance with the related laws and regulations and the Articles of Incorporation.

2)	We have found no evidence of wrongful action or material violation of laws, regulations or the Articles of Incorporation by any Directors with regard to the execution of their duties.

3)	In our opinion, the substance of the resolution regarding the internal control systems is fair and reasonable. We have found no matters to remark with regard to the execution of duties by the Directors concerning the internal control systems, including internal control relative to financial reporting.

As for the alleged incident regarding the Antimonopoly Act of a subsidiary, which is described in the Business Report, we have confirmed that it now addresses the prevention of a recurrence and more stringent compliance.

4)	We have found no matters to remark with regard to the Basic Policies Regarding Control of a Company, which is described in the Business Report. In our opinion, initiatives taken under Article 118, Items 3 (b), of the Ordinance of Enforcement Regulations for the Companies Act, which is described in the Business Report, comply with the Basic Policies. Accordingly, they do not impair the common interests of JFE Holdings’ shareholders or have the intention of improperly protecting any executive positions at JFE Holdings.

(2)	Audit results regarding the non-consolidated financial statements and the supplementary schedules thereof of JFE Holdings

In our opinion, the audit methods and results employed and rendered by the Accounting Auditors, Ernst & Young ShinNihon LLC, are fair and reasonable.

(3)	Audit results regarding the consolidated financial statements

In our opinion, the audit methods and results employed and rendered by the Accounting Auditors, Ernst & Young ShinNihon LLC, are fair and reasonable.

May 12, 2010

Board of Corporate Auditors of JFE Holdings, Inc.
Corporate Auditor (Full-time)	Toshikuni Yamazaki
Corporate Auditor (Full-time)	Kunio Akita
External Corporate Auditor	Toshikuni Nishinohara
External Corporate Auditor	Takaaki Wakasugi

(4)	Content of the balance sheets and other equivalents of JFE Holdings relative to the respective fiscal years (excluding those mentioned below) for which the last day of the fiscal year occurred in the past five years

JFE Holdings has publicly announced the content of the balance sheets relative to the respective fiscal years (4th, 5th, 6th, 7th and 8th) of which the last day of the fiscal year occurred in the past five years in accordance with the relevant laws and regulations. JFE Holdings has also submitted the annual securities report in accordance with Article 24 of the Financial Instruments and Exchange Act.

(5)	Matters regarding the method of converting the consideration for exchange

Shares of JFE Holdings’ common stock are traded on the First Section of Tokyo Stock Exchange, Inc., the First Section of Osaka Securities Exchange Co., Ltd., and the First Section of Nagoya Stock Exchange, Inc.

The shares of JFE Holdings’ common stock are handled by agency and brokerage services of financial instrument traders (securities companies) throughout Japan.

(6)	Matters regarding the market price of the consideration for exchange

The average of the closing prices of the shares of JFE Holdings’ common stock traded at the Tokyo Stock Exchange for 1 month until the business day (November 29, 2010) just preceding the signing date of the Share Exchange (November 30, 2010) was ¥2,663.

The market price of the consideration of the Share Exchange is viewable in the stock price information disclosed at the following URL of the Tokyo Stock Exchange.

http://www.tse.or.jp

5.	Matters regarding the appropriateness of subscription rights to shares relative to the Share Exchange

Not applicable

6.	Matters regarding financial statements

(1)	JFE Steel as the wholly owning parent for the Share Exchange

1)	Content of the financial statements relative to the final fiscal year, etc.

As stated in the enclosed Separate Volume

2)	Significant events that could have a material effect on the disposition of important properties, important debt burdens and the financial position of other corporate properties of JFE Steel after the last day of the last business year

Not applicable

(2)	Significant events that could have a material effect on the disposition of important properties, important debt burdens and the financial position of other corporate properties of Toyohira, as the wholly subsidiary for the Share Exchange, after the last day of the last business year

Not applicable

Reference Documents for the General Meeting of Shareholders

Separate Volume for the Proposal

JFE Steel Corporation’s Financial Statements, etc., for the Fiscal Year ended March 31, 2010

Business Report

(From April 1, 2009 to March 31, 2010)

Part 1    Overview of the Corporate Group

1. Business Process and Results, and Tasks Requiring Attention

[Circumstances of the Japanese Economy and the Steelmaking Industry]

During the fiscal year ended March 31, 2010, the business environment remained extremely severe although the Japanese economy showed several signs of rally after the global setback triggered by the finance crisis in the autumn of 2008.

Domestic demand for steel including that for automobile production gradually recovered but remained sluggish in the construction field including architecture and civil engineering.

[Production and Sales]

In such a severe business climate, the JFE Steel Group promoted planning and infrastructure developments in anticipation of future growth with forward-looking measures such as equipment works to realize the annual capacity of 33 million tons of crude steel output and export reinforcement initiatives to establish a stable marketing network.

Crude steel output decreased by 3.2% year-on-year to 28.35 million tons, affected by the reduction in demand both in Japan and overseas in the first half of the fiscal year, although upward momentum was seen in the second half.

Net sales fell to 2,281.4 billion yen, a decline of 33.4% year-on-year, as sales volumes and prices contracted.

[Income Summary]

Operating income and ordinary income declined considerably, affected by the reduction in sales volumes and the decline in sales prices, despite lower raw material prices and efforts to improve earnings. Consequently, operating income dropped 89.0% year-on-year to 46.8 billion yen and ordinary income declined 92.2% to 32.3 billion yen.

Gains on sales of investment securities under extraordinary income resulted in income before income taxes of 36.8 billion yen and net income of 30.3 billion yen, which were year-on-year decreases of 89.6% and 85.5%, respectively.

[Tasks Requiring Attention]

Although the worst of the business environment surrounding the JFE Steel Group seems to have bottomed given the economic stimulus measures in Japan and overseas and firm recovery primarily in the emerging countries, it is uncertain whether such recovery trends will persist.

In these circumstances, the JFE Steel Group intends to aggressively enhance its cost competitiveness to regain its high-profitability capability early and promote new growth strategies toward future growth while carefully monitoring the business environment.

Specifically, the following measures will be addressed.

JFE Steel Group will accelerate development of innovative technologies amid intensifying global competition with a 10-year outlook. It will focus on the development of process technologies such as CO2 reduction technology and of revolutionary products that contribute to energy/resource saving.

Our other growth-oriented initiatives include our efforts to accurately gauge demand in geographical areas with growth potential, notably Asia and other regions, and in new-energy-related fields, and delivering value-added products to the market as early as possible.

We will build production systems capable of responding more flexibly to demand-supply changes and advance other profitability-improvement measures at the group-wide level to enhance cost competitiveness.

To promote the above-mentioned activities, we will continuously focus on developing human resources to respond to globalization and on passing on skills to the next generations at manufacturing sites.

The JFE Steel Group is determined to continue its group-wide committed efforts to enhance compliance address global environmental issues and ensure safety—all of which are essential to earning the trust of society.

2. Production and Sales

The Group’s production and sales during the period were as follows;

(1) Production (Crude Steel Output)

	(Thousand tons)
	6th period FY2008	7th period FY2009	Change (%)
JFE Steel and its consolidated subsidiaries	29,280	28,352	-928	(-3.2%)
Non-consolidated (JFE Steel)	26,554	25,826	-728	(-2.7%)

(2) Sales

	(Millions of yen)
	6th period FY2008	7th period FY2009	Change (%)
Steel business	3,423,365	2,281,441	-1,141,924	(-33.4%)
Including export volume	1,181,879	838,434	-343,445	(-29.1%)

3. Capital Expenditure

Total amount of capital expenditure of JFE Steel and its consolidated subsidiaries was 212,176 million yen and the major expenditure during the period was as follows;

(1) Major Facility Completed During the Period

JFE Steel Corporation	West Japan Works (Kurashiki)	Revamp of No.3 Blast Furnace

(2) Major Ongoing Facility during the Period

None

4. Fund Procurement

None

5. Assets and Operating Results

(1) Assets and Operating Results of JFE Steel Group

	(Millions of yen)
Item	4th period FY2006	5th period FY2007	6th period FY2008	7th period FY2009
Net sales	2,925,110	3,203,342	3,423,365	2,281,441
Operating income	499,911	521,730	425,085	46,810
Ordinary income	503,945	508,900	412,591	32,310
Net income	295,898	314,790	209,395	30,384
Net income per share (yen)	548.80	583.84	388.36	56.35
Net assets	1,129,645	1,106,351	1,089,819	1,174,567
Total assets	3,562,734	3,641,232	3,631,671	3,543,807

(2) Assets and Operating Results of JFE Steel Corporation

	(Millions of yen)
Item	4th period FY2006	5th period FY2007	6th period FY2008	7th period FY2009
Net sales	2,055,587	2,276,281	2,585,005	1,649,520
Operating income	388,826	408,085	324,542	2,676
Ordinary income	407,518	401,440	335,161	17,066
Net income	250,672	237,800	141,905	30,789
Net income per share (yen)	464.92	441.04	263.19	57.10
Net assets	1,059,721	957,838	929,029	1,001,751
Total assets	3,017,817	3,065,533	3,065,914	2,994,730

6. Major Lines of Business (As of March 31, 2010)

Manufacture and sales of various steel products are JFE Steel Group’s main business as integrated steel and pig iron manufacturer. In more details, our business is manufacture and sales of steel processed products and raw materials, etc., as well as transportation business and peripheral businesses such as the equipment maintenance and equipment work businesses.

[Major Products and Services]

Steel products (rails, sheet piles, H-shapes, steel shapes, steel bars, wire rods, steel plates, hot-rolled steel sheets, cold-rolled steel sheets, surface-treated steel sheets, electrical steel sheets, stainless sheets, seamless steel pipes, forge welded steel pipes, electric resistance welded steel pipes, rectangular steel pipes, arc-welded steel pipes), titanium products, steel processed products, solar cell materials, chemical products, formed and fabricated products, various containers, mining and mineral products, iron and steel slag products, functional materials, ferroalloy, various refractories, furnace construction works, various transportation and warehousing, civil engineering and construction works, equipment management and construction works, electric works, telecommunications works, thermal power generation, gas, temporary construction materials, real estate, insurance agency business, various service businesses, steel structures, various computer systems, material analysis, environmental research, technical information surveys, support for intellectual properties, etc.

7. Major Sales Offices, Works and Overseas Offices (As of March 31, 2010)

(1) JFE Steel Corporation

Head office	Head office (Chiyoda, Tokyo)

Domestic sales offices	Osaka, Nagoya, Hokkaido (Sapporo), Tohoku (Sendai), Chiba, Kanagawa (Yokohama), Niigata, Shizuoka, Hokuriku (Toyama), Okayama, Chugoku (Hiroshima), Shikoku (Takamatsu), Kyusyu (Fukuoka) and Okinawa (Naha)

Steelworks	East Japan Works (Chiba and Kawasaki), West Japan Works (Kurashiki and Fukuyama) and Chita Works (Handa)

Research laboratories	Steel research laboratories (Chiba, Kawasaki, Handa, Kurashiki and Fukuyama)

Overseas offices	New York, Houston, Brisbane, Brazil, London, New Delhi, Singapore, Bangkok, Jakarta, Manila, Seoul, Beijing, Shanghai and Guangzhou

(2) Major Affiliated Companies

Major affiliated companies and their head office locations are listed in “9. Significant Parent Company and Subsidiaries” below.

8. Employees (As of March 31, 2010)

Number of employees of Corporate Group is as follows.

(1) Employees of JFE Steel Group

Number of employees
42,842

(2) Employees of JFE Steel Corporation

Number of employees (year-on-year)	Average age (years old)	Average years of service
13,922 (decreased by 666)	41.4	20.8

(Note) The number of employees does not include 5,877 employees seconded to other company.

9. Significant Parent Company and Subsidiaries (As of March 31, 2010)

(1) Significant Parent Company

JFE Holdings, Inc. is our parent company and holds 100% of our shares (539,170,000).

Our main business is manufacture and sales of steel products as an operational company of JFE Holdings. JFE Steel and JFE Holdings have entered into an agreement to share expenses for a group management operation conducted by JFE Holdings and expenses accompanied with the operation.

(2) Significant Subsidiaries

(* Stocks held by the subsidiary company are included.)

Name	Location	Description of business	Capital (Millions of yen)	JFE Steel’s voting rights ratio (%)
JFE Bars & Shapes Corporation	Minato, Tokyo	Manufacture and sales of steel shapes, steel bars and wire rod products	45,000	100.0
JFE Chemical Corporation	Taito, Tokyo	Manufacture and sales of chemical products	6,000	100.0
Daiwa Steel Corporation	Osaka	Manufacture of steel bars using an electric furnace and their sales	5,050	92.4
JFE Metal Products & Engineering Inc.	Chuo, Tokyo	Manufacture, processing and sales of secondary steel products	5,000	96.4
JFE Galvanizing & Coating Co., Ltd	Chuo, Tokyo	Manufacture, processing and sales of secondary steel products	5,000	98.4
JFE Logistics Corporation	Chiyoda, Tokyo	Various transportation and warehousing businesses	4,000	89.1
JFE Container Co., Ltd.	Chiyoda, Tokyo	Manufacture and sales of various containers	2,365	*54.2
JFE Civil Engineering & Construction Corp.	Taito, Tokyo	Contracting for civil engineering and construction works	2,300	100.0
JFE Mineral Company, Ltd.	Minato, Tokyo	Mining and manufacture, processing and sales of mineral products, and manufacture and sales of iron and steel slag and functional materials	2,000	*99.9
JFE Life Corporation	Taito, Tokyo	Real estate, insurance agency and various service businesses	2,000	99.9
JFE Mechanical Co., Ltd.	Taito, Tokyo	Manufacture and sales of machinery and equipment, and contracting for equipment management and construction works	1,700	93.8
Toyohira Steel Corporation	Sapporo	Manufacture of steel bars using an electric furnace and their sales, and manufacture and sales of various steel structures	1,560	*51.3
JFE Welded Pipe Manufacturing Co., Ltd.	Ichihara, Chiba	Manufacture and sales of electric resistance welded steel pipes	1,437	98.4
JFE Systems, Inc.	Sumida, Tokyo	Development and sales of various computer systems	1,390	*67.7
Mizushima Ferroalloy Co., Ltd.	Kurashiki, Okayama	Manufacture and sales of ferroalloy	1,257	*93.8
JFE Pipe Fitting Mfg. Co., Ltd.	Kishiwada, Osaka	Manufacture and sales of steel pipe joints	958	81.4
JFE Kozai Corporation	Chuo, Tokyo	Shearing and fusing of steel plates/sheets, and sales of steel materials	488	94.5
JFE Material Co., Ltd.	Imizu, Toyama	Manufacture and sales of ferroalloy	450	98.0
JFE Precision Co.	Niigata	Manufacture and sales of formed and fabricated materials	450	100.0
River Steel Co., Ltd.	Yokohama	Processing and sales of steel products, and contracting for civil engineering and construction works	450	90.0
JEF Electrical & Control Systems, Inc.	Kobe	Contracting for electric works, telecommunications works and equipment management	400	*100.0
JFE Electrical Steel Co., Ltd.	Osaka	Processing and sales of electrical steel sheets	400	99.9
Tohoku Steel Corporation	Sendai	Manufacture of steel bars using an electric furnace and their sales	300	94.2
JFE Techno-Research Corporation	Chuo, Tokyo	Material analysis, environmental research, technical information surveys and support for intellectual properties	100	100.0
JFE Steel Australia Resources Pty Ltd.	Brisbane, Australia	Investments in coal mines and the iron ore mining business in Australia	AUD 460 million	100.0
Philippine Sinter Corporation	Makati, Metro Manila Philippine	Manufacture and sales of sintered ore	PHP 500 million	100.0
Thai Coated Steel Sheet Co., Ltd.	Bangkok, Thailand	Manufacture and sales of electrogalvanized steel products	THB 2,206 million	81.4

(3) Significant Affiliates

(* Stocks held by the subsidiary company are included.)

Name	Location	Description of business	Capital (Millions of yen)	JFE Steel’s voting rights ratio (%)
Brazil Japan Iron Ore Corporation	Minato, Tokyo	Investment in the iron ore mining business in Brazil	118,348	19.3
JFE Shoji Holdings, Inc.	Osaka	Planning and management of business strategies of the JFE Shoji Group, as well as their auxiliary businesses	20,000	*39.5
Setouchi Joint Thermal Power Co., Ltd.	Fukuyama, Hiroshima	Wholesale of electricity resulting from thermal power generation	5,000	50.0
Gecoss Corporation	Chuo, Tokyo	Rental and sales of temporary construction materials	4,397	*39.4
Shinagawa Refractories Co., Ltd.	Chiyoda, Tokyo	Manufacture and sales of various refractories, and contracting for furnace construction works	3,300	33.8
Nippon Chuzo K.K.	Kawasaki	Manufacture and sales of cast steel products, etc.	2,102	*42.1
Exa Corporation	Kawasaki	Development and sales of various computer systems	1,250	49.0
K.K. JFE Sanso Center	Fukuyama, Hiroshima	Manufacture and sales of oxygen, nitrogen and argon gases, etc.	90	40.0
Dongkuk Steel Mill Co., Ltd.	Seoul, South Korea	Manufacture and sales of steel products	KRW 421,185 million	15.1
Guangzhou JFE Steel Sheet Co., Ltd.	Guangzhou, China	Manufacture and sales of cold-rolled and hot-dip zinc galvanized steel sheets	CNY 3,191 million	50.0
Thai Cold Rolled Steel Sheet Public Co., Ltd.	Bangkok, Thailand	Manufacture and sales of cold-rolled steel sheets	THB 10,703 million	22.4
California Steel Industries, Inc.	Fontana, U.S.	Manufacture and sales of steel products	USD 40 million	50.0

(Note)

•	Effective from the fiscal year ended March 31, 2010, JFE Steel Australia Resources Pty Ltd. and Philippine Sinter Corporation have been included in the category of “Significant subsidiaries” above.

•	JFE Koken Corporation transferred the construction business to JFE Civil Engineering & Construction Corporation as of April 1, 2009 to enhance JFE Group’s construction business.

•

JFE Refractories Corporation, which previously was a consolidated subsidiary of JFE Steel, merged with Shinagawa Refractories Co., Ltd., as of October 1, 2009 to expand the business size and enhance the management base and stable supply system for business customers, and was renamed Shinagawa Refractories Co., Ltd., thereby becoming an equity-method affiliate of JFE Steel.

•	The consolidated subsidiaries and equity-method affiliates totaled 162 and 33 respectively including the respective companies stated in (2) and (3).

•	Consolidated business results for the fiscal year ended March 31, 2010 are shown in “5. Assets and Operating Results, (1) Assets and Operating Results of JFE Steel Group.”

10. Major Lenders (As of March 31, 2010)

Name	Loan balance (Millions of yen)
JFE Holdings, Inc.	1,472,100
JFE Finance Corporation	127,983
Meiji Yasuda Life Insurance Company	12,500
Fukoku Mutual Life Insurance Company	5,000
Development Bank of Japan Inc.	3,293

Part 2	JFE Steel’s Share (As of March 31, 2010)

1.	Number of Shares	Total number of shares authorized to be issued	2,100,000,000
		Total number of shares issued	539,170,000
2.	Number of Shareholders	One
3.	Shareholder

Name	Number of shares held (thousand shares)	Shareholding ratio (%)
JFE Holdings, Inc.	539,170	100.0

Part 3	Directors and Corporate Auditors

1. Directors and Corporate Auditors (As of March 31, 2010)

Representative Director, President & CEO	Hajime Bada
Representative Director	Yoshio Ishikawa
Representative Director	Eiji Hayashida
Representative Director	Hiroshi Nomura
Director	Kohei Wakabayashi
Corporate Auditor (Full-time)	Makoto Shibata
Corporate Auditor (Full-time)	Koichi Ikeda
Corporate Auditor	Toyofumi Kitada

1. Koichi Ikeda and Toyofumi Kitada are External Corporate Auditors.

2. Following Directors and Corporate Auditor retired effective April 1, 2010.

Representative Director	Hajime Bada	Representative Director, President & CEO of JFE Holdings, Inc.

Director	Kohei Wakabayashi	Remain an executive vice president of JFE Holdings, Inc.

Corporate Auditor	Toyofumi Kitada	Affiliate of JFE Steel Corporation

3. Following Directors and Corporate Auditor were assigned effective April 1, 2010.

Representative Director	Tsutomu Yajima
Representative Director	Mitsugu Aikawa
Corporate Auditor	Kunio Akita

4. Position of Director was changed as follows effective April 1, 2010.

Name	New position	Previous position
Yoshio Ishikawa	Director	Representative Director

5. Corporate Officers are listed below. (As of March 31, 2010)

President	CEO	Hajime Bada

Executive Vice President	Construction Materials & Services Center, Osaka Sales Office, IT Innovation Leading Dept., Sales Coordination & Operation Planning Dept., Logistic Dept., Business Planning Departments, Sales Departments, Sales Offices	Yoshio Ishikawa

Executive Vice President	General Administration Dept., Legal Dept., Real Estate Dept., Soga Waterfront Development Dept., Corporate Planning Dept., Guangzhou Project Team, Technical Cooperation Dept., Affiliated Business Departments, Controller Dept., Auditing Dept., Labor Relations & Human Resources Dept., Personnel & Organization Dept., Human Rights Dept.	Eiji Hayashida

Executive Vice President	East Japan Works, Chita Works, Raw Materials Dept., Materials & Machinery Purchasing Dept., Slag Business Planning & Control Dept., Resources Recycling Dept., General Superintendent of West Japan Works, Solar Silicon Division, Safety & Industrial Health Dept.	Hiroshi Nomura

Senior Vice President	Assistant General Superintendent of West Japan Works	Hidenori Yasuoka

Senior Vice President	General Manager of Electrical Steel Business Planning Function, Electrical Appliance Steel Sales Dept., Hot-Rolled Steel Products Export Dept., Cold-Rolled Steel Products Export Dept., Energy Industry Steel Products Export Dept.	Tsutomu Yajima

Senior Vice President	Intellectual Property Dept., Environmental Control Dept., Technology Planning Dept., General Superintendent of Steel Research Laboratory	Takashi Sekita

Senior Vice President	General Manager of Shapes & Spiral Tubes Business Planning Function, Stainless & Specialty Steel Sales Dept., General Manager of Construction Materials & Services Center	Tsutomu Yuba

Senior Vice President	General Superintendent of East Japan Works	Kazuo Omata

Senior Vice President	General Manager of Plate Business Planning Function, Plate Business Planning Dept., Pipe & Tube Sales Dept., Iron Powder Sales Dept.	Mitsugu Aikawa

Senior Vice President	Assistant General Superintendent of West Japan Works	Toshinobu Nakanishi

Senior Vice President	Raw Materials Dept., Materials & Machinery Purchasing Dept.	Yoshihide Fujii

Vice President	Assistant General Superintendent of Steel Research Laboratory	Shogo Tomita

Vice President	IT Innovation Leading Dept., Sales Coordination & Operation Planning Dept., Logistics Dept.	Sadao Ono

Vice President	Assistant General Superintendent of Steel Research Laboratory	Kazuhiro Hirohata

Vice President	General Manager of Iron Powder Business Planning Function, Assistant General Superintendent of East Japan Works	Akira Matsuda

Vice President	General Administration Dept., Legal Dept., Labor Relations & Human Resources Dept., Personnel & Organization Dept., Human Rights Dept.	Koji Kakigi

Vice President	General Manager of Sheet Business Planning Function, Sheet & Strip Sales Dept., Automotive Steel Sales Dept.	Naosuke Oda

Vice President	Controller Dept., Auditing Dept.	Yasushi Kurokawa

Vice President	Assistant General Superintendent of East Japan Works	Yoichi Nimura

Vice President	General Manager of Steel Bar & Wire Rod Business Planning Function, General Manager of Osaka Sales Office, Steel Bar & Wire Rod Sales Dept.	Susumu Moriyasu

Vice President	Assistant General Superintendent of West Japan Works	Hitoshi Kawata

Vice President	General Manager of Tubular Products Business Planning Function, General Superintendent of Chita Works	Hiromu Oka

Vice President	Intellectual Property Dept., Environmental Control Dept., Technology Planning Dept., Slag Business Planning & Control Dept., Resources Recycling Dept.	Hiroshi Nishizaki

Vice President	General Manager of Stainless Steel Business Planning Function, Assistant General Superintendent of East Japan Works	Hirobumi Nishimura

Vice President	Corporate Planning Dept., Guangzhou Project Team, Technical Cooperation Dept.	Shigeru Ogura

Vice President	Assistant General Superintendent of Steel Research Laboratory	Seishi Tsuyama

Vice President	Real Estate Dept., Soga Waterfront Development Dept., Affiliated Business Dept. I, Affiliated Business Dept. II	Eiichi Shiokawa

(1) Following Corporate Officers retired effective March 31, 2010.

President	Hajime Bada	Representative Director, President & CEO of JFE Holdings, Inc.

Executive Vice President	Yoshio Ishikawa

Remain an Director of JFE Steel Corporation

Executive Vice President of JFE Holdings, Inc.

Plan to be assigned an Representative Director and Executive Vice President of JFE Holdings, Inc. in June 2010

Senior Vice President	Hidenori Yasuoka	Representative Director, President & CEO of JFE Pipe Fitting Mfg. Co., Ltd

(2) Following Corporate Officers were assigned effective April 1, 2010.

Vice President	Makoto Watanabe
Vice President	Hiroshi Ueda
Vice President	Manabu Umakoshi

(3) Positions and responsibilities of Corporate Officers are as follows effective April 1, 2010.

President	CEO	Eiji Hayashida

Executive Vice President	East Japan Works, Chita Works, Raw Materials Dept., Materials & Machinery Purchasing Dept., Environmental Control Dept., Ironmaking Technology Dept., Steelmaking Technology Dept., Slag Business Planning & Control Dept., Resources Recycling Dept., General Superintendent of West Japan Works, Solar Silicon Division, Safety & Industrial Health Dept.	Hiroshi Nomura

Executive Vice President	Construction Materials & Services Center, IT Innovation Leading Dept., Sales Coordination & Operation Planning Dept., Logistics Dept., Business Planning Departments., Sales Departments., Sales Offices	Tsutomu Yajima

Executive Vice President	General Administration Dept., Legal Dept., Real Estate Dept., Affiliated Business Departments, Controller Dept., Auditing Dept., Labor Relations & Human Resources Dept., Personnel & Organization Dept., Human Rights Dept.	Mitsugu Aikawa

Senior Vice President	Intellectual Property Dept., Technology Planning Dept., General Superintendent of Steel Research Laboratory	Takashi Sekita

Senior Vice President	General Manager of Shapes & Spiral Tubes Business Planning Function, General Manager of Stainless Steel Business Planning Function, General Manager of Construction Materials & Services Center, Project Marketing Dept., Stainless & Specialty Steel Sales Dept.	Tsutomu Yuba

Senior Vice President	General Superintendent of East Japan Works	Kazuo Omata

Senior Vice President	Assistant General Superintendent of West Japan Works	Toshinobu Nakanishi

Senior Vice President	Raw Materials Dept., Materials & Machinery Purchasing Dept.	Yoshihide Fujii

Senior Vice President	Assistant General Superintendent of Steel Research Laboratory	Shogo Tomita

Senior Vice President	Hot-Rolled Sheet & Strip Export Dept., Plate & Shape Steel Export Dept., Energy Industry Steel Products Export Dept.	Sadao Ono

Senior Vice President	Assistant General Superintendent of Steel Research Laboratory	Kazuhiro Hirohata

Senior Vice President	Assistant General Superintendent of East Japan Works	Akira Matsuda

Senior Vice President	General Administration Dept., Legal Dept., Labor Relations & Human Resources Dept., Personnel & Organization Dept., Human Rights Dept.	Koji Kakigi

Senior Vice President	General Manager of Sheet Business Planning Function., Sheet & Strip Sales Dept., Automotive Steel Sales Dept.	Naosuke Oda

Senior Vice President	Controller Dept., Auditing Dept.	Yasushi Kurokawa

Vice President	Assistant General Superintendent of East Japan Works	Yoichi Nimura

Vice President	General Manager of Plate Business Planning Function, General Manager of Steel Bar & Wire Rod Business Planning Function, General Manager of Iron Powder Business Planning Function, Plate Sales Dept., Pipe & Tube Sales Dept., Steel Bar & Wire Rod Sales Dept., Iron Powder Sales Dept.	Susumu Moriyasu

Vice President	Assistant General Superintendent of West Japan Works	Hitoshi Kawata

Vice President	Assistant General Superintendent of West Japan Works	Hiromu Oka

Vice President	Intellectual Property Dept., Technology Planning Dept.	Hiroshi Nishizaki

Vice President	Environmental Control Dept., Ironmaking Technology Dept., Steelmaking Technology Dept., Slag Business Planning & Control Dept., Resources Recycling Dept.	Hirobumi Nishimura

Vice President	Corporate Planning Dept., Guangzhou Project Team, Technical Cooperation Dept.	Shigeru Ogura

Vice President	Assistant General Superintendent of Steel Research Laboratory	Seishi Tsuyama

Vice President	Real Estate Dept., Affiliaed Business Dept. I, Affiliated Business Dept. II	Eiichi Shiokawa

Vice President	General Manager of Tubular Products Business Planning Function, General Superintendent of Chita Works	Makoto Watanabe

Vice President	IT Innovation Leading Dept., Sales Coordination & Operation Planning Dept., Logistics Dept.	Hiroshi Ueda

Vice President	General Manager of Electrical Steel Business Planning Function, Electrical Appliance Steel Sales Dept., Electrical Steel Sales Dept., Cold-Rolled Sheet & Strip Export Dept.	Manabu Umakoshi

2. Remuneration for Director and Corporate Auditor

Position	Amount (Thousands of yen)
Director	335,809
Corporate Auditor	80,124

3. Significant Concurrent Posts of External Officers

Position	Name	Concurrent post	Relation between the company and JFE steel corporation
External Corporate Auditor	Koichi Ikeda	Corporate Auditor of	JFE Group company
JFE Engineering Corporation

		Corporate Auditor of JFE Bars & Shapes Corporation	Subsidiary of JFE steel corporation

	Toyofumi Kitada	N/A

Part 4	Situation of Accounting Auditor

1. Designation of Accounting Auditor: Ernst & Young ShinNihon LLC

2. Amount of Remuneration for the Accounting Auditor

		(Thousands of yen)
1)	Total Amount of remuneration to be paid by JFE Steel and its subsidiaries	327,523
2)	Total Amount of payments described in 1) above, which fall under the business set forth in Article 2, Paragraph 1, of the Certified Public Accountants Act (Act No. 103 of 1948)	327,403
3)	Total Amount of payments described in 2) above, which paid to Accounting Auditor by JFE Steel	70,000

1.	The audit agreement between the Accounting Auditor and JFE Steel does not separately stipulate audit remunerations based on the Companies Act or the Financial Instruments and Exchange Act. Hence, the remuneration in 3) above does not separate these two types of payment.

2.	Of the significant subsidiaries of JFE Steel, JFE Steel Australia Resources Pty Ltd., Philippine Sinter Corporation, and Thai Coated Steel Sheet Co., Ltd. are subject to audits of accounts by a certified public account or incorporated accounting firm other than the Accounting Auditor of JFE Steel.

Part 5	Systems to Ensure Compliance of the Execution of Duties by Directors with Laws, Regulations and the Articles of Incorporation and Other Systems to Ensure the Propriety of Business Operations

JFE Steel improves and operates the systems above pursuant to the following basic policies. JFE Steel also streamlines internal control relative to financial reporting.

Basic Policies for Establishing Internal Control Systems

Pursuant to the enforcement of the Companies Act, the following policies shall be confirmed and decided in accordance with the purpose and intent of Article 362, Paragraph 4, Item 6, and Article 362, Paragraph 5, of the Act, as well as of the relevant Ordinance for Enforcement Regulations for the Companies Act, the following shall be confirmed and decided with regard to the Basic Policies for Establishing Internal Control Systems.

1.	JFE Steel’s Corporate Vision, Values and Standards of Business Conduct, as well as the Articles of Incorporation and Rules of the Board of Directors, and the like including all the norms, rules, regulations, policies and detailed operating regulations (hereinafter the “Rules and Regulations”) shall integrally and collectively constitute the internal control systems of JFE Steel. The Board of Directors shall therefore comply with the Rules and Regulations. JFE Steel shall also endeavor to realize the purpose and intent of the above laws and regulations through appropriate reviews and revisions of the internal control systems and the Rules and Regulations based on statutory changes associated with corporate activities or in response to changes in the social environment and from the viewpoint of improving the efficiency of the execution of duties.

2.	The following items shall be confirmed for the relationship between JFE Steel’s current systems and the Rules and Regulations with regard to the Systems Set Forth in Article 362, Paragraph 4, Item 6, of the Companies Act and in the Respective Items of Article 100, Paragraph 1, of the Ordinance for Enforcement of the Companies Act.

(1)	Systems to ensure compliance of the execution of duties by Directors and employees with laws, regulations and the Articles of Incorporation

(a)	Important management matters of JFE Steel and its Group companies shall be decided by the Board of Directors or the Management Committee in accordance with the relevant rules through deliberation at the Management Committee. Important investment subjects shall be referred to the Management Committee for deliberation in accordance with the relevant rules through the predetermined examination of business investment/finance or capital investment.

(b)	Business operations shall be executed by the Corporate Officers in charge under the control of the Representative Director, President and CEO in accordance with the in-house rules for authority and responsibilities and other internal policy guidelines stipulated by the respective departments.

(c)	The CSR Council shall be established under the control of the Representative Director, President and CEO, and several committees and Task Forces, which are formed as required, shall constitute the CSR Council. The relevant rules, risk response policies and other internal policy guidelines shall be appropriately reviewed and improved from the viewpoint of ensuring the effectiveness and efficiency of their tasks and complying with the ethical statutes by the respective task forces. Furthermore, the Legal Task Force shall follow up on legislation and revisions to the existing laws and regulations to examine how to reflect them in the Rules and Regulations.

(d)	The internal auditing department shall audit the effectiveness and efficiency of the execution of their respective duties and the compliance conditions of the ethical statutes.

(2)	Systems to ensure the efficient execution of Directors’ duties

In-depth and efficient deliberations shall be encouraged at the collegial bodies such as the Board of Directors. In addition, efficiency shall be checked and examined and rules shall be continuously reviewed from the viewpoint of ensuring the effectiveness and efficiency of the execution of duties at the CSR Council Task Force meetings. Furthermore, the internal auditing department shall audit the effectiveness and efficiency of the execution of their respective duties in addition to the compliance conditions of the ethical statutes.

(3)	Systems to keep and manage information pertaining to the execution of duties by Directors

The Rules of the Board of Directors, the Management Committee, the Document Storage Management, the Confidential Information Management, the Information Security Management and other rules and regulations associated with keeping and managing information shall constitute the systems.

(4)	Rules and other systems regarding loss risk management

The Corporate Officers in charge shall endeavor to check and identify risk management issues of management-related risks in executing duties at the respective departments. Individual risk issues of considerable importance shall be deliberated by the Management Committee, on a case-by-case basis. The CSR Council task forces shall identify risks involved in business activities in a cross-sectional manner and deliberate and examine response policies on an ongoing basis.

The risk related to any disaster or accident shall be handled based on the Companywide Anti-Disaster Rules and other relevant rules, in principle. The Management Committee shall deliberate on the review of individual countermeasures and responses or rules, as required.

(5)	Systems to ensure the propriety of business operations conducted by the JFE group, which consists of JFE Steel, the parent (JFE Holdings Inc.) and subsidiaries thereof

JFE Steel is a wholly owned subsidiary of JFE Holdings Inc. The JFE Group’s overall systems are structured by incorporating similar systems of JFE Steel and its affiliated Group companies into the parent’s primary systems, such as those for ethical statute compliance, risk management, financial reporting and information disclosure. As a corporate group subject to the control of the parent, JFE Steel’s systems have certain features: a procedure that requires the parent’s decision to be made compulsory for certain important matters; the integration of several compliance systems for ethical statutes such as similar committees at respective affiliated Group companies under the control of the Group Compliance Committee, which is established by the parent; and the establishment of a Review Committee at the group-wide level for financial reporting and the disclosure of information.

3.	The following items shall be confirmed for JFE Steel’s current systems with regard to the systems set forth in the respective items of Article 100, Paragraph 3, of the Ordinance for Enforcement of the Companies Act

(1)	Matter regarding employees as assistants to support the Corporate Auditors’ duties

Employees who support any Corporate Auditor in conducting his/her duties shall be staff of the Corporate Auditor’s Secretariat.

(2)	Matter regarding the independence of employees from Directors

The personnel affairs of the employees who serve as assistants to the Corporate Auditors shall be consulted between the Corporate Auditors and the Board of Corporate Auditors.

(3)	System for reporting to the Corporate Auditors

(a)	The Corporate Auditors shall attend the meetings of the Board of Directors, the Management Committee and other important meetings and receive reports thereat.

(b)	The Directors, Corporate Officers and employees shall report the execution of their duties to the Board of Corporate Auditors and/or any Corporate Auditor as required or if so requested by the Board of Corporate Auditors or any Corporate Auditor.

(4)	Other systems to ensure effective audits by the Corporate Auditors

(a)	The Directors shall set the Rules of the Board of Corporate Auditors and the Auditing Rules of the Corporate Auditors, and establish an organized, effective audit system.

(b)	The Directors, Corporate Officers and employees shall cooperate with the Corporate Auditors in improving the auditing environment so that various Corporate Auditors’ activities can be smoothly executed, including access to important documents, site examinations, exchanges of opinion with Directors and others, examination of subsidiaries and collaboration with the Corporate Auditors of any subsidiaries, all of which are considered necessary for the audits executed by the Corporate Auditors.

(c)	The Corporate Auditors shall receive reports from the Accounting Auditors and the internal auditing department on their audit results in an appropriate and timely manner and maintain a close working arrangement with the Accounting Auditors.

(Note) JFE Steel has made the required amendments to the above policies pursuant to the abolition of the Board of Corporate Auditors as of April 1, 2010, after having modified the Articles of Incorporation.

(Note) As for fractions less than the respective units in the Business Report, the amounts and the number of shares are truncated, whereas ratios and other values are rounded off.

[Consolidated Balance Sheets]

	(Millions of yen)
	As of March 31, 2009	As of March 31, 2010
Assets
Current assets
Cash and deposits	36,845	18,401
Notes and accounts receivable-trade	418,061	329,350
Merchandise and finished goods	236,973	231,699
Work in process	40,025	—
Raw materials and supplies	400,984	320,316
Deferred tax assets	—	47,883
Other	174,381	232,172
Allowance for doubtful accounts	(669)	(725)

Total current assets	1,306,603	1,179,098

Noncurrent assets
Property, plant and equipment
Buildings and structures	403,083	393,771
Machinery, equipment and vehicles	723,887	682,952
Land	477,428	473,768
Construction in progress	71,910	96,987
Other	32,286	28,031

Total property, plant and equipment	1,708,596	1,675,510

Intangible assets	61,965	55,894
Investments and other assets
Investment securities	390,377	506,522
Deferred tax assets	73,018	—
Other	93,099	128,596
Allowance for doubtful accounts	(2,054)	(1,878)

Total investments and other assets	554,442	633,240

Total noncurrent assets	2,325,004	2,364,644

Deferred assets	63	64

Total assets	3,631,671	3,543,807

	(Millions of yen)
	As of March 31, 2009	As of March 31, 2010
Liabilities
Current liabilities
Notes and accounts payable-trade	252,804	265,073
Short-term loans payable	412,236	495,306
Current portion of bonds	40,000	—
Other	308,965	253,023

Total current liabilities	1,014,006	1,013,403

Noncurrent liabilities
Bonds payable	20,000	20,000
Long-term loans payable	1,288,785	1,138,225
Deferred tax assets for land revaluation	14,366	12,397
Provision for retirement benefits	112,699	106,935
Provision for special repairs	41,778	34,134
Other	50,215	44,143

Total noncurrent liabilities	1,527,845	1,355,837

Total liabilities	2,541,852	2,369,240

Net assets
Shareholders’ equity
Capital stock	239,644	239,644
Capital surplus	383,146	383,490
Retained earnings	488,764	523,753

Total shareholders’ equity	1,111,555	1,146,888

Valuation and translation adjustments
Valuation difference on available-for-sale securities	(21,964)	22,794
Deferred gains or losses on hedges	(38)	381
Revaluation reserve for land	14,755	12,004
Foreign currency translation adjustment	(48,286)	(40,433)

Total valuation and translation adjustments	(55,534)	(5,252)

Minority interests	33,797	32,931

Total net assets	1,089,819	1,174,567

Total liabilities and net assets	3,631,671	3,543,807

Note: Figures are rounded down to the nearest million yen.

[Consolidated Statements of Income]

	(Millions of yen)
	FY2008 (From April 1, 2008 to March 31, 2009)	FY2009 (From April 1, 2009 to March 31, 2010)
Net sales	3,423,365	2,281,441
Cost of sales	2,750,888	2,032,131

Gross profit	672,476	249,310

Selling, general and administrative expenses	247,390	202,499

Operating income	425,085	46,810

Non-operating income
Interest income	1,575	862
Dividends income	8,133	5,149
Equity in earnings of affiliates	15,935	6,824
Rent income	7,827	7,236
Profit on inventories	12,955	4,278
Other	7,794	15,341

Total non-operating income	54,221	39,693

Non-operating expenses
Interest expenses	24,604	20,324
Loss on retirement of noncurrent assets	17,650	11,471
Foreign exchange losses	—	6,733
Other	24,460	15,664

Total non-operating expenses	66,715	54,194

Ordinary income	412,591	32,310

Extraordinary income
Gain on sales of investment securities	13,784	4,572
Gain on sales of subsidiaries and affiliates’ stocks	3,315	—

Total extraordinary income	17,099	4,572

Extraordinary loss
Impairment loss	20,685	—
Loss on valuation of investment securities	54,766	—

Total extraordinary losses	75,451	—

Income before income taxes	354,239	36,883

Income taxes-current	133,978	13,996

Income taxes-deferred	9,793	(9,030)

Total income taxes	143,772	4,965

Minority interests in income	1,072	1,532

Net income	209,395	30,384

Note: Figures are rounded down to the nearest million yen.

[Consolidated Statements of Changes in Net Assets]

	(Millions of yen)
	FY2008 (From April 1, 2008 to March 31, 2009)	FY2009 (From April 1, 2009 to March 31, 2010)
Shareholders’ equity
Capital stock
Balance at the end of previous period	239,644	239,644
Changes of items during the period
Total changes of items during the period	—	—

Balance at the end of current period	239,644	239,644

Capital surplus
Balance at the end of previous period	383,146	383,146
Total changes of items during the period
Increase by merger	—	343
Total changes of items during the period	—	343

Balance at the end of current period	383,146	383,490

Retained earnings
Balance at the end of previous period	398,926	488,764
Effect of changes in accounting policies applied to foreign subsidiaries	(10,507)	—
Total changes of items during the period
Dividends from surplus	(100,000)	—
Net income	209,395	30,384
Change of scope of consolidation	—	1,587
Increase by merger	—	266
Reversal of revaluation reserve for land	(9,049)	2,750
Total changes of items during the period	100,345	34,989

Balance at the end of current period	488,764	523,753

Total shareholders’ equity
Balance at the end of previous period	1,021,717	1,111,555
Effect of changes in accounting policies applied to foreign subsidiaries	(10,507)	—
Changes of items during the period
Dividends from surplus	(100,000)	—
Net income	209,395	30,384
Change of scope of consolidation	—	1,587
Increase by merger	—	610
Reversal of revaluation reserve for land	(9,049)	2,750
Total changes of items during the period	100,345	35,333

Balance at the end of current period	1,111,555	1,146,888

	(Millions of yen)
	FY2008 (From April 1, 2008 to March 31, 2009)	FY2009 (From April 1, 2009 to March 31, 2010)
Valuation and translation adjustments
Valuation difference on available-for-sale securities
Balance at the end of previous period	57,039	(21,964)
Changes of items during the period
Net changes of items other than shareholders’ equity	(79,003)	44,759
Total changes of items during the period	(79,003)	44,759

Balance at the end of current period	(21,964)	22,794

Deferred gains or losses on hedges
Balance at the end of previous period	(459)	(38)
Changes of items during the period
Net changes of items other than shareholders’ equity	420	420
Total changes of items during the period	420	420

Balance at the end of current period	(38)	381

Revaluation reserve for land
Balance at the end of previous period	5,658	14,755
Changes of items during the period
Net changes of items other than shareholders’ equity	9,096	(2,750)
Total changes of items during the period	9,096	(2,750)

Balance at the end of current period	14,755	12,004

Foreign currency translation adjustment
Balance at the end of previous period	(13,019)	(48,286)
Changes of items during the period
Net changes of items other than shareholders’ equity	(35,267)	7,852
Total changes of items during the period	(35,267)	7,852

Balance at the end of current period	(48,286)	(40,433)

Total valuation and translation adjustments
Balance at the end of previous period	49,219	(55,534)
Changes of items during the period
Net changes of items other than shareholders’ equity	(104,754)	50,281
Total changes of items during the period	(104,754)	50,281

Balance at the end of current period	(55,534)	(5,252)

Minority interests
Balance at the end of previous period	35,415	33,797
Changes of items during the period
Net changes of items other than shareholders’ equity	(1,617)	(866)
Total changes of items during the period	(1,617)	(866)

Balance at the end of current period	33,797	32,931

	(Millions of yen)
	FY2008 (From April 1, 2008 to March 31, 2009)	FY2009 (From April 1, 2009 to March 31, 2010)
Total net assets
Balance at the end of previous period	1,106,351	1,089,819
Effect of changes in accounting policies applied to foreign subsidiaries	(10,507)	—
Changes of items during the period
Dividends from surplus	(100,000)	—
Net income	209,395	30,384
Change of scope of consolidation	—	1,587
Increase by merger	—	610
Reversal of revaluation reserve for land	(9,049)	2,750
Net changes of items other than shareholders’ equity	(106,371)	49,414
Total changes of items during the period	(6,025)	84,747

Balance at the end of current period	1,089,819	1,174,567

Note: Figures are rounded down to the nearest million yen.

Notes to the Consolidated Financial Statements

Significant matters on the basis of the preparation of the consolidated financial statements

Item		Previous consolidated fiscal year (From April 1, 2008 to March 31, 2009)	Consolidated fiscal year under review (From April 1, 2009 to March 31, 2010)
1	Scope of consolidation	170 companies of the Company’s subsidiaries are included in the scope of consolidation. The names of significant consolidated subsidiaries are as stated in “(2) Significant subsidiaries” of “9. Significant parent companies and subsidiaries” of “Part 1 Overview of the Corporate Group” the Business Report. Accordingly, listing of these subsidiaries is omitted.	162 companies of the Company’s subsidiaries are included in the scope of consolidation. The names of significant consolidated subsidiaries are as stated in “(2) Significant subsidiaries” of “9. Significant parent companies and subsidiaries” of “Part 1 Overview of the Corporate Group” the Business Report. Accordingly, listing of these subsidiaries is omitted.

		10 companies including JFE ALEC CO., LTD. have been newly included in the scope of consolidation for the consolidated fiscal year under review, due to making them subsidiaries of the Company by share acquisitions or as a consequence of new establishment as an entity.	Three companies including JFE Steel Australia BY Pty Ltd. have been newly included in the scope of consolidation for the consolidated fiscal year under review, due to their increased significance or making them subsidiaries of the Company by share acquisitions.

		Eight companies including JFE Shoji Konan Steel Center Co., LTD. have been excluded from the scope of consolidation due to sales of the shares held, mergers or liquidations.	11 companies including JFE Refractories Corporation have been excluded from the scope of consolidation due to mergers.

		One non-consolidated subsidiary is excluded from the scope of consolidation because the exclusion has no significant impact on a rational evaluation of the financial condition and the operating results of the Group, based on their respective total assets, net sales, net income (loss) (corresponding to the equity ratio owned by the Company) and retained earnings (corresponding to the equity ratio owned by the Company), etc.	One non-consolidated subsidiary is excluded from the scope of consolidation because the exclusion has no significant impact on a rational evaluation of the financial condition and the operating results of the Group, based on their respective total assets, net sales, net income (loss) (corresponding to the equity ratio owned by the Company) and retained earnings (corresponding to the equity ratio owned by the Company), etc.

Item		Previous consolidated fiscal year (From April 1, 2008 to March 31, 2009)	Consolidated fiscal year under review (From April 1, 2009 to March 31, 2010)
2	Application of the equity method	33 companies of the Company’s subsidiaries are accounted for by the equity method. The names of significant companies accounted for by the equity method are as stated in “(3) Significant affiliates” of “9. Significant parent companies and subsidiaries” of “Part 1 Overview of the Corporate Group” the Business Report. Accordingly, listing of these companies is omitted.	33 companies of the Company’s subsidiaries are accounted for by the equity method. The names of significant companies accounted for by the equity method are as stated in “(3) Significant affiliates” of “9. Significant parent companies and subsidiaries” of “Part 1 Overview of the Corporate Group” the Business Report. Accordingly, listing of these companies is omitted.

		Brazil Japan Iron Ore Corporation has been newly accounted for by the equity method for the consolidated fiscal year under review due to share acquisition.	Two companies including Shinagawa Refractories Co., Ltd. have been newly accounted for by the equity method for the consolidated fiscal year under review due to the merger with JFE Refractories Corporation, which had been a Company’s consolidated subsidiary, etc. Two companies including KV Artec Inc. are no longer accounted for by the equity method due to sales of the shares held.

		The equity method is not applied for the non-consolidated subsidiaries and affiliates including NISSIN-UNYU CO., LTD. because their respective net income (loss) (corresponding to the equity ratio owned by the Company) and retained earnings (corresponding to the equity ratio owned by the Company) have no significant impact and the non-application has no significant impact on the consolidated financial statements.	The equity method is not applied for the non-consolidated subsidiaries and affiliates including NISSIN-UNYU CO., LTD. because their respective net income (loss) (corresponding to the equity ratio owned by the Company) and retained earnings (corresponding to the equity ratio owned by the Company) have no significant impact and the non-application has no significant impact on the consolidated financial statements.

Item		Previous consolidated fiscal year (From April 1, 2008 to March 31, 2009)	Consolidated fiscal year under review (From April 1, 2009 to March 31, 2010)
3	Fiscal years, etc., of consolidated subsidiaries, etc.

The closing date of some of the consolidated subsidiaries (three domestic companies and 35 overseas companies), including THAI COATED STEEL SHEET CO., LTD., is December 31 or March 20. Since the difference between the closing dates of said consolidated subsidiaries and the consolidated closing date is not more than three months, their respective financial statements as of and for the year ended respective closing dates of these companies are used in preparing the consolidated financial statements.

In preparing the consolidated financial statements, the financial statements as of and for the year ended respective closing dates are used for these companies, with necessary adjustments provided for consolidation purposes with regard to material transactions between their closing dates and the consolidated closing date.

The closing date of some of the consolidated subsidiaries (three domestic companies and 37 overseas companies), including THAI COATED STEEL SHEET CO., LTD., is December 31 or March 20. Since the difference between the closing dates of said consolidated subsidiaries and the consolidated closing date is not more than three months, their respective financial statements as of and for the year ended respective closing dates of these companies are used in preparing the consolidated financial statements.

In preparing the consolidated financial statements, the financial statements as of and for the year ended respective closing dates are used for these companies, with necessary adjustments provided for consolidation purposes with regard to material transactions between their closing dates and the consolidated closing date.

4	Accounting policies

(1) Valuation basis and method for significant assets

1)      Securities

Held-to-maturity bonds

Valued at amortized cost

Available-for-sale securities

For which the market values are readily determinable:

Mainly valued at market determined by the average of market prices for one month prior to the consolidated closing date

(Unrealized gains and losses are reported, net of applicable taxes, in a separate component of net assets. The cost of securities sold is determined mainly by the moving-average method.)

1) Securities Held-to-maturity bonds (Same as on the left) Available-for-sale securities For which the market values are readily determinable: (Same as on the left)

		For which the market values are not readily determinable: Mainly valued at cost determined by the moving-average method	For which the market values are not readily determinable: (Same as on the left)

Item	Previous consolidated fiscal year (From April 1, 2008 to March 31, 2009)	Consolidated fiscal year under review (From April 1, 2009 to March 31, 2010)

2)      Inventories

Mainly valued at cost determined by the last-in, first-out method. (The amount posted in the Consolidated Balance Sheets is computed by writing down the book value with regard to the inventories for which profitability was clearly declining.)

2) Inventories (Same as on the left)

(2) Depreciation method of significant depreciable assets	1) Property, plant and equipment (excluding lease assets) Mainly computed by the declining balance method	1) Property, plant and equipment (excluding lease assets) (Same as on the left)

2)      Noncurrent assets (excluding lease assets)

Mainly computed by the straight-line method

Capitalized software for internal use is amortized by the straight-line method over the internal useful life (mainly five years).

2) Noncurrent assets (excluding lease assets) (Same as on the left)

3)      Lease assets

Leased assets related to finance lease transactions that do not transfer ownership are depreciated using the straight-line method with estimated useful lives equal to lease terms, and zero residual values (Specific amount of residual value be applied instead where the relevant lease agreement stipulates the amount).

3) Lease assets (Same as on the left)

(3) Accounting basis of significant provisions and allowances

1)      Allowance for doubtful accounts

An allowance for doubtful accounts is provided for possible losses from uncollectible claims, at the amount calculated based on the actual rate of loss from the bad debt for ordinary claims, and on the estimated recoverability for specific receivables such as doubtful claims.

1) Allowance for doubtful accounts (Same as on the left)

Item	Previous consolidated fiscal year (From April 1, 2008 to March 31, 2009)	Consolidated fiscal year under review (From April 1, 2009 to March 31, 2010)

2)      Provision for retirement benefits

At the Company and the significant consolidated subsidiaries, a provision for retirement benefits for employees is provided at an amount calculated based on the estimated amounts of benefit obligations and pension assets at the end of the consolidated fiscal year under review.

2) Provision for retirement benefits (Same as on the left)

Prior service cost is mainly amortized on a straight-line basis over a certain period within an average remaining service period of employees at the time of its occurrence.

Actuarial differences are mainly amortized on a straight-line basis from the following consolidated fiscal year under review over a certain period within an average remaining service period of employees at the time of its occurrence.

3)      Provision for special repairs

A provision for special repairs is provided at a prorated amount of the estimated expense for the next repair, over the period of that repair, for payment of expenses necessary for upgrading blast furnaces and blast furnace stoves.

3) Provision for special repairs (Same as on the left)

(4) Translation basis for significant assets and liabilities denominated in foreign currencies into yen	Claims and obligations denominated in foreign currencies of foreign subsidiaries are translated into yen at the spot rate of foreign exchange on the consolidated closing date and the resulting translation exchange differences are posted as profits/losses.	(Same as on the left)

Item		Previous consolidated fiscal year (From April 1, 2008 to March 31, 2009)	Consolidated fiscal year under review (From April 1, 2009 to March 31, 2010)
(5) Significant hedge accounting method

Hedge accounting method

The deferral hedge accounting method is applied. Basically, certain foreign exchange contracts are subject to appropriation treatment and certain interest rate swaps are subject to special treatment if they satisfy the respective requirements.

Hedge accounting method (Same as on the left)

Hedging policy, etc.

The Company and its consolidated subsidiaries conduct hedge transactions, including forward exchange contracts, to cope with risks of currency fluctuations related to export and import transactions. The Company and its consolidated subsidiaries also conduct hedge transactions including interest rate swaps, etc., to cope with risks of interest-rate fluctuations and to reduce interest payments regarding their liabilities (loans and bonds payable, etc.).

Hedging policy, etc.

The Company and its consolidated subsidiaries conduct hedge transactions, including forward exchange contracts, to cope with risks of currency fluctuations related to export and import transactions.

		Basic policy on hedge transactions by the Company and its consolidated subsidiaries stipulates that those transactions should be only based on actual demand, and these transactions are conducted pursuant to the internal rules on hedge transactions (“Fund Management Regulations, “Derivative Transaction Regulations” and “Basic Regulations on Management of Group Companies).	Basic policy on hedge transactions by the Company and its consolidated subsidiaries stipulates that those transactions should be only based on actual demand, and these transactions are conducted pursuant to the internal rules on hedge transactions.

	(6) Accounting method for consumption taxes, etc.	Recorded at amounts exclusive of the consumption tax	(Same as on the left)

	(7) Application of consolidated tax reporting	Consolidated tax reporting is applied.	(Same as on the left)

5	Valuation of assets and liabilities of consolidated subsidiaries	The assets and liabilities of consolidated subsidiaries are fully valued at their market value.	(Same as on the left)

6	Amortization of goodwill and negative goodwill	Goodwill is equally amortized over five years after its occurrence (amortized for one time if the amount is small).	(Same as on the left)

Change in significant matters on the basis of the preparation of the consolidated financial statements

Item		Previous consolidated fiscal year (From April 1, 2008 to March 31, 2009)	Consolidated fiscal year under review (From April 1, 2009 to March 31, 2010)
1	Application of Part 1al amendments to Accounting Standard for Retirement Benefits (Part 3)	—	From the consolidated fiscal year under review, “Part 1al Amendments to Accounting Standard for Retirement Benefits (Part 3)” (ASBJ Statement No. 19, July 31, 2008) has been applied. There is no difference accrued in benefit obligations due to this change.

2	Change in valuation basis and method for significant assets

Inventories

Inventories held for ordinary sale had been mainly valued at cost determined by the last-in, first-out method. From the consolidated fiscal year under review, the Company has adopted the Accounting Standard for the Measurement of Inventories (ASBJ Statement No. 9, issued on July 5, 2006), thereby those inventories have been mainly valued at cost determined by the last-in, first-out method. (The amount posted in the Consolidated Balance Sheets is computed by writing down the book value with regard to the inventories for which profitability was clearly declining.)

Due to this change, operating income, ordinary income and income before income taxes for the consolidated fiscal year under review all decreased by ¥11,550 million, respectively.

—

Item		Previous consolidated fiscal year (From April 1, 2008 to March 31, 2009)	Consolidated fiscal year under review (From April 1, 2009 to March 31, 2010)
3	Application of accounting standard for lease transactions

The Company had previously accounted for its leased assets related to finance lease transactions that do not transfer ownership by an accounting treatment similar to the procedures used for ordinary operating leases. From the consolidated fiscal year under review, the Company has adopted the “Accounting Standard for Lease Transactions” (ASBJ Statement No. 13 June 17, 1993 (Business Accounting Council, First Subcommittee), revised March 30, 2007)) and the “Guidance on Accounting Standard for Lease Transactions” (ASBJ Guidance No. 16 (January 18, 1994 (Japanese Institute of Certified Public Accountants, Accounting System Committee), revised March 30, 2007)), thereby applying the same accounting treatment for lease transactions as that for regular purchase/sale transactions.

The impact of this change on operating income, ordinary income and income before income taxes for the consolidated fiscal year under review is immaterial.

—

4	Practical solution on unification of accounting policies applied to foreign subsidiaries for consolidated financial statements	From the consolidated fiscal year under review, the Company has adopted the “Practical Solution on Unification of Accounting Policies Applied to Foreign Subsidiaries for Consolidated Financial Statements” (ASBJ PITF No. 18, issued on May 17, 2006) with necessary revisions for consolidated financial settlement. The impact of this change on operating income, ordinary income and income before income taxes for the consolidated fiscal year under review is immaterial.	—

Change in representation method

Previous consolidated fiscal year (From April 1, 2008 to March 31, 2009)		Consolidated fiscal year under review (From April 1, 2009 to March 31, 2010)
(Consolidated Balance Sheets)		(Consolidated Balance Sheets)

1

With implementation of the “Cabinet Office Ordinance Part 1ally Revising the Regulation for Terminology, Forms and Preparation of Financial Statements” (Cabinet Office Ordinance No. 50, August 7, 2008), “Inventories” in the financial statements for the previous consolidated fiscal year has been separately presented into “Merchandise and finished goods,” “Work in process,” and “Raw materials and supplies” for the consolidated fiscal year under review.

“Merchandise and finished goods,” “Work in process,” and “Raw materials and supplies” included in the “Inventories” for the previous consolidated fiscal year amounted to ¥247,412 million, ¥40,944 million and ¥288,346 million, respectively.

		1	“Work in process,” which had been separately presented under current liabilities for the previous consolidated fiscal year, has been included in “Other” under current assets for the consolidated fiscal year under review, as it does not exceed one-hundredth the amount of total liabilities and net assets. “Work in process” under current assets for the consolidated fiscal year under review amounts to ¥30,122 million.

2	“Deferred tax assets” under investments and other assets for the previous consolidated fiscal year has been separated and newly represented as an account item, as it exceeds one-hundredth the amount of total assets. “Deferred tax assets” under investments and other assets amounted to ¥33,180 million for the previous consolidated fiscal year, which had been included in “Other” under investments and other assets.	2	“Deferred tax assets” under current assets for the previous consolidated fiscal year has been separated and newly represented as an account item, as it exceeds one-hundredth the amount of total assets. “Deferred tax assets” under current assets amounted to ¥29,736 million for the previous consolidated fiscal year, which had been included in “Other” under current assets.

3

“Income taxes payable,” which had been separately presented under current liabilities for the previous consolidated fiscal year, has been included in “Other” under current liabilities for the consolidated fiscal year under review, as it does not exceed one-hundredth the amount of total liabilities and net assets. “Income taxes payable” under current liabilities for the consolidated fiscal year under review amounts to ¥26,271 million.

(Consolidated Statements of Income)

“Foreign exchange losses,” which had been separately presented under non-operating expenses for the previous consolidated fiscal year, has been included in “Other” under non-operating expenses for the consolidated fiscal year under review, as it does not exceed ten-hundredth the amount of total non-operating expenses. “Foreign exchange losses” under non-operating expenses for the consolidated fiscal year under review amounts to ¥4,183 million.

3

“Deferred tax assets,” which had been separately presented under investments and other assets for the previous consolidated fiscal year, has been included in “Other” under investments and other assets for the consolidated fiscal year under review, as it does not exceed one-hundredth the amount of total assets. “Deferred tax assets” under investments and other assets for the consolidated fiscal year under review amounts to ¥35,368 million.

(Consolidated Statements of Income)

“Foreign exchange losses” under non-operating expenses for the previous consolidated fiscal year has been separated and newly represented as an account item, as it exceeds ten-hundredth the amount of total non-operating expenses. “Foreign exchange losses” under non-operating expenses amounted to ¥4,183 million for the previous consolidated fiscal year, which had been included in “Other” under non-operating expenses.

Additional information

Item	Previous consolidated fiscal year (From April 1, 2008 to March 31, 2009)	Consolidated fiscal year under review (From April 1, 2009 to March 31, 2010)
Financial instruments	—	From the consolidated fiscal year under review, the Company has adopted the Accounting Standards for Financial Instruments (ASBJ Statement No. 10, issued on March 10, 2008) and Guidance on Disclosure about Fair Value of Financial Instruments (ASBJ Guidance No. 19, issued on March 10, 2008).

Change in estimated useful lives of property, plant and equipment	From the consolidated fiscal year under review, the Company has changed the estimated useful lives of certain machinery and equipment pursuant to the revisions of statutory useful lives in the Corporation Tax Act. Due to this change, depreciation for the consolidated fiscal year under review increased by ¥6,907 million, while operating income decreased by ¥6,821 million, ordinary income and income before income taxes by ¥6,859 million, respectively.	—

(Consolidated Balance Sheets)

Previous consolidated fiscal year (As of March 31, 2009)
1	Accumulated depreciation for property, plant and equipment	¥5,518,206	million

2	Assets pledged as collateral
	Property, plant and equipment	¥6,743	million
	Intangible assets	¥69	million
	Investment securities	¥5,148	million

(Note) Industrial foundation’s assets of property, plant and equipment as mortgage		¥4,858	million

	Secured obligations corresponding to above
	Short-term loans payable	¥1,603	million
	Long-term loans payable	¥2,591	million

(Note) Those of above corresponding to the industrial foundation’s assets

	Short-term loans payable	¥95	million
	Long-term loans payable	¥634	million

	Below is pledged corresponding to above:
	Investment securities	¥5,139	million

	In addition to the above, equities of the consolidated subsidiaries held by the Company (¥325 million on the financial statements thereof) are pledged.

3	Liabilities on guarantees, etc.

	Guarantees are offered on the bonds payable, loans payable to financial institutions, etc., of the following companies.

	JFE Holdings, Inc.	¥248,040	million
	Guangzhou JFE Steel Sheet Co., Ltd.	¥7,803	million
	Other	¥7,555	million

	Total	¥263,398	million

4	Amounts of discounts on notes receivable-trade and endorsement for transfer

	Amount of discounts on notes receivable-trade	¥179	million
	Amount of endorsement for transfer	¥87	million

Consolidated fiscal year under review (As of March 31, 2010)
1	Accumulated depreciation for property, plant and equipment	¥5,641,275	million

2	Assets pledged as collateral
	Property, plant and equipment	¥6,460	million
	Intangible assets	¥149	million
	Investment securities	¥4,855	million

(Note) Industrial foundation’s assets of property, plant and equipment as mortgage		¥4,629	million

	Secured obligations corresponding to above
	Short-term loans payable	¥1,684	million
	Long-term loans payable	¥1,248	million

(Note) Those of above corresponding to the industrial foundation’s assets

	Short-term loans payable	¥88	million
	Long-term loans payable	¥510	million

	Below is pledged corresponding to above:
	Investment securities	¥4,841	million

	In addition to the above, equities of the consolidated subsidiaries held by the Company (¥325 million on the financial statements thereof) are pledged.

3	Liabilities on guarantees, etc.

	Guarantees are offered on the bonds payable, loans payable to financial institutions, etc., of the following companies.

	JFE Holdings, Inc.	¥320,000	million
	Guangzhou JFE Steel Sheet Co., Ltd.	¥6,711	million
	Other	¥6,254	million

	Total	¥332,965	million

4	Amounts of discounts on notes receivable-trade and endorsement for transfer

	Amount of discounts on notes receivable-trade	¥70	million
	Amount of endorsement for transfer	¥291	million

(Consolidated Statements of Changes in Net Assets)

Previous consolidated fiscal year (From April 1, 2008 to March 31, 2009)

1 Issued	shares

Type of share	As of March 31, 2008	Increase	Decrease	As of March 31, 2009
Common stock (Thousands of shares)	539,170	—	—	539,170

2 Dividends

(1) Amounts of dividends paid

The resolutions made at the General Meeting of Shareholders as of December 25, 2008, pursuant to the provisions of Article 319, Paragraph 1 of the Companies Act are as follows.

Dividends related to common stock

a) Total amount of dividends	¥100,000 million
b) Dividend per share	¥185.47
c) Effective date	December 31, 2008

(Note) The Company made payment of dividends to JFE Holdings, Inc., the wholly owning parent of the Company, on January 5, 2009. Record date was not set for said dividends.

(2) Of the dividends for which the record date belongs to the consolidated fiscal year under review, those dividends for which the effective date will be after the end of the consolidated fiscal year under review

Not applicable

Consolidated fiscal year under review (From April 1, 2009 to March 31, 2010)

1 Issued	shares

Type of share	As of March 31, 2009	Increase	Decrease	As of March 31, 2010
Common stock (Thousands of shares)	539,170	—	—	539,170

2 Dividends

(1) Amounts of dividends paid

Not applicable

(2) Of the dividends for which the record date belongs to the consolidated fiscal year under review, those dividends for which the effective date will be after the end of the consolidated fiscal year under review

Not applicable

(Financial instruments)

Consolidated fiscal year under review (From April 1, 2009 to March 31, 2010)

1	Status of financial instruments

(1)	Policy on treatment of financial instruments

The Group procures funds mainly from JFE Holdings, Inc., the wholly owning parent of the Company. JFE Holdings, Inc. raises the necessary funds mainly through bank loans, commercial papers and bond issuance, taking into consideration the stability and cost of funds. Temporary surplus funds are being managed with short-term financial instruments. The Group uses derivatives as a hedge against risks described below and not for speculative transactions.

(2)	Content and risks of financial instruments, and the risk management systems relating to financial instruments

Notes and accounts receivable-trade, which are trade claims, are exposed to the credit risks of customers. To manage such risks, each company of the JFE Group conducts regular reassessments of the financial standing of business partners. In addition, some of the claims were sold before due dates.

For notes and accounts payable-trade, which are trade obligations, payment due dates are usually within one year.

Trade claims and obligations in foreign currencies are exposed to risks of currency fluctuations. Hedge transactions, including forward exchange contracts, are conducted as necessary for the parts that were not balanced out by the offsets between receipts of foreign currencies through transactions denominated in the relevant foreign currencies (exports of products, etc.), and payments of foreign currencies through transactions denominated in the relevant foreign currencies (imports of raw materials, etc.).

Equities, which correspond to investment securities, are exposed to risks of market price fluctuations. Investment securities denominated in foreign currencies are exposed to risks of currency fluctuations. Most of the investment securities are equities of the companies with which business relationships are maintained, and the actual market values of such equities are regularly determined.

Taking into consideration the liquidity risk of loans and bonds payable, due dates of these obligations are set not to fall on the same day. Loans and bonds payable with floating interest rates are exposed to risks of interest-rate fluctuations.

Derivative transactions used by the JFE Group carry risks of market price fluctuations in the future, including that of currencies, interest-rates, etc. The JFE Group uses derivatives that are only based on actual demand, such as export and import transactions, loans and bonds payable. Accordingly, these risks are limited within the scope of loss of opportunity gains. Furthermore, as the JFE Group only conducts derivative transactions with financial institutions with high credit ratings, the credit risk of failure to perform contracts due to bankruptcy of the counterparty, etc., is considered to be close to non-existent. The Company has established the internal rule on derivative transactions, and conducts transactions related to derivatives pursuant to the rule. On each actual transaction, the Company conducts a transaction upon authority by the Corporate Officer in charge of Controller Dept. pursuant to the rule stated above, which was approved and adopted by the CEO of the Company. Balances, market values and losses/gains on valuation of derivatives are to be reported to the Board of Directors regularly. The consolidated subsidiaries also conduct derivative transactions pursuant to the respective internal rules.

(3)	Supplemental explanation for matters relating to market values, etc., of financial instruments

Market values of financial instruments include values based on market prices and values reasonably calculated if they have no market prices. Since calculations of the relevant values adopt certain assumptions, etc., the relevant values may vary depending on the assumptions applied.

2	Market values, etc., of financial instruments

Amounts on the Consolidated Balance Sheets, market values, and their differences as of March 31, 2010 are shown as follows. Items whose market values are considered extremely difficult to determine are not included in the table below (see Note 2).

	(Millions of yen)
	Amounts on the Consolidated Balance Sheets	Market value	Difference
(1) Cash and deposits	18,401	18,401	—
(2) Notes and accounts receivable–trade	329,350	329,350	—
(3) Short–term investment securities and investment securities
1) Held-to-maturity bonds	199	203	3
2) Other securities	260,332	260,332	—

Total assets	608,284	608,288	3

(1) Notes and accounts payable–trade	265,073	265,073	—
(2) Short-term loans payable	495,306	495,306	—
(3) Bonds payable	20,000	21,300	1,300
(4) Long-term loans payable	1,138,225	1,140,745	2,520

Total liabilities	1,918,604	1,922,424	3,820

Derivative transactions (*1)
1) Hedge accounting not applied	(184)	(184)	—
2) Hedge accounting applied	406	406	—

Total derivative transactions	221	221	—

(*1)	Net claims and obligations resulting from derivative transactions are indicated as net amounts. Figures of total net obligations are indicated in parentheses.

(Note 1) Methods of calculating market values of financial instruments

Assets

(1)	Cash and deposits and (2) Notes and accounts receivable–trade

They are based on the relevant book values, as they are quickly settled and their market values are close to their book values.

(3)	Short–term investment securities and investment securities

The market values of equities, etc., are based on the prices on stock exchanges and those of bonds receivable are based on the prices presented by correspondent financial institutions.

Liabilities

(1)	Notes and accounts–payable and (2) Short-term loans payable

They are based on the relevant book values, as they are quickly settled and their market values are close to their book values.

(3)	Bonds payable

The market value of bonds issued by the Company is stated as the market price.

(4)	Long–term loans payable

The market value of long-term loans payable is determined by discounting the total of principal and interest by the estimated interest rate on similar new loans payable.

Derivative transactions

1)	Hedge accounting not applied

The market value of derivative transactions to which hedge accounting is not applied is based on the prices presented by correspondent financial institutions with which the relevant contract is concluded.

2)	Hedge accounting applied

The market value of derivative transactions to which basic hedge accounting is applied is based on the prices presented by correspondent financial institutions with which the relevant contract is concluded.

(Note 2) Financial instruments whose market values are considered extremely difficult to determine

Category	Amounts on the Consolidated Balance Sheets (Millions of yen)
Unlisted equities	28,126
Unlisted bonds	64
Investment securities	4

The items above are not included in “2) Other securities” of “(3) Short–term investment securities and investment securities,” as they have no market prices and their market values are considered extremely difficult to determine.

(Per–share Information)

Previous consolidated fiscal year (From April 1, 2008 to March 31, 2009)
Net assets per share	¥1,958.60
Net income per share	¥388.36

Consolidated fiscal year under review (From April 1, 2009 to March 31, 2010)
Net assets per share	¥2,117.39
Net income per share	¥56.35

(Notes)	1	Diluted net income per share is not presented as no residual securities exist.

	2	Basis for calculation of net assets per share and net income per share is as follows.

		(1) Net assets per share

	(Millions of yen)
	As of March 31, 2009	As of March 31, 2010
Total net assets	1,089,819	1,174,567
Amount to be deducted from total net assets	33,797	32,931
(Minority interests out of the above to be deducted from total net assets)	33,797	32,931
Net assets related to common stock as of the end of the consolidated fiscal year	1,056,021	1,141,635
Number of shares of common stock as of the end of the consolidated fiscal year used to calculate net assets per share	539,170 (thousands of shares)	539,170 (thousands of shares)

(2)	Net income per share

	(Millions of yen)
	Previous consolidated fiscal year (From April 1, 2008 to March 31, 2009)	Consolidated fiscal year under review (From April 1, 2009 to March 31, 2010)
Net income	209,395	30,384
Amount not attributable to shareholders of common stock	—	—
Net income related to common stock	209,395	30,384
Average number of shares of common stock during the consolidated fiscal year	539,170 (thousands of shares)	539,170 (thousands of shares)

(Significant subsequent events)

Not applicable

[Non-consolidated Balance Sheets]

	(Millions of yen)
	As of March 31, 2009	As of March 31, 2010
Assets
Current assets
Cash and deposits	27,052	9,053
Accounts receivable-trade	264,168	175,801
Merchandise and finished goods	163,175	177,335
Work in process	6,548	3,641
Raw materials and supplies	322,173	259,901
Advance payments-trade	24,701	10,539
Prepaid expenses	1,680	1,657
Deferred tax assets	15,386	33,709
Accounts receivable-other	39,138	93,238
Other	21,553	14,188
Allowance for doubtful accounts	(33)	(23)

Total current assets	885,546	779,043

Noncurrent assets
Property, plant and equipment
Buildings	182,351	173,307
Structures	101,679	98,784
Machinery and equipment	582,370	550,529
Vessels	4	2
Vehicles	2,009	1,662
Tools, furniture and fixtures	7,844	6,721
Land	318,570	318,334
Lease assets	2,745	1,841
Construction in progress	61,408	91,252

Total property, plant and equipment	1,258,983	1,242,436

Intangible assets
Patent right	0	6
Leasehold right	64	64
Right of trademark	2	2
Software	45,741	40,490
Lease assets	2	0
Other	3,207	3,170

Total intangible assets	49,019	43,734

	(Millions of yen)
	As of March 31, 2009	As of March 31, 2010
Investments and other assets
Investment securities	211,296	283,730
Stocks of subsidiaries and affiliates	483,334	501,266
Investments in capital	7,253	7,218
Investments in capital of subsidiaries and affiliates	19,360	24,651
Long-term loans receivable	154	66
Long-term loans receivable from employees	36	24
Long-term loans receivable from subsidiaries and affiliates	1,997	2,347
Claims provable in bankruptcy, claims provable in rehabilitation and other	38	174
Long-term prepaid expenses	8,103	9,013
Deferred tax assets	83,866	45,902
Prepaid pension cost	37,820	30,443
Other	19,752	25,071
Allowance for doubtful accounts	(648)	(395)

Total investments and other assets	872,366	929,515

Total noncurrent assets	2,180,368	2,215,686

Total assets	3,065,914	2,994,730

	(Millions of yen)
	As of March 31, 2009	As of March 31, 2010
Liabilities
Current liabilities
Accounts payable-trade	131,121	131,885
Short-term loans payable	331,476	372,070
Current portion of bonds	40,000	—
Lease obligations	1,216	888
Accounts payable-other	83,689	63,848
Accrued expenses	90,870	77,281
Income taxes payable	9,580	—
Advances received	11	10
Deposits received	72,661	77,644
Unearned revenue	2,440	2,275
Provision for directors’ bonuses	117	—
Other	2,795	2,425

Total current liabilities	765,981	728,329

Noncurrent liabilities
Bonds payable	20,000	20,000
Long-term loans payable	21,636	18,466
Long-term loans payable to subsidiaries and affiliates	1,189,100	1,103,200
Lease obligations	1,627	1,025
Provision for retirement benefits	76,214	71,500
Provision for special repairs	40,884	33,316
Reserve for treatment of PCB	8,978	8,494
Other	12,462	8,646

Total noncurrent liabilities	1,370,904	1,264,650

Total liabilities	2,136,885	1,992,979

	(Millions of yen)
	As of March 31, 2009	As of March 31, 2010
Net assets
Shareholders’ equity
Capital stock	239,644	239,644
Capital surplus
Legal capital surplus	390,021	390,021
Other capital surplus	—	343
Total capital surplus	390,021	390,365
Retained earnings
Other retained earnings
Reserve for special depreciation	727	3,482
Reserve for overseas investment loss	551	6,712
Reserve for advanced depreciation of noncurrent assets	3,365	3,466
Reserve for special repairs	7,774	9,150
Retained earnings brought forward	307,452	328,116

Total retained earnings	319,871	350,927

Total shareholders’ equity	949,537	980,936

Valuation and translation adjustments
Valuation difference on available-for-sale securities	(20,511)	20,408
Deferred gains or losses on hedges	3	406

Total valuation and translation adjustments	(20,507)	20,814

Total net assets	929,029	1,001,751

Total liabilities and net assets	3,065,914	2,994,730

Note: Figures are rounded down to the nearest million yen.

[Non-consolidated Statements of Income]

	(Millions of yen)
	FY2008 (From April 1, 2008 to March 31, 2009)	FY2009 (From April 1, 2009 to March 31, 2010)
Net sales	2,585,005	1,649,520
Cost of sales
Beginning finished goods	59,220	53,651
Cost of products manufactured	2,120,472	1,551,270
Total	2,179,692	1,604,922
Ending finished goods	53,651	63,621

Total cost of sales	2,126,040	1,541,301

Gross profit	458,964	108,219

Selling, general and administrative expenses	134,422	105,543

Operating income	324,542	2,676

Non-operating income
Interest income	1,375	382
Dividends income	28,867	34,366
Rent income	13,179	13,054
Profit on inventories	12,598	—
Other	4,151	8,824

Total non-operating income	60,171	56,627

Non-operating expenses
Interest expenses	20,282	17,011
Interest on bonds	1,529	1,238
Foreign exchange losses	—	5,960
Loss on retirement of noncurrent assets	12,814	8,479
Other	14,926	9,547

Total non-operating expenses	49,552	42,237

Ordinary income	335,161	17,066

Extraordinary income
Gain on sales of investment securities	13,783	4,544

Total extraordinary income	13,783	4,544

Extraordinary loss
Impairment loss	7,659	—
Loss on valuation of investment securities	58,236	—
Loss on valuation of stocks of subsidiaries and affiliates	29,220	—

Total extraordinary losses	95,116	—

Income before income taxes	253,828	21,610

Income taxes-current	96,828	(1,539)
Income taxes-deferred	15,094	(7,639)

Total income taxes	111,922	(9,179)

Net income	141,905	30,789

Note: Figures are rounded down to the nearest million yen.

[Non-consolidated Statements of Changes in Net Assets]

	(Millions of yen)
	FY2008 (From April 1, 2008 to March 31, 2009)	FY2009 (From April 1, 2009 to March 31, 2010)
Shareholders’ equity
Capital stock
Balance at the end of previous period	239,644	239,644
Changes of items during the period
Total changes of items during the period	—	—

Balance at the end of current period	239,644	239,644

Capital surplus
Legal capital surplus
Balance at the end of previous period	390,021	390,021
Total changes of items during the period
Total changes of items during the period	—	—

Balance at the end of current period	390,021	390,021

Other capital surplus
Balance at the end of previous period	—	—
Total changes of items during the period
Increase by merger	—	343
Total changes of items during the period	—	343

Balance at the end of current period	—	343

Total capital surplus
Balance at the end of previous period	390,021	390,021
Total changes of items during the period
Increase by merger	—	343
Total changes of items during the period	—	343

Balance at the end of current period	390,021	390,365

Retained earnings
Other retained earnings
Reserve for special depreciation
Balance at the end of previous period	94	727
Changes of items during the period
Provision of reserve for special depreciation	692	3,122
Reversal of reserve for special depreciation	(59)	(367)
Total changes of items during the period	632	2,755

Balance at the end of current period	727	3,482

Reserve for overseas investment loss
Balance at the end of previous period	—	551
Changes of items during the period
Provision of reserve for overseas investment loss	551	6,160
Total changes of items during the period	551	6,160

Balance at the end of current period	551	6,712

Reserve for advanced depreciation of noncurrent assets
Balance at the end of previous period	3,363	3,365
Changes of items during the period
Provision of reserve for advanced depreciation of noncurrent assets	2	100
Total changes of items during the period	2	100

Balance at the end of current period	3,365	3,466

Reserve for special repairs
Balance at the end of previous period	6,398	7,774
Changes of items during the period
Provision of reserve for special repairs	1,375	1,375
Total changes of items during the period	1,375	1,375

Balance at the end of current period	7,774	9,150

	(Millions of yen)
	FY2008 (From April 1, 2008 to March 31, 2009)	FY2009 (From April 1, 2009 to March 31, 2010)
Retained earnings brought forward
Balance at the end of previous period	268,108	307,452
Changes of items during the period
Provision of reserve for special depreciation	(692)	(3,122)
Reversal of reserve for special depreciation	59	367
Provision of reserve for overseas investment loss	(551)	(6,160)
Provision of reserve for advanced depreciation of noncurrent assets	(2)	(100)
Provision of reserve for special repairs	(1,375)	(1,375)
Dividends from surplus	(100,000)	—
Net income	141,905	30,789
Increase by merger	—	266
Total changes of items during the period	39,343	20,664

Balance at the end of current period	307,452	328,116

Total retained earnings
Balance at the end of previous period	277,965	319,871
Changes of items during the period
Dividends from surplus	(100,000)	—
Net income	141,905	30,789
Increase by merger	—	266
Total changes of items during the period	41,905	31,055

Balance at the end of current period	319,871	350,927

Total shareholders’ equity
Balance at the end of previous period	907,631	949,537
Changes of items during the period
Dividends from surplus	(100,000)	—
Net income	141,905	30,789
Increase by merger	—	610
Total changes of items during the period	41,905	31,399

Balance at the end of current period	949,537	980,936

Valuation and translation adjustments
Valuation difference on available-for-sale securities
Balance at the end of previous period	50,645	(20,511)
Changes of items during the period
Net changes of items other than shareholders’ equity	(71,156)	40,919
Total changes of items during the period	(71,156)	40,919

Balance at the end of current period	(20,511)	20,408

Deferred gains or losses on hedges
Balance at the end of previous period	(437)	3
Changes of items during the period
Net changes of items other than shareholders’ equity	441	402
Total changes of items during the period	441	402

Balance at the end of current period	3	406

Total valuation and translation adjustments
Balance at the end of previous period	50,207	(20,507)
Changes of items during the period
Net changes of items other than shareholders’ equity	(70,715)	41,321
Total changes of items during the period	(70,715)	41,321

Balance at the end of current period	(20,507)	20,814

	(Millions of yen)
	FY2008 (From April 1, 2008 to March 31, 2009)	FY2009 (From April 1, 2009 to March 31, 2010)
Total net assets
Balance at the end of previous period	957,838	929,029
Changes of items during the period
Dividends from surplus	(100,000)	—
Net income	141,905	30,789
Increase by merger	—	610
Net changes of items other than shareholders’ equity	(70,715)	41,321
Total changes of items during the period	(28,809)	72,721

Balance at the end of current period	929,029	1,001,751

Note: Figures are rounded down to the nearest million yen.

Notes to the Non-consolidated Financial Statements

Significant accounting policies

Item		Previous fiscal year (From April 1, 2008 to March 31, 2009)	Fiscal year under review (From April 1, 2009 to March 31, 2010)
1	Valuation basis and method for securities	Equities and investments in capital of affiliated companies Valued at cost by the moving-average method	Equities and investments in capital of affiliated companies (Same as on the left)

Available-for-sale securities

For which the market values are readily determinable:

Valued at market determined by the average of market prices for one month prior to the consolidated closing date

(Unrealized gains and losses are reported, net of applicable taxes, in a separate component of net assets. The cost of securities sold is determined by the moving-average method.)

Available-for-sale securities For which the market values are readily determinable: (Same as on the left)

		For which the market values are not readily determinable: Valued at cost determined by the moving-average method	For which the market values are not readily determinable: (Same as on the left)

2	Valuation basis and method for inventories	Valued at cost determined by the last-in, first-out method. (The amount posted in the Non-consolidated Balance Sheets is computed by writing down the book value with regard to the inventories for which profitability was clearly declining.)	(Same as on the left)

3	Depreciation method of property, plant and equipment

1)      Property, plant and equipment (excluding lease assets)

Computed by the straight-line method for buildings (excluding building improvements) acquired on or after April 1, 1998; by the declining-balance method for the others

1) Property, plant and equipment (excluding lease assets) (Same as on the left)

2)      Noncurrent assets (excluding lease assets)

Computed by the straight-line method

Capitalized software for internal use is amortized by the straight-line method over the internal useful life (mainly five years).

2) Noncurrent assets (excluding lease assets) (Same as on the left)

Item		Previous fiscal year (From April 1, 2008 to March 31, 2009)	Fiscal year under review (From April 1, 2009 to March 31, 2010)

3)      Lease assets

Leased assets related to finance lease transactions that do not transfer ownership are depreciated using the straight-line method with estimated useful lives equal to lease terms, and zero residual values (Specific amount of residual value be applied instead where the relevant lease agreement stipulates the amount).

3) Lease assets (Same as on the left)

4	Translation basis for assets and liabilities denominated in foreign currencies into yen	Claims and obligations denominated in foreign currencies of foreign subsidiaries are translated into yen at the spot rate of foreign exchange on the consolidated closing date and the resulting translation exchange differences are posted as profits/losses.	(Same as on the left)

5	Accounting basis of provisions and allowances

1)      Allowance for doubtful accounts

An allowance for doubtful accounts is provided for possible losses from uncollectible claims, at the amount calculated based on the actual rate of loss from the bad debt for ordinary claims, and on the estimated recoverability for specific receivables such as doubtful claims.

1) Allowance for doubtful accounts (Same as on the left)

		2) Provision for directors’ bonuses A provision for bonuses to Directors and Corporate Auditors is provided at the estimated amount of payments.	2) Provision for directors’ bonuses (Same as on the left)

3)      Provision for retirement benefits

A provision for retirement benefits for employees is provided at an amount calculated based on the estimated amounts of benefit obligations and pension assets at the end of the fiscal year under review.

Prior service cost is amortized on a straight-line basis over a certain period within an average remaining service period of employees at the time of its occurrence.

3) Provision for retirement benefits (Same as on the left)

Item		Previous fiscal year (From April 1, 2008 to March 31, 2009)	Fiscal year under review (From April 1, 2009 to March 31, 2010)

Actuarial differences are amortized on a straight-line basis from the following fiscal year under review over a certain period within an average remaining service period of employees at the time of its occurrence.

4)      Provision for special repairs

A provision for special repairs is provided at a prorated amount of the estimated expense for the next repair, over the period of that repair, for payment of expenses necessary for upgrading blast furnaces and blast furnace stoves.

4) Provision for special repairs (Same as on the left)

5)      Reserve for treatment of PCB

A reserve for treatment of PCB is provided at the estimated amount of cost for treatment of PCB waste, which is obliged by the “Act on Special Measures Concerning the Promotion of Appropriate Treatment of Polychlorinated Biphenyls (PCB) waste.”

5) Reserve for treatment of PCB (Same as on the left)

6	Hedge accounting method

Hedge accounting method

The deferral hedge accounting method is applied. Certain foreign exchange contracts are subject to appropriation treatment and certain interest rate swaps are subject to special treatment if they satisfy the respective requirements.

Hedge accounting method (Same as on the left)

Item		Previous fiscal year (From April 1, 2008 to March 31, 2009)	Fiscal year under review (From April 1, 2009 to March 31, 2010)

Hedging policy, etc.

The Company conducts hedge transactions, including forward exchange contracts, to cope with risks of currency fluctuations related to export and import transactions. The Company and its consolidated subsidiaries also conduct hedge transactions including interest rate swaps, etc., to cope with risks of interest-rate fluctuations and to reduce interest payments regarding their liabilities (loans and bonds payable, etc.).

Hedging policy, etc.

The Company conducts hedge transactions, including forward exchange contracts, to cope with risks of currency fluctuations related to export and import transactions.

Basic policy on hedge transactions by the Company and its consolidated subsidiaries stipulates that those transactions should be only based on actual demand, and these transactions are conducted pursuant to the internal rules on hedge transactions.

Basic policy on hedge transactions by the Company and its consolidated subsidiaries stipulates that those transactions should be only based on actual demand, and these transactions are conducted pursuant to the internal rules on hedge transactions (“Fund Management Regulations and “Derivative Transaction Regulations”).

7	Accounting method for consumption taxes, etc.	Recorded at amounts exclusive of the consumption tax	(Same as on the left)

8	Application of consolidated tax reporting	Consolidated tax reporting is applied.	(Same as on the left)

Change in accounting policies

Item		Previous fiscal year (From April 1, 2008 to March 31, 2009)	Fiscal year under review (From April 1, 2009 to March 31, 2010)
1	Application of Part 1al amendments to Accounting Standard for Retirement Benefits (Part 3)	—	From the fiscal year under review, “Part 1al Amendments to Accounting Standard for Retirement Benefits (Part 3)” (ASBJ Statement No. 19, July 31, 2008) has been applied. There is no difference accrued in benefit obligations due to this change.

2	Change in valuation basis and method for inventories

Inventories held for ordinary sale had been valued at cost determined by the last-in, first-out method. From the fiscal year under review, the Company has adopted the Accounting Standard for the Measurement of Inventories (ASBJ Statement No. 9, issued on July 5, 2006), thereby those inventories have been valued at cost determined by the last-in, first-out method. (The amount posted in the Non-consolidated Balance Sheets is computed by writing down the book value with regard to the inventories for which profitability was clearly declining.)

Due to this change, operating income, ordinary income and income before income taxes for the fiscal year under review all decreased by ¥4,500 million, respectively.

—

Item		Previous fiscal year (From April 1, 2008 to March 31, 2009)	Fiscal year under review (From April 1, 2009 to March 31, 2010)
3	Accounting method for lease transactions

The Company had previously accounted for its leased assets related to finance lease transactions that do not transfer ownership by an accounting treatment similar to the procedures used for ordinary operating leases. From the fiscal year under review, the Company has adopted the “Accounting Standard for Lease Transactions” (ASBJ Statement No. 13 June 17, 1993 (Business Accounting Council, First Subcommittee), revised March 30, 2007)) and the “Guidance on Accounting Standard for Lease Transactions” (ASBJ Guidance No. 16 (January 18, 1994 (Japanese Institute of Certified Public Accountants, Accounting System Committee), revised March 30, 2007)), thereby applying the same accounting treatment for lease transactions as that for regular purchase/sale transactions.

The impact of this change on operating income, ordinary income and income before income taxes for the fiscal year under review is immaterial.

—

Change in representation method

Previous fiscal year (From April 1, 2008 to March 31, 2009)	Fiscal year under review (From April 1, 2009 to March 31, 2010)

(Non-consolidated Statements of Income)

“Foreign exchange losses,” which had been separately presented under non-operating expenses for the previous fiscal year, has been included in “Other” under non-operating expenses for the fiscal year under review, as it does not exceed ten-hundredths the amount of total non-operating expenses. “Foreign exchange losses” under non-operating expenses for the fiscal year under review amounts to ¥4,106 million.

(Non-consolidated Statements of Income)

1       “Profit on inventories,” which had been separately presented under non-operating income for the previous fiscal year, has been included in “Other” under non-operating income for the fiscal year under review, as it does not exceed ten-hundredths the amount of total non-operating income. “Profit on inventories” under non-operating income for the fiscal year under review amounts to ¥4,268 million.

2       “Foreign exchange losses” under non-operating expenses for the previous fiscal year has been separated and newly represented as an account item, as it exceeds ten-hundredths the amount of total non-operating expenses. “Foreign exchange losses” under non-operating expenses amounted to ¥4,106 million for the previous fiscal year, which had been included in “Other” under non-operating expenses.

Additional information

Item	Previous fiscal year (From April 1, 2008 to March 31, 2009)	Fiscal year under review (From April 1, 2009 to March 31, 2010)
Change in estimated useful lives of property, plant and equipment	From the fiscal year under review, the Company has changed the estimated useful lives of certain machinery and equipment pursuant to the revisions of statutory useful lives in the Corporation Tax Act. Due to this change, depreciation for the fiscal year under review increased by ¥5,579 million, while operating income decreased by ¥5,531 million, ordinary income and income before income taxes by ¥5,540 million, respectively.	—

(Non-consolidated Balance Sheets)

Previous fiscal year (As of March 31, 2009)
1	Accumulated depreciation for property, plant and equipment	¥4,861,295	million

2	Short-term monetary receivables from affiliated companies	¥192,628	million
	Long-term monetary receivables from affiliated companies	¥2,425	million
	Short-term monetary payables to affiliated companies	¥460,486	million
	Long-term monetary payables to affiliated companies	¥1,189,587	million

3	Assets pledged as collateral Investment securities	¥231	million
	Equities of affiliated companies	¥3,641	million
	Investments in capital of affiliated companies	¥580	million
	Secured obligations corresponding to above Short-term loans payable	¥1,189	million
	Long-term loans payable	¥1,728	million
	Below is pledged corresponding to above:
	Investment securities	¥231	million
	Equities of affiliated companies	¥3,641	million
	Investments in capital of affiliated companies	¥580	million

4	Liabilities on guarantees, etc.
	Guarantees are offered on the bonds payable, loans payable to financial institutions, etc., of the following companies.
	JFE Holdings, Inc.	¥248,040	million
	JFE Bars & Shapes Corporation	¥80,128	million
	JFE Metal Products & Engineering Inc.	¥16,725	million
	Other	¥66,212	million

	Total	¥411,105	million

Fiscal year under review (As of March 31, 2010)
1	Accumulated depreciation for property, plant and equipment	¥4,966,083	million

2	Short-term monetary receivables from affiliated companies	¥169,349	million
	Long-term monetary receivables from affiliated companies	¥2,648	million
	Short-term monetary payables to affiliated companies	¥502,955	million
	Long-term monetary payables to affiliated companies	¥1,103,688	million

3	Assets pledged as collateral Equities of affiliated companies	¥3,641	million
	Investments in capital of affiliated companies	¥580	million
	Secured obligations corresponding to above Short-term loans payable	¥1,124	million
	Long-term loans payable	¥604	million
	Below is pledged corresponding to above:
	Equities of affiliated companies	¥3,641	million
	Investments in capital of affiliated companies	¥580	million

4	Liabilities on guarantees, etc.
	Guarantees are offered on the bonds payable, loans payable to financial institutions, etc., of the following companies.
	JFE Holdings, Inc.	¥320,000	million
	JFE Bars & Shapes Corporation	¥73,822	million
	Other	¥68,726	million

	Total	¥462,548	million

(Non-consolidated Statements of Income)

Previous fiscal year (From April 1, 2008 to March 31, 2009)
1	Net sales to affiliated companies amounts to	¥1,256,159	million.
2	Purchase of goods from affiliated companies amounts to	¥734,197	million.
3	Transaction balance with affiliated companies other than for operating transactions amounts to	¥139,312	million.

Fiscal year under review (From April 1, 2009 to March 31, 2010)
1	Net sales to affiliated companies amounts to	¥822,902	million.
2	Purchase of goods from affiliated companies amounts to	¥529,257	million.
3	Transaction balance with affiliated companies other than for operating transactions amounts to	¥136,773	million.

(Tax effect accounting)

Previous fiscal year (As of March 31, 2009)
1	Significant components of deferred tax assets and deferred tax liabilities
Deferred tax assets
	Loss on valuation of stocks of subsidiaries and affiliates	¥49,329	million
	Provision for retirement benefits	¥15,357	million
	Provision for special repairs	¥14,798	million
	Valuation difference on available-for-sale securities	¥12,921	million
	Accrued bonuses	¥10,417	million
	Other	¥31,408	million

Subtotal of deferred tax assets		¥134,233	million

Valuation reserve		¥(26,980	) million

Total of deferred tax assets		¥107,252	million

Deferred tax liabilities
	Reserve for special repairs	¥(4,793	) million

	Reserve for advanced depreciation of noncurrent assets	¥(2,243	) million
	Other	¥(962	)million

	Total of deferred tax liabilities	¥(7,999	) million

	Net amount of deferred tax assets	¥99,253	million

2	Reconciliation of the difference between the statutory tax rate and the effective tax rate
	Statutory tax rate	40.0%
	(Adjustment)
	Valuation reserve, etc.	4.0%

	Tax rate after application of tax effect accounting	44.0%

Fiscal year under review (As of March 31, 2010)
1	Significant components of deferred tax assets and deferred tax liabilities
Deferred tax assets
	Loss on valuation of stocks of subsidiaries and affiliates	¥49,377	million
	Deficit brought forward	¥25,209	million
	Provision for retirement benefits	¥16,422	million
	Provision for special repairs	¥11,986	million
	Other	¥35,942	million

Subtotal of deferred tax assets		¥138,939	million

	Valuation reserve	¥(26,246	) million

Total of deferred tax assets		¥112,692	million

Deferred tax liabilities
	Valuation difference on available-for-sale securities	¥(15,328	) million
	Reserve for special repairs	¥(6,100	) million
	Reserve for overseas investment loss	¥(4,474	) million
	Other	¥(7,177	)million

	Total of deferred tax liabilities	¥(33,081	) million

	Net amount of deferred tax assets	¥79,611	million

2	Reconciliation of the difference between the statutory tax rate and the effective tax rate
	Statutory tax rate	40.0%
	(Adjustment)
	Exclusion of dividends income from gross income, etc.	-82.5%

	Tax rate after application of tax effect accounting	-42.5%

(Per–share Information)

Previous fiscal year (From April 1, 2008 to March 31, 2009)
Net assets per share	¥1,723.07
Net income per share	¥263.19

Consolidated year under review (From April 1, 2009 to March 31, 2010)
Net assets per share	¥1,857.95
Net income per share	¥57.10

(Notes)	1	Diluted net income per share is not presented as no residual securities exist.

	2	Basis for calculation of net assets per share and net income per share is as follows.

		(1) Net assets per share

	(Millions of yen)
	As of March 31, 2009		As of March 31, 2010
Total net assets	929,029		1,001,751
Amount to be deducted from total net assets	—		—
Net assets related to common stock as of the end of the consolidated fiscal year	929,029		1,001,751
Number of shares of common stock as of the end of the consolidated fiscal year used to calculate net assets per share	539,170 (thousand of shares	)	539,170 (thousand of shares	)

(2)	Net income per share

	(Millions of yen)
	Previous fiscal year (From April 1, 2008 to March 31, 2009)		Fiscal year under review (From April 1, 2009 to March 31, 2010)
Net income	141,905		30,789
Amount not attributable to shareholders of common stock	—		—
Net income related to common stock	141,905		30,789
Average number of shares of common stock during the consolidated fiscal year	539,170 (thousand of shares	)	539,170 (thousand of shares	)

(Significant subsequent events)

Not applicable

Translation of a report originally issued in Japanese

Report of Independent Auditors

May 7, 2010

Eiji Hayashida, Representative Director, President and CEO

JFE Steel Corporation

Ernst & Young ShinNihon LLC

Kazunori Tanigami

Certified Public Accountant

Designated and Engagement Partner

Yasuharu Nakajima

Certified Public Accountant

Designated and Engagement Partner

Shin Ichinose

Certified Public Accountant

Designated and Engagement Partner

Yusuke Nakamura

Certified Public Accountant

Designated and Engagement Partner

Pursuant to Article 444, Section 4 of the Companies Act, we have audited the consolidated balance sheet, the consolidated statement of income, the consolidated statement of changes in net assets and the notes to the consolidated financial statements of JFE Steel Corporation (the “Company”) applicable to the fiscal year from April 1, 2009 through March 31, 2010. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position and results of operations of JFE Steel Corporation, which consisted of the Company and consolidated subsidiaries, applicable to the fiscal year ended March 31, 2010 in conformity with accounting principles generally accepted in Japan.

We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

Translation of a report originally issued in Japanese

Report of Independent Auditors

May 7, 2010

Eiji Hayashida, Representative Director, President and CEO

JFE Steel Corporation

Ernst & Young ShinNihon LLC

Kazunori Tanigami

Certified Public Accountant

Designated and Engagement Partner

Yasuharu Nakajima

Certified Public Accountant

Designated and Engagement Partner

Shin Ichinose

Certified Public Accountant

Designated and Engagement Partner

Yusuke Nakamura

Certified Public Accountant

Designated and Engagement Partner

Pursuant to Article 436, Section 2, Paragraph 1 of the Companies Act, we have audited the balance sheet, the statement of income, the statement of changes in net assets, the notes to the financial statements and the related supplementary schedules of JFE Steel Corporation (the “Company”) applicable to the 7th fiscal year from April 1, 2009 through March 31, 2010. These financial statements and the related supplementary schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and the related supplementary schedules based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the related supplementary schedules are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and the related supplementary schedules. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and the related supplementary schedules. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and the related supplementary schedules referred to above present fairly, in all material respects, the financial position and results of operations of Mitsubishi Estate Co., Ltd. applicable to the fiscal year ended March 31, 2010 in conformity with accounting principles generally accepted in Japan.

We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

Corporate Auditors’ Report

Regarding the performance of duties by Directors for the 7th fiscal year, which began April 1, 2009, and ended March 31, 2010, the Board of Corporate Auditors of JFE Steel Corporation., hereby submits its audit report, which has been prepared through discussions based on the audit reports prepared by the respective Corporate Auditors.

1.	Auditing Methods and the Substance Thereof

In compliance with the Corporate Auditors Auditing Rules and auditing plans and based on the assigned tasks and others, each Corporate Auditor has communicated with the Directors and other relevant personnel to collect necessary information and improve the auditing environment. Each Corporate Auditor has audited in the following manner.

1)	Each Corporate Auditor has attended the meetings of the Board of Directors and other important meetings; heard about the execution of their duties from the Directors, the Corporate Officers and other relevant personnel; requested explanations therefrom, as required; examined important kessaisho and associated information; and studied the operations and financial position at the head office and the major offices.

Moreover, each Corporate Auditor has communicated and exchanged information with the Directors, the Corporate Auditors and other relevant personnel of the subsidiaries, received reports on operations therefrom, visited subsidiaries and studied the operations and financial position of the subsidiaries, as required.

2)	Each Corporate Auditor has supervised and verified the substance of the resolution adopted by the Board of Directors with regard to the improvement of the systems stipulated in Article 100, Paragraphs 1 and 3, of the Ordinance for Enforcement of the Companies Act as the systems to ensure compliance of the execution of duties with laws, regulations and the Articles of Incorporation and other requirements to ensure the propriety of business operations, as well as the current situation of in-house systems (internal control systems) that have been improved and operated pursuant to the resolution concerned.

Moreover, each Corporate Auditor has heard about the internal control relative to financial reporting from the Directors and Ernst & Young ShinNihon LLC at the proper time and requested explanations therefrom, as required.

3)	Each Corporate Auditor has supervised and verified whether the Accounting Auditors maintain independence and have done appropriate audits, and have received reports on the execution of their duties and requested explanations, as required, from the Accounting Auditors. In addition, each Corporate Auditor has been notified that “Systems to Ensure Appropriate Execution of Duties” (matters set forth in the respective items of Article 131 of the Company Accounting Ordinance) have been improved in accordance with the “Quality Control Standards for Audits” (Business Accounting Council on October 28, 2005) and others, and requested explanations therefrom, as required.

Kunio Akita was assigned as Corporate Auditor effective April 1, 2010. He conducted the audit for the 7th fiscal year by reviewing pertinent materials under the direction of the current Corporate Auditors and through information obtained from the Directors.

In the manner explained above, the Corporate Auditors and the Board of Corporate Auditors have examined the Business Report, the non-consolidated financial statements (Non-Consolidated Balance Sheet, Non-Consolidated Statement of Income, Non-Consolidated Statement of Changes in Net Assets and Notes to the Non-Consolidated Financial Statements) and supplementary schedules thereof of JFE Steel, as well as the consolidated financial statements (Consolidated Balance Sheet, Consolidated Statement of Income, Consolidated Statement of Changes in Net Assets and Notes to the Consolidated Financial Statements), pertaining to the fiscal year ended March 31, 2010.

2. Audit Results

(1)	Audit results regarding the Business Report, etc.

1)	In our opinion, the Business Report and the supplementary schedules thereof fairly represent JFE Steel’ conditions in accordance with the related laws and regulations and the Articles of Incorporation.

2)	We have found no evidence of wrongful action or material violation of laws, regulations or the Articles of Incorporation by any Directors with regard to the execution of their duties.

3)	In our opinion, the substance of the resolution regarding the internal control systems is fair and reasonable, and has been improved and enhanced continuously. We have found no matters to remark with regard to the execution of duties by the Directors concerning the internal control systems.

(2)	Audit results regarding the non-consolidated financial statements and the supplementary schedules thereof of JFE Steel

In our opinion, the audit methods and results employed and rendered by the Accounting Auditors, Ernst & Young ShinNihon LLC, are fair and reasonable.

(3)	Audit results regarding the consolidated financial statements

In our opinion, the audit methods and results employed and rendered by the Accounting Auditors, Ernst & Young ShinNihon LLC, are fair and reasonable.

May 10, 2010

JFE Steel Corporation
Corporate Auditor (Full-time)	Makoto Shibata
External Corporate Auditor (Full-time)	Koichi Ikeda
Corporate Auditor	Kunio Akita